UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
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RPT Realty
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19 W 44TH STREET, SUITE 1002
NEW YORK, NEW YORK 10036
Dear Shareholder:
We invite you to attend the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of RPT Realty (the “Trust”) virtually via the Internet or by proxy.  The Annual Meeting will be held on Wednesday, April 28, 2021 at 9:00 a.m., Eastern Time.  During the Annual Meeting, shareholders will have the opportunity to vote on each item of business described in the enclosed notice of the Annual Meeting and accompanying proxy statement.
Shareholders may attend and participate in the Annual Meeting virtually via the Internet at www.virtualshareholdermeeting.com/rpt2021 where you will be able to vote electronically and submit questions during the Annual Meeting.  The Annual Meeting will be held solely by means of remote communication in a virtual meeting format only. You will not be able to attend the Annual Meeting physically.  You will only be able to vote electronically and submit questions during the Annual Meeting by using your control number, which will be included on your notice or proxy card (if you received a printed copy of the proxy materials), to log on to the Annual Meeting.
We have elected to furnish proxy materials to you primarily through the Internet, which expedites your receipt of materials, lowers our expenses and conserves natural resources.  On or about March 16, 2021, we mailed to our shareholders of record (other than shareholders who previously requested e-mail or paper delivery of proxy materials) a notice containing their control number, instructions on how to access our 2021 proxy statement and 2020 annual report to shareholders through the Internet and how to vote through the Internet.  The notice also included instructions on how to receive such materials, at no charge, by paper delivery (along with a proxy card) or by e-mail.  Beneficial owners received a similar notice from their broker, bank or other nominee. Please do not mail in the notice, as it is not intended to serve as a voting instrument.  Notwithstanding anything to the contrary, the Trust may send certain shareholders of record a full set of proxy materials by paper delivery instead of the notice or in addition to sending the notice.
Your continued interest and participation in the affairs of the Trust are greatly appreciated.

Sincerely,

/s/ BRIAN L. HARPER
Brian L. Harper
President and Chief Executive Officer
March 16, 2021
Your vote is important. Even if you do not plan to attend the Annual Meeting virtually via the Internet, we urge you to vote promptly to save us the expense of additional solicitation. If you personally attend the Annual Meeting virtually via the Internet, you may revoke your proxy in accordance with the procedures set forth in the accompanying proxy statement and vote during the Annual Meeting.

NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS
APRIL 28, 2021

To the Shareholders of RPT Realty:
Notice is hereby given that the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of RPT Realty (the “Trust”) will be held on Wednesday, April 28, 2021 at 9:00 a.m., Eastern Time.  You may attend the Annual Meeting virtually via the Internet at www.virtualshareholdermeeting.com/rpt2021 by using the control number included with your notice to log on to the Annual Meeting.  The Annual Meeting will be held solely by means of remote communication in a virtual meeting format only. You will not be able to attend the Annual Meeting physically.  The agenda for the Annual Meeting is as follows:
(1)	Elect the seven trustees named in the accompanying proxy statement to serve until the 2022 annual meeting of shareholders and until their successors are duly elected and qualify;
(2)	Ratify the appointment of Grant Thornton LLP as the Trust’s independent registered public accounting firm for the year ending December 31, 2021;
(3)	Approve, on an advisory basis, the compensation of the Trust’s named executive officers;
(4)	Approve the Amended and Restated 2019 Omnibus Long-Term Incentive Plan; and
(5)	Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Trustees of the Trust recommends a vote FOR each of the trustee nominees listed in the accompanying proxy statement, FOR the ratification of Grant Thornton LLP’s appointment, FOR the approval, on an advisory basis, of the compensation of the Trust’s named executive officers and FOR the approval of the Amended and Restated 2019 Omnibus Long-Term Incentive Plan.
The accompanying proxy statement, which forms a part of this Notice of Annual Meeting, contains additional information for your careful review. Shareholders of record of the Trust’s common shares of beneficial interest at the close of business on March 4, 2021 are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

By Order of the Board of Trustees

/s/ HEATHER OHLBERG
Heather Ohlberg
Executive Vice President, General Counsel and Secretary
March 16, 2021
Your vote is important. Even if you plan to attend the Annual Meeting virtually via the Internet, we urge you to vote promptly to save us the expense of additional solicitation. If you attend the Annual Meeting virtually via the Internet, you may revoke your proxy in accordance with the procedures set forth in the accompanying proxy statement and vote during the Annual Meeting.
Important Notice Regarding the Availability of Proxy Materials for Shareholder Meeting to Be Held on April 28, 2021: The Proxy Statement, 2020 Annual Report to Shareholders and Proxy Card are available free of charge at www.proxyvote.com.

PROXY SUMMARY

The following summary provides an overview of the information contained in this proxy statement. Please read this entire proxy statement for more information on each topic discussed in this summary before voting.

VOTING MATTERS

Proposals		Board Voting Recommendation	Page Reference
Proposal 1:	Election of Richard L. Federico, Arthur H. Goldberg, Brian L. Harper, Joanna T. Lau, David J. Nettina, Laurie M. Shahon and Andrea M. Weiss to serve as trustees until the 2022 annual meeting of shareholders and until their successors are duly elected and qualify.	FOR each nominee	12
Proposal 2:	Ratification of the appointment of Grant Thornton LLP as RPT Realty’s independent registered public accounting firm for the year ending December 31, 2021.	FOR	62
Proposal 3:	Approval, on a non-binding basis, of the compensation of the Trust’s named executive officers.	FOR	63
Proposal 4:	Approval of the Amended and Restated 2019 Omnibus Long-Term Incentive Plan.	FOR	64

BOARD NOMINEES

The Board of Trustees (the “Board”) of RPT Realty (“Trust,” “RPT,” “we,” “our” or “us”), based on the recommendation of the Nominating & Governance Committee of the Board, has nominated each of the following seven nominees for election as trustees at the Annual Meeting:
COMMITTEE MEMBERSHIP
Name	Age	Director Since	Audit	Compensation	Nominating & Governance	Executive
Richard L. Federico	66	2018	X ($)	X	—	—
Arthur H. Goldberg	78	1988	X ($)	Chair	—	X
Brian L. Harper	45	2018	—	—	—	X
Joanna T. Lau	62	2019	Chair ($)	—	X	—
David J. Nettina	68	2012	X ($)	—	—	Chair
Laurie M. Shahon	69	2015	X ($)	X	Chair	X
Andrea M. Weiss	65	2018	—	X	X	—
Meetings in 2020			6	8	3	—

($)	Financial Expert

2020 PERFORMANCE PROFILE AND HIGHLIGHTS(1)
2020 was a successful year for RPT in light of the unprecedented health and economic impacts from COVID-19.  RPT strives to deliver consistent and sustainable growth for our shareholders. The following are some highlights of our financial and operating performance in 2020, which represent information as of and for the fiscal year ended December 31, 2020, as applicable, that provide context for the discussion of the compensation of our named executive officers (“NEO”) included in this proxy statement. These include operating funds from operations (“Operating FFO”) per diluted share, which is a non-GAAP financial measure for which reconciliations and other information are set forth on pages 45-46 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.
FINANCIAL HIGHLIGHTS
96.4% PRO-RATA ABR IN TOP 40 MSA’s	92.8% PRO-RATA LEASED RATE	5.8% TOTAL COMPARABLE RENT GROWTH %	$0.78 OPERATING FFO PER DILUTED SHARE
(1)
We present certain financial information on a “pro-rata” basis or including “pro rata” adjustments. Unless otherwise specified, pro-rata financial information includes our proportionate economic ownership of each our unconsolidated joint ventures derived on an entity-by-entity basis by applying the ownership percentage interest used to arrive at our share of the net operations for the period consistent with the application of the equity method of accounting to each of our unconsolidated joint ventures.

COVID-19 HIGHLIGHTS
First identified in December 2019, and subsequently declared a pandemic by the World Health Organization, COVID-19 has significantly impacted the health, safety, and livelihood of people around the world, and brought economic challenges on a global scale to countries, companies and financial markets. RPT took steps throughout the COVID-19 pandemic to mitigate the impact on RPT’s business as well as for the protection of its employees, tenants and communities.

✔	Pro-actively bolstered liquidity in March 2020 by drawing down $225 million on the revolving line of credit, which has since been repaid as the environment has improved.

✔	Suspended all non-essential maintenance capital expenditures, acquisitions, dispositions, development and redevelopment activity to preserve liquidity.

✔
Suspended payment of common dividend following the payment of the first quarter 2020 dividend to bolster liquidity and have since reinstated a $0.075 per share common dividend for the first quarter 2021 as business outlook has improved.

✔	Executive officers voluntarily reduced salaries in response to the pandemic to preserve cash.

✔
Provided tenants with information and resources to identify local, state and federal aid that may be available to support their businesses and employees as well as offered a complimentary tenant concierge service to provide tenants with direct access to law firm that assisted in applying for governmental aid.

✔	Enabled and facilitated curbside pick-up and other tenant initiatives to sustain business during lock downs.

✔	Supported COVID-19 relief efforts through employee and corporate donations.

✔	Negotiated rent deferral arrangements with tenants to help preserve the long-term retail ecosystem.
OTHER HIGHLIGHTS

✔	Obtained first investment grade credit rating from Fitch Ratings, Inc.

✔
Recognized by Commercial Property Executive for Best Investment Transaction Portfolio Category for our joint venture with an affiliate of GIC Private Limited, Singapore’s sovereign wealth fund (“GIC”).

✔
Strategically formed a new retail net lease platform (“RGMZ”) with GIC, Zimmer Partners (“Zimmer”) and Monarch Alternative Capital LP (“Monarch”) to acquire essential and high credit quality retail net lease assets.

✔	Named as one of the Top 20 Cool Places to Work by Crain’s Detroit.

✔	Named a Top Work Place by the Detroit Free Press.

✔	Won the Best and Brightest in Wellness Award for the 8th consecutive year in 2020.
2020 CORPORATE RESPONSIBILITY PROFILE AND HIGHLIGHTS
We continue to advance our commitment to sustainability, with a focus on achieving goals in each of the Environmental, Social and Governance (“ESG”) areas of sustainability. We believe that sustainability initiatives are a vital part of supporting our primary goal to maximize value for our shareholders. To that end, the ESG Committee, a cross-functional and diverse committee comprised of employee representatives throughout RPT, reviews and coordinates RPT’s ESG initiatives. The Board oversees our ESG-related efforts and, in such capacity, receives periodic updates from management on ESG-related topics and provides high-level guidance to our management on these topics.

Environmental
✔
New York corporate office is LEED Silver
✔
Initiated Smart Center pilot program at two shopping centers
✔
Filed first Global Real Estate Sustainability Benchmark assessment in 2020
✔
Completed “green” lease and “green” tenant manual forms
✔
Established initial long term sustainability company-wide goals with regard to the reduction of electricity consumption, water usage, waste and green-house gas emissions:
✔
Reduce electricity consumption in landlord-controlled areas by 25% by 2026 (using 2018 as our baseline)
✔
Reduce common area water consumption by 20% by 2022 (using 2019 as our baseline)
✔
Divert 35% of all shopping center waste from landfills by 2023
✔
Reduce landlord-controlled scope 1 and scope 2 green-house gas emissions at our shopping centers by 25% by 2026 (using 2019 as our baseline)

Social
✔
Comprehensive medical and wellness benefits offered with virtual healthcare options
✔
Work life balance emphasized through competitive time off policies, Summer Friday, work from home programs and paid family leave policies
✔
Committed to improving our communities through philanthropic initiatives offered to our employees and at our shopping centers
✔
Diversity metrics include a 56% female employee population
✔
A Diversity, Equity & Inclusion Committee was formed to oversee ongoing efforts and the attainment of 2021 goals
✔
All employees of the Trust completed unconscious bias training
✔
Established vendor code of conduct policy

Governance
We realize the importance of having a diverse Board comprised of different skill sets, experiences, ages, ethnicity and gender. Starting in 2018, we focused on refreshing the Board to enhance the depth and breadth of experience of our trustees and to add new perspectives. We have achieved this goal by:
✔
Adding two (2) women trustees so that 50% of the Trust’s independent trustees are women
✔
One of only a select few real estate investment trusts with equal representation of women and men as independent trustees
✔
Reducing average trustee tenure from 18 years to 7 years

CORPORATE GOVERNANCE PROFILE
✔	Diversity in trustee composition
✔	Gender balance
✔	Majority voting resignation policy for trustees
✔	Separate Chairman and Chief Executive Officer positions
✔	Board is not staggered, with each of our trustees subject to re-election annually
✔	Trustee share ownership requirements
✔	6 of 7 independent trustees
✔	Anti-hedging and pledging policies
✔	Code of Business Conduct and Ethics
✔	Independent trustees regularly engage in meetings without management
✔	Committee and Board Evaluations
✔	Clawback Policy

19 W 44TH STREET, SUITE 1002
NEW YORK, NEW YORK 10036

PROXY STATEMENT
2021 ANNUAL MEETING OF SHAREHOLDERS
The Board of Trustees (the “Board”) of RPT Realty (the “Trust,” “RPT,” “we,” “our,” or “us”) is soliciting proxies for use at the 2021 annual meeting of shareholders (the “Annual Meeting”) of the Trust and any adjournment or postponement thereof.  The Annual Meeting will be held virtually via the Internet at www.virtualshareholdermeeting.com/rpt2021, on Wednesday, April 28, 2021 at 9:00 a.m., Eastern Time. The Annual Meeting will be held solely by means of remote communication in a virtual meeting format only. Shareholders will not be able to attend the Annual Meeting physically.
On or about March 16, 2021, the Trust mailed to its shareholders of record of the Trust’s common shares of beneficial interest, $0.01 par value per share (the “Shares”), other than shareholders who previously requested e-mail or paper delivery of proxy materials, a notice (the “Notice”) containing instructions on how to access this proxy statement and the Trust’s 2020 annual report to shareholders through the Internet. Beneficial owners received a similar notice from their broker, bank or other nominee.  In addition, on or about March 16, 2021, the Trust and brokers, banks and other nominees began mailing or e-mailing the proxy materials to shareholders of record who previously requested such delivery.  Notwithstanding anything to the contrary in this proxy statement, the Trust may send certain shareholders of record a full set of proxy materials by paper delivery instead of the Notice or in addition to sending the Notice.

ABOUT THE MEETING
What is the purpose of the Annual Meeting?
At the Annual Meeting, shareholders will be asked to vote on the matters outlined in the Notice, including:
•	the election of the seven trustees named in this proxy statement to serve until the 2022 annual meeting of shareholders and until their successors are duly elected and qualify;
•	the ratification of the appointment of Grant Thornton LLP (“Grant Thornton”) as the Trust’s independent registered public accounting firm for the year ending December 31, 2021;
•	the approval, on an advisory basis, of the compensation of our named executive officers; and
•	the approval of the Amended and Restated 2019 Omnibus Long-Term Incentive Plan.
The Board recommends a vote FOR each of the trustee nominees listed in this proxy statement, FOR the ratification of Grant Thornton’s appointment, FOR the approval, on an advisory basis, of the compensation of our named executive officers and FOR the approval of the Amended and Restated 2019 Omnibus Long-Term Incentive Plan.
We are not aware of any other matters that will be brought before the shareholders for a vote at the Annual Meeting.  If any other matter is properly brought before the Annual Meeting, your signed proxy card gives authority to your proxies to vote on such matter in their best judgment.  The proxy holders named in the proxy card will vote as the Board recommends or, if the Board gives no recommendation, in their own discretion.
In addition, the Trust expects that representatives of Grant Thornton will be present at the Annual Meeting and will be available to respond to questions. Such representatives will also have an opportunity to make a statement.

How can I attend the Annual Meeting?
You can attend the Annual Meeting virtually via the Internet or by proxy. The Annual Meeting will be held solely by means of remote communication in a virtual meeting format only. You will not be able to attend the Annual Meeting physically.
Attending and Participating Online.  The Annual Meeting will take place virtually via the Internet at www.virtualshareholdermeeting.com/rpt2021.  Shareholders may vote and submit questions while attending the Annual Meeting virtually via the Internet.  You will need the 12- or 14-digit control number included on your Notice or proxy card (if you received a printed copy of the proxy materials), to enter the Annual Meeting via the Internet. Instructions on how to attend and participate virtually via the Internet, including how to demonstrate proof of Share ownership, are posted at www.virtualshareholdermeeting.com/rpt2021.
Attending by Proxy.  Please see “How can I vote my Shares without attending the Annual Meeting virtually via the Internet?” below.
Who is entitled to vote?
Only record holders of Shares at the close of business on March 4, 2021, which we refer to as the record date, are entitled to receive notice of the Annual Meeting and to vote the Shares that they held at the close of business on the record date at the Annual Meeting.  Each outstanding Share, as of the record date, is entitled to one vote on each matter to be voted upon at the Annual Meeting.
What constitutes a quorum?
The presence at the Annual Meeting, virtually via the Internet or by proxy, of shareholders entitled to cast, on the record date, a majority of all the votes entitled to be cast at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting.  As of the record date, 81,092,507 Shares were issued and outstanding.  Broker non-votes and proxies marked with abstentions or withhold votes, will be counted as present in determining whether or not there is a quorum. A “broker non-vote” occurs when a nominee (such as a custodian or bank) holding Shares for a beneficial owner returns a signed proxy but does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.
What is the difference between holding Shares as a shareholder of record and as a beneficial owner?
Shareholders of Record.  If your Shares are registered directly in your name with the Trust’s transfer agent, American Stock Transfer & Trust Company, you are considered the shareholder of record with respect to those Shares and the applicable proxy materials are being sent directly to you by the Trust.  As the shareholder of record, you have the right to grant your voting proxy directly to the Trust through the enclosed proxy card, through the Internet or by telephone, or to vote in person at the Annual Meeting.
Beneficial Owners.  Many of the Trust’s shareholders hold their Shares through a broker, bank or other nominee rather than directly in their own name.  If your Shares are so held, you are considered the beneficial owner of those Shares, and the applicable proxy materials are being forwarded to you by your broker, bank or other nominee who is considered the shareholder of record with respect to those Shares.  As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote and are also invited to attend the Annual Meeting.  However, since you are not the shareholder of record, you cannot directly vote these Shares at the Annual Meeting unless you obtain a proxy from your broker, bank or other nominee.  Your broker, bank or other nominee has enclosed voting instructions for you to use in directing the broker, bank or other nominee on how to vote your Shares. Please see “How can I vote my Shares at the Annual Meeting?” below.

Why did some shareholders receive a Notice in the mail regarding the Internet availability of proxy materials?
The Trust has elected to furnish proxy materials to you primarily through the Internet, which expedites the receipt of materials, lowers our expenses and conserves natural resources.  Therefore, certain of our shareholders may receive the Notice, which was sent to shareholders on or about March 16, 2021, containing instructions on how to access this proxy statement and the 2020 annual report to shareholders through the Internet. Shareholders who receive the Notice by mail will not receive a printed copy of our proxy materials unless requested in the manner described in the Notice. The Notice explains how to access and review this proxy statement and the 2020 annual report to shareholders, and how you may vote by proxy. Please do not mail in the Notice, as it is not intended to serve as a voting instrument.  For more information on attending the meeting virtually via the Internet, please see “How can I attend the Annual Meeting?” above.
How can I access the Trust’s proxy materials and Annual Report on Form 10-K?
The “Investors—Financial Reports—SEC Filings” section of the Trust’s website, www.rptrealty.com, provides access, free of charge, to Securities and Exchange Commission (“SEC”) reports as soon as reasonably practicable after the Trust electronically files such reports with, or furnishes such reports to, the SEC, including proxy materials, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports.  In addition, a copy of the Trust’s Annual Report on Form 10-K for the year ended December 31, 2020 will be sent to any shareholder, without charge, upon written request sent to: Investor Relations, RPT Realty, 19 W 44th Street, 10th Floor, Suite 1002, New York, New York 10036 or by contacting the Trust at (212) 221-7139.  Further, the SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including the Trust, at www.sec.gov.
As noted above, most shareholders will receive a Notice with instructions on how to view the proxy materials and 2020 annual report to shareholders through the Internet (at www.proxyvote.com).  The Notice includes a control number (which is the same control number as that used to attend the Annual Meeting virtually via the Internet) that must be entered on the Internet in order to view the proxy materials.  The Notice also describes how to receive the proxy materials by paper delivery or e-mail. You can elect to receive future proxy materials by e-mail at no charge if you vote using the Internet and, when prompted, indicate you agree to receive or access shareholder communications electronically in future years.  You may also request additional paper copies without charge by sending a written request to Investor Relations, RPT Realty, 19 W 44th Street, 10th Floor, Suite 1002, New York, New York 10036.
The references to the website addresses of the Trust and the SEC in this proxy statement are not intended to function as a hyperlink and, except as specified herein, the information contained on such websites is not part of this proxy statement and is not incorporated herein.
How can I vote my Shares at the Annual Meeting?
If you attend the Annual Meeting virtually via the Internet, the Trust encourages you to vote your Shares prior to the Annual Meeting. To vote your Shares before the Annual Meeting through the Internet or by attending the Annual Meeting virtually via the Internet, you will need to demonstrate proof of your Share ownership pursuant to the instructions on how to do so as set forth in your Notice or proxy card, as applicable. We reserve the right to determine the validity of any purported proof of Share ownership.
Shareholders of Record.  If you are a shareholder of record and attend the Annual Meeting virtually via the Internet, you can deliver your completed proxy card as discussed in the next question below or vote during the Annual Meeting by ballot in accordance with the instructions on how to participate virtually via the Internet which are posted at www.virtualshareholdermeeting.com/rpt2021.
Beneficial Owners. If you hold your Shares through a broker, bank or other nominee and want to vote such Shares virtually via the Internet at the Annual Meeting, you should follow the instructions at www.virtualshareholdermeeting.com/rpt2021.

How can I vote my Shares without attending the Annual Meeting virtually via the Internet?
If you are a shareholder of record with respect to some or all of your Shares, you can vote those Shares virtually via the Internet at the Annual Meeting as described above or by proxy without attending the Annual Meeting by any of the following methods:
By Mail.  If you received these proxy materials by paper delivery, you may vote your Shares by completing, signing and returning the enclosed proxy card or voting instruction card.  Please do not mail in the Notice as it is not intended to serve as a voting instrument.
By Telephone.  If you received these proxy materials by paper delivery, you may vote by telephone as indicated on your enclosed proxy card or voting instruction card.
Through the Internet.  You may vote before or during the Annual Meeting through the Internet as instructed on your Notice, proxy card, voting instruction card, or e-mail notification.  In order to vote through the Internet, you must enter the control number set forth in your Notice, proxy card, voting instruction card, or e-mail notification.  If you do not have any of these materials and are a shareholder of record, you may contact RPT Investor Relations (telephone number: 212-221-7139) to request a proxy card (which will include your control number) to be mailed to your address on record or an e-mail with your control number to be sent to your e-mail address on record.  If you do not have any of these materials and are a beneficial owner, you must contact your broker, bank or other nominee to obtain your control number.
If you are the beneficial owner of some or all of your Shares you must either direct the bank, broker or other nominee as to how to vote your Shares or obtain a proxy from the bank, broker or other nominee to vote at the Annual Meeting. Please refer to the voter instruction cards used by your bank, broker or other nominee for specific instructions on methods of voting, including using the Internet or by telephone.
Can I revoke my proxy or change my vote?
Shareholders of Record.  You can revoke your proxy or change your vote at any time before the Shares it represents are voted by (1) filing with the Secretary of the Trust either a written notice revoking the proxy, (2) properly submitting a new proxy that is dated later than the original proxy (which automatically revokes the earlier proxy) or (3) virtually attending the Annual Meeting and voting by ballot at the Annual Meeting.  If you attend the Annual Meeting, you may vote virtually whether or not you previously have given a proxy, but your virtual presence (without further action) at the Annual Meeting will not constitute revocation of a previously given proxy. Unless you have received a legal proxy to vote the Shares, if you hold your Shares through a bank, broker or other nominee, only that bank, broker or other nominee can revoke your proxy on your behalf.
Beneficial Owners.  If you hold your Shares through a bank, broker or other nominee, you should contact such person prior to the time such voting instructions are exercised.
What does it mean if I receive more than one proxy card or voting instruction card?
If you receive more than one proxy card or voting instruction card, it means that you have multiple accounts with banks, brokers, other nominees and/or the Trust’s transfer agent.  Please take action with respect to each proxy card and voting instruction card that you receive.
What if I do not vote for some of the items listed on my proxy card or voting instruction card?
Shareholders of Record.  Proxies that are properly executed without voting instructions on certain matters will be voted in accordance with the recommendations of the Board on such matters.
Beneficial Owners.  If you hold your Shares in street name through a broker, bank or other nominee and do not provide voting instructions for any or all matters, such nominee will determine if it has the discretionary authority to vote your Shares.  Under applicable law and New York Stock Exchange (“NYSE”) rules and regulations, brokers have the discretion to vote on routine matters, but do not have discretion to vote on non-routine matters. If you return a signed proxy but do not provide voting instructions with regard to any non-routine proposals, your Shares will be considered “broker non-votes” because the broker will not have discretionary authority to vote thereon.  Therefore, it is very important for you to vote your Shares for each proposal.

What vote is required to approve each proposal assuming a quorum is present?
Proposal 1—Election of Trustees
The seven trustee nominees who receive the most votes cast “FOR” at the Annual Meeting will be elected as trustees.  The Board’s slate of nominees consists of Richard L. Federico, Arthur H. Goldberg, Brian L. Harper, Joanna T. Lau, David J. Nettina, Laurie M. Shahon and Andrea M. Weiss, each nominated for a one-year term ending at the 2022 annual meeting of shareholders.  Withheld votes and broker non-votes will have no effect on the outcome of the vote.
Proposal 2—Ratification of Appointment of Independent Registered Public Accounting Firm
The affirmative vote of a majority of the votes cast at the Annual Meeting will be necessary to ratify the appointment of Grant Thornton as the Trust’s independent registered public accounting firm for the year ending December 31, 2021.  Abstentions will not be counted as votes cast at the Annual Meeting and will have no effect on the outcome of the vote.
Proposal 3—Advisory Approval of the Compensation of Our Named Executive Officers
The affirmative vote of a majority of the votes cast at the Annual Meeting will be necessary to approve, on an advisory basis, the compensation of our named executive officers.  Abstentions and broker non-votes will have no effect on the outcome of the vote.
Proposal 4 — Approval of the Amended and Restated 2019 Omnibus Long-Term Incentive Plan
The affirmative vote of a majority of the votes cast at the Annual Meeting will be necessary to approve the Amended and Restated 2019 Omnibus Long-Term Incentive Plan (the “Amended and Restated 2019 Plan”). Abstentions will be treated as votes cast, thus having the effect of a vote against the proposal, but broker non-votes will have no effect on the outcome of the vote.
Other Matters
If any other matter is properly submitted to the shareholders at the Annual Meeting, its adoption will generally require the affirmative vote of a majority of the votes cast at the Annual Meeting.  The Board does not propose to conduct any business at the Annual Meeting other than as stated above.
How do I find out the voting results?
We intend to disclose the final voting results in a current report on Form 8-K within four business days of the Annual Meeting and may announce preliminary voting results at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMMON SHARES OF BENEFICIAL INTEREST
The following table sets forth information as of March 4, 2021, except as otherwise noted, regarding the number and percentage of Shares beneficially owned by (1) each trustee, nominee for trustee and named executive officer, (2) all of our trustees and executive officers as a group and (3) to our knowledge, each beneficial owner of more than 5% of the outstanding Shares.  Unless otherwise indicated, each owner has sole voting and investment powers with respect to the Shares listed below.
Trustees, Nominees for Trustee and Named Executive Officers (1)	Number of Shares Beneficially Owned (2)		Percent of Shares
Brian L. Harper	638,403		*
Richard L. Federico	36,544		*
Arthur H. Goldberg	68,700	(3)	*
Joanna T. Lau	26,979		*
David J. Nettina	93,163	(4)	*
Laurie M. Shahon	47,474		*
Andrea M. Weiss	32,110		*
Michael P. Fitzmaurice	174,249		*
Timothy Collier	73,855		*
Raymond J. Merk	32,815		*
Heather R. Ohlberg	35,647		*
All Trustees and Executive Officers as a Group (11 Persons)	1,259,939	(5)	1.6%
More Than 5% Shareholders:
BlackRock, Inc.	14,857,627	(7)	18.3%
55 East 52nd Street New York, NY 10055
The Vanguard Group	12,274,846	(6)	15.1%
100 Vanguard Blvd. Malvern, PA 19355
Macquarie Group Limited	7,515,913	(9)	9.3%
50 Martin Place Sydney, New South Wales, Australia
Wellington Management Group LLP	6,780,677	(8)	8.4%
280 Congress Street Boston, MA 02210
Weiss Multi-Strategy Advisers LLC	4,564,212	(10)	5.6%
One State Street, 20th Floor Hartford, CT 06103
State Street Corporation	4,315,508	(11)	5.3%
One Lincoln Street Boston, MA 02111
*less than 1% of the total Shares outstanding.

(1)	Percentages in the table are based on 81,092,507 Shares outstanding as of March 4, 2021, plus for each person, the number of Shares that person has the right to acquire within 60 days after such date.

(2)
Number of Shares beneficially owned includes outstanding Shares and Shares which are not outstanding that the person has the right to acquire within 60 days after the date of this table.  Certain Shares included in this column are currently in the form of restricted Shares, all owned directly by such person, each of which represents the right to receive one Share upon vesting.  During the vesting period, holders of restricted Shares have voting rights as if such restricted Shares were vested. Holdings of restricted Shares are as follows: Brian L. Harper, 514,308 Shares; Richard L. Federico, 14,286 Shares; Joanna Lau, 14,286 Shares; David J. Nettina, 14,286 Shares; Laurie M. Shahon, 14,286 Shares; Andrea M. Weiss, 14,286 Shares; Michael P. Fitzmaurice, 140,783 Shares; Timothy Collier, 51,350 Shares; Raymond J. Merk, 17,790 Shares; and Heather R. Ohlberg, 28,203.

(3)
Includes 48,700 Shares owned by Mr. Goldberg’s wife and 5,000 Shares owned by a pension trust.  Mr. Goldberg disclaims beneficial ownership of the Shares owned by his wife and the trust. Excludes 58,647 Shares deferred under certain of the Trust’s equity incentive plans.

(4)	Includes 4,555 common shares that Mr. Nettina could acquire upon conversion of 7.25% Series D Convertible Perpetual Preferred shares owned by him.
(5)	Includes trustees and executive officers as of March 4, 2021.
(6)
Based on a Schedule 13G/A filed by The Vanguard Group (Vanguard) with the SEC on February 10, 2021. The Vanguard Group has sole voting power with respect to none of the Shares, shared voting power with respect to 253,324 Shares, sole dispositive power with respect to 11,952,563 Shares and shared dispositive power with respect to 322,283 Shares. The percentage of beneficial ownership has been adjusted to reflect our actual Shares outstanding as of the close of business on March 4, 2021.

(7)
Based on a Schedule 13G filed by BlackRock Inc. (BlackRock) with the SEC on January 25, 2021. BlackRock has sole voting power with respect to 14,659,143 Shares, sole dispositive power with respect to 14,857,627 Shares and shared voting and/or dispositive power with respect to none of such Shares. The percentage of beneficial ownership has been adjusted to reflect our actual Shares outstanding as of the close of business on March 4, 2021.

(8)
Based on a Schedule 13G/A jointly filed by Wellington Management Group LLP (Wellington Management Group), Wellington Group Holdings LLP (Wellington Group Holdings), Wellington Investment Advisors Holdings LLP (Wellington Investment Advisors) and Wellington Management Company LLP (Wellington Management Company) with the SEC on February 4, 2021. Each of Wellington Management Group, Wellington Group Holdings and Wellington Investment Advisors has shared voting power with respect to 5,995,350 Shares, shared dispositive power with respect to 6,780,677 Shares and sole voting and/or dispositive power with respect to none of such Shares. Wellington Management Company has shared voting power with respect to 5,949,440 Shares, shared dispositive power with respect to 6,734,767 Shares and sole voting and/or dispositive power with respect to none of such Shares. The percentage of beneficial ownership has been adjusted to reflect our actual Shares outstanding as of the close of business on March 4, 2021.

(9)
Based on a Schedule 13G/A jointly filed by Macquarie Group Limited (Macquarie Group), Macquarie Bank Limited (Macquarie Bank), Macquarie Investment Management Holdings Inc (Macquarie Investment Management), Macquarie Investment Management Business Trust and Macquarie Investment Management Australia Limited with the SEC on February 12, 2021. Each of Macquarie Group and Macquarie Bank has shared voting and/or dispositive power and sole voting and/or dispositive power with respect to none of such Shares. Each of Macquarie Investment Management and Macquarie Investment Management Business Trust has sole voting power with respect to 7,459,990 Shares, sole dispositive power with respect to 7,459,990 Shares and shared voting and/or dispositive power with respect to none of such Shares. Macquarie Investment Management Australia Limited has sole voting power with respect to 26,492 Shares, sole dispositive power with respect to 26,492 Shares and shared voting and/or dispositive power with respect to none of such Shares. The percentage of beneficial ownership has been adjusted to reflect our actual Shares outstanding as of the close of business on March 4, 2021.

(10)
Based on a Schedule 13G jointly filed by Weiss Multi-Strategy Advisers LLC and George A. Weiss with the SEC on February 12, 2021. Each of Weiss Multi-Strategy Advisers LLC with George A. Weiss has shared voting and/or dispositive power with respect to 4,564,212 Shares and sole voting and/or dispositive power with respect to none of such Shares. The percentage of beneficial ownership has been adjusted to reflect our actual Shares outstanding as of the close of business on March 4, 2021.

(11)
Based on a Schedule 13G filed by State Street Corporation (State Street) with the SEC on February 11, 2021. State Street has shared voting power with respect to 3,834,686 Shares, shared dispositive power with respect to 4,315,508 Shares and sole voting and/or dispositive power with respect to none of such Shares. The percentage of beneficial ownership has been adjusted to reflect our actual Shares outstanding as of the close of business on March 4, 2021.

7.25% SERIES D CUMULATIVE CONVERTIBLE PERPETUAL PREFERRED SHARES OF BENEFICIAL INTEREST
The following table sets forth information as of March 4, 2021, except as otherwise noted, regarding the number and percentage of the Trust’s 7.25% Series D Cumulative Convertible Perpetual Preferred Shares of Beneficial Interest, $0.01 par value per share (the “Preferred Shares”), beneficially owned by (1) each trustee, nominee for trustee and named executive officer, (2) all of our trustees and executive officers as a group and (3) to our knowledge, each beneficial owner of more than 5% of the outstanding Preferred Shares.  Unless otherwise indicated, each owner has sole voting and investment powers with respect to the Preferred Shares listed below.
Trustees, Nominees for Trustee and Named Executive Officers (1)	Number of Shares Beneficially Owned	Percent of Shares
David J. Nettina	1,200	*
All Trustees and Executive Officers as a Group (1 Person)	1,200	*
*less than 1% of the total Shares outstanding.
(1)	Percentages in the table are based on 1,849,000 Shares outstanding as of March 4, 2021.
PROPOSAL 1
ELECTION OF TRUSTEES
The Board currently consists of seven trustees, each of whom has a term that expires at the Annual Meeting. Seven trustees are to be elected at the Annual Meeting to serve until the 2022 annual meeting of shareholders and until their successors are duly elected and qualified or until any such trustee’s earlier resignation, retirement or other termination of service.  The seven trustee nominees who receive the most votes cast at the Annual Meeting will be elected as trustees.  The Board, based on the recommendation of the Nominating & Governance Committee of the Board (the “Nominating & Governance Committee”), has nominated each of our current trustees, Richard L. Federico, Arthur H. Goldberg, Brian L. Harper, Joanna T. Lau, David J. Nettina, Laurie M. Shahon and Andrea M. Weiss, for re-election at the Annual Meeting.  Proxies cannot be voted for a greater number of persons than the number of nominees named. The Board recommends that you vote FOR the election of the Board’s nominees.
Each of the seven trustee nominees has consented to serve and has consented to be named in this proxy statement.  If for any reason any of the nominees becomes unavailable for election, the Board may designate a substitute nominee.  In such case, the persons named as proxies in the accompanying proxy card will vote for the Board’s substitute nominee.  Alternatively, the Board may reduce the size of the Board or leave the position vacant.
The nominees for election to the Board are as follows, with ages set forth as of March 4, 2021:
Name	Age	Title
Richard L. Federico	66	Trustee
Arthur H. Goldberg	78	Trustee
Brian L. Harper	45	Trustee; President and Chief Executive Officer of the Trust
Joanna T. Lau	62	Trustee
David J. Nettina	68	Chairman of the Board
Laurie M. Shahon	69	Trustee
Andrea M. Weiss	65	Trustee

TRUSTEE BACKGROUND AND QUALIFICATIONS
As a fully integrated self-administered, publicly-traded real estate investment trust which owns and operates a national portfolio of dynamic open-air shopping destinations principally located in the top U.S. markets, the Trust’s business involves a wide range of real estate, financing, accounting, management and financial reporting matters.  In light of the Trust’s business and structure, the Nominating & Governance Committee considers the experience, mix of skills, independence from management and other qualities of the trustees and nominees to ensure appropriate Board composition.  In particular, the Nominating & Governance Committee believes that trustees and nominees with the following qualities and experiences can assist in meeting this goal:

Senior Leadership Experience
Trustees with experience in significant leadership positions provide the Trust with perspective in analyzing, shaping and overseeing the execution of operational, organizational and strategic issues at a senior level.  Further, such persons have a practical understanding of balancing operational and strategic goals and risk management.

REITs/Real Estate Experience
An understanding of real estate issues, particularly with respect to real estate investment trusts, real estate development, community shopping centers and key tenants, brings critical industry-specific knowledge and experience to the Board.  Education and experience in the real estate industry is useful in understanding the Trust’s acquisition, development, leasing and management of shopping centers and the competitive landscape of its industry.

Retail, Consumer Products and Hospitality/Entertainment Experience
The Board believes that our trustees with experience in the retail, consumer products and hospitality/entertainment segments can provide our management with valuable insight on the industries that are driving demand for retail shopping centers.

Business Entrepreneurship, Transactional and Strategic Planning Experience
Trustees who have a background in high growth companies and transactions can provide insight into developing and implementing strategies for entering into new business segments, partnering in joint ventures and/or growing via mergers and acquisitions.  Further, they have a practical understanding of the importance of “fit” with the Trust’s culture and strategy, the valuation of transactions and business opportunities and management’s plans for integration with existing operations.

Financial, Accounting, Capital Markets and Investment Banking Experience
An understanding of the financial markets, corporate finance, accounting requirements and regulations and accounting and financial reporting processes allows trustees to understand, oversee and advise management with respect to the Trust’s operating and strategic performance, capital structure, financing and investing activities and financial reporting and internal control of such activities.  The Trust seeks to have a number of trustees who qualify as audit committee financial experts and expects all of the trustees to be financially knowledgeable.

Technology
Trustees with significant experience in the technology and technology consulting industries can provide the Trust with valuable insight into technological developments and trends that are impacting the retail industry and can guide the Trust’s management in operational matters that are impacted by evolving technology.

Public Company Board and Corporate Governance Experience
Trustees who serve, or have served, on other public company boards can offer advice and insights with regard to the dynamics and operation of a board of trustees or directors, relationship of a board of trustees or directors to the chief executive officer and other management personnel, importance of a particular agenda or oversight matter and oversight of a changing mix of strategic, operational and compliance-related matters.

Sustainability
Trustees with experience in sustainability issues can provide the Trust with insight related to sustainable development, corporate social responsibility, stakeholder driven goals and corporate accountability in order to achieve transparency and maximize shareholder value and corporate stewardship.

Risk Oversight	Trustees who have experience in identifying, assessing and mitigating risks can provide the Trust with insight regarding compliance matters, market conditions and overall risk profile of the Trust.
The following sets forth the business experience during at least the past five years of each trustee nominee.  The years of trustee service indicated for each trustee nominee include service for the Trust’s predecessors.  In addition, the following includes, for each trustee nominee, a brief discussion of the specific experiences, qualifications, attributes and skills that led to the conclusion that such trustee nominee should serve on the Board in light of the goals set forth above. Each of the trustee nominees listed below is currently a member of the National Association of Corporate Directors (“NACD”).

Richard L. Federico
Richard L. Federico has been a trustee since 2018 and is an independent trustee. Mr. Federico served as Non-Executive Chairman of P.F. Chang’s China Bistro Inc., a causal dining restaurant chain (“P.F. Chang’s”), from February 2016 to March 2019.  He previously served as the Chairman and Chief Executive Officer or Co-Chief Executive Officer of P.F. Chang’s, as applicable, from September 1997 to March 2015 and as Executive Chairman from March 2015 to February 2016.  Mr. Federico joined P.F. Chang’s as President in 1996, when he also began his service on its board of directors.  Prior to joining P.F. Chang’s, Mr. Federico held a number of leadership positions in the restaurant industry including roles at Steak and Ale, Orville Beans and Bennigan’s restaurants as well as Grady’s Goodtimes and Brinker International Restaurants. Mr. Federico has served on the board of directors of Domino’s Pizza, Inc., a NYSE-listed company, since February 2011, and Tastemaker Acquisition Corp., a Nasdaq-listed company, since January 2021.  He also sits on the boards of directors of several private companies in the food industry and was previously the chairman of the board of directors of Jamba, Inc. Mr. Federico is a Founding Director of Chances for Children.
Mr. Federico’s extensive knowledge of the hospitality and food service industries, senior leadership experience and experience as a director of other publicly-traded companies led the Nominating & Governance Committee to conclude Mr. Federico should continue to serve as a member of the Board.
Arthur H. Goldberg
Arthur H. Goldberg has been a trustee since 1988 and is an independent trustee. Mr. Goldberg is currently the Chairman of the Jewish Federation of South Palm Beach County.  Mr. Goldberg was a Managing Director of Corporate Solutions Group, LLC, an investment banking and advisory firm, from 2002 to 2015.  Mr. Goldberg served as President of Manhattan Associates, LLC, a merchant and investment banking firm, from 1994 to 2002 and as Chairman of Reich & Company, Inc. (formerly Vantage Securities, Inc.), a securities and investment brokerage firm, from 1990 to 1993. Mr. Goldberg also has extensive experience serving on the board of directors of public companies, including Avantair, Inc., North Shore Acquisition Corp. and Atlantic Realty Trust.
Mr. Goldberg’s significant investment banking experience, relationships and familiarity with public equity offerings and transactional matters, as well as his knowledge of the Trust based on his 30 plus years of service, led the Nominating & Governance Committee to conclude Mr. Goldberg should continue to serve as a member of the Board.
Brian L. Harper
Brian L. Harper has been a trustee since 2018 and has served as President and Chief Executive Officer of the Trust since June 2018. Prior to joining the Trust, Mr. Harper served as Chief Executive Officer of Rouse Properties, a real estate investment company, where he also served as the Chief Operating Officer from April 2015 to July 2016 and served as Executive Vice President of Leasing and Marketing as well as Executive Vice President of Leasing and Acquisitions from January 2012 to April 2015.  Mr. Harper was previously the Senior Vice President of Leasing for General Growth Properties, a publicly-traded retail real estate investment trust (“REIT”). Mr. Harper has over 20 years of experience in the retail real estate industry, and brings significant expertise in real estate operations, redevelopment and site densification as well as strong relationships with leading retailers.  He has won several awards, including Chain Store Age’s 10 Under 40 in Real Estate. Mr. Harper is Chairman of the board at Autism Speaks.
Mr. Harper’s knowledge of and experience in the retail real estate industry and his role as President and Chief Executive Officer of the Trust led the Nominating & Governance Committee to conclude that Mr. Harper should continue to serve as a member of the Board.
Joanna T. Lau
Joanna T. Lau has been a trustee since 2019 and is an independent trustee. Ms. Lau currently serves as the Chief Executive Officer of Lau Acquisition Corporation d/b/a Lau Technologies, an executive consulting and investment company focused on providing debt and equity financing and consulting to mid-range companies.  Ms. Lau has served in this role since she founded Lau Acquisition Corporation in 1990.  Ms. Lau held leadership positions with Digital Equipment Corporation and General Electric before founding Lau Acquisition Corporation.  Ms. Lau has served as a member of the board of directors of Designer Brands Inc., an NYSE-listed North American footwear and accessories designer, since 2008.  Ms. Lau’s previous public board experience also includes serving on the board of directors of INSO Corporation, ITT Educational Services, Inc., FSI International, Inc., BostonFed Bancorp, Inc. and TD Banknorth Inc.
Ms. Lau’s extensive board experience, strong technological background and retail industry expertise led the Nominating & Governance Committee to conclude that Ms. Lau should continue to serve as a member of the Board.
David J. Nettina
David J. Nettina has served as Chairman of the Board since 2019 and as a trustee since 2012 and is an independent trustee. Mr. Nettina has served as the Managing Principal of Briarwood Capital Group, LLC, since 2001, through which he develops residential and commercial real estate. Mr. Nettina served as the Co-Chief Executive Officer of Career Management, LLC from 2009 to 2013 and has served as Chief Executive Officer since 2013. Prior to 2009, Mr. Nettina served as the President, Chief Financial Officer and Chief Real Estate Officer of American Financial Realty Trust (“AFRT”), a publicly-traded net lease real estate investment trust, from March 2005 to April 2008. From 1997 to 2001, Mr. Nettina served as President and Chief Financial Officer and Chief Operating Officer of SL Green Realty Corp., a publicly-traded real estate investment trust which owns and operates Manhattan commercial office real estate.  Prior to joining SL Green Realty Corp., Mr. Nettina held various executive management positions for more than 11 years with The Pyramid Companies, a developer, owner and operator of 20 regional malls in the Northeast, including serving as the Chief Financial Officer. Prior to his service at The Pyramid Companies, Mr. Nettina served in a number of roles in the consumer banking division of Citicorp. Mr. Nettina also formerly served as the chairman of the board of directors of Mastrioanni Bros., Inc., a privately held commercial banking company in Albany, New York and as a member of the board of directors of Frontera Investment, Inc.
Mr. Nettina’s 34 years of extensive knowledge of the real estate industry and experience as a leader of publicly-traded real estate investment trusts, as well as the other attributes noted above, including with respect to corporate finance, accounting and capital markets, led the Nominating & Governance Committee to conclude Mr. Nettina should continue to serve as a member of the Board.
Laurie M. Shahon
Laurie M. Shahon has been a trustee since 2015 and is an independent trustee. Ms. Shahon is the President of Wilton Capital Group, a private direct investment firm she founded in 1994 that makes principal investments in later-stage ventures and medium-sized buyouts.  She previously held investment banking positions with Morgan Stanley and Salomon Brothers. Ms. Shahon was a director of KCG Holdings, Inc. (and its predecessor) from 2006 until its sale in 2017. She is currently a director of Boston Mutual Life Insurance Company and its wholly-owned subsidiary Life Insurance Company of Boston and New York.  Ms. Shahon is a former Adjunct Professor of Finance at Columbia Business School.  Ms. Shahon has served on the boards of more than ten public companies over the past 25 plus years, including The Bombay Company, Inc., Eddie Bauer Holdings, Inc. and Kitty Hawk Inc.
Ms. Shahon’s significant experience in the financial services, retail and securities industries, as the founder of a private direct investment firm, as a director of other publicly-traded companies as well as her extensive finance and accounting knowledge, combined with the attributes noted above, led the Nominating & Governance Committee to conclude Ms. Shahon should continue to serve as a member of the Board.
Andrea M. Weiss
Andrea M. Weiss has been a trustee since 2018 and is an independent trustee. Ms. Weiss has extensive specialty retail experience having served in several senior executive positions with dELIA*s Inc., The Limited, Inc., Intimate Brands, Inc., Guess, Inc. and Ann Taylor Stores, Inc. She is the Founder and current President and Chief Executive Officer of Retail Consulting, Inc. and has served as its President and Chief Executive Officer since its formation in October 2002.  Ms. Weiss is also the Co-Founder and current Managing Member of The O Alliance LLC, a new branch of Retail Consulting, Inc.  Ms. Weiss has served on the board of directors of Cracker Barrel Old Country Store, Inc. since 2003, Bed, Bath & Beyond since May 2019 and O’Reilly Autoparts since May 2019. Ms. Weiss also serves on several private advisory boards, including as the Chair of Red Apple Stores. Previously, Ms. Weiss served on the boards of directors of Chico’s FAS, Inc., NutriSystem Inc.,  GSI Commerce, Inc., Ediets.com, Inc., The

Pep Boys-Manny, Moe & Jack, Grupo Cortefiel and Brookstone, Inc.  In 2016, Ms. Weiss was named by the NACD as one of America’s Top 100 Directors and in 2017, Ms. Weiss achieved NACD Leadership Board Fellowship status, the highest credential awarded for independent board members.
Ms. Weiss’s significant experience in the specialty retail field, business entrepreneurship experience and service as a director of other publicly-traded companies led the Nominating & Governance Committee to conclude Ms. Weiss should continue to serve as a member of the Board.

The chart below summarizes and highlights characteristics and skills of our trustees that we believe are integral to the long-term success of the Trust, which have been gained by such trustee through his or her current or previous positions.  The characteristics below are taken into account by the Nominating & Governance Committee in conjunction with all other nominee qualifications, but are not deciding factors.
Experience/Skills	Federico	Goldberg	Harper	Lau	Nettina	Shahon	Weiss
Senior Leadership	X	X	X	X	X	X	X
Public CEO/Previous Public CEO Experience	X		X
Risk Oversight	X	X	X	X	X	X	X
REITs/Real Estate		X	X		X	X	X
Asset Management		X	X		X
Capital Markets/Investment Banking		X	X		X	X
Government/Public Policy				X
Financial Literacy	X	X	X	X	X	X	X
Technology				X			X
Public Company Board and Corporate Governance	X	X	X	X	X	X	X
Sustainability	X	X	X	X	X	X	X
Retail Consumer Products and Hospitality/Entertainment	X		X	X	X	X	X
Business Entrepreneurship, Transactional and Strategic Planning	X	X	X	X	X	X	X
Talent Management	X	X	X	X	X	X	X
TRUSTEE INDEPENDENCE
Our Corporate Governance Guidelines provide that a majority of our trustees must qualify as independent for purposes of the NYSE listing standards and the applicable rules promulgated by the SEC. The NYSE listing standards set forth objective requirements for a trustee to satisfy, at a minimum, in order to be determined independent by the Board.  In addition, the NYSE listing standards require the Board to consider all relevant facts and circumstances, including the trustee’s commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others, in making such a determination.  The Board has affirmatively determined, after considering all of the relevant facts and circumstances, including all applicable relationships of which the Board had knowledge, that each of Messrs. Federico, Goldberg, and Nettina and each of Mses. Lau, Shahon and Weiss are independent trustees under the requirements of the NYSE listing standards. In determining that each of Mses. Lau and Weiss qualified as an independent trustee, our Board considered that (1) each serves as a non-employee director for a company which is a tenant at the Trust’s properties, (2) neither Ms. Lau nor Ms. Weiss, as applicable, receives any benefit, directly or indirectly, with regard to payments made by the tenants to the Trust, and (3) the transactions between each of the tenants and the Trust were arms-length transactions undertaken in the ordinary course of business.

The Audit Committee of the Board (the “Audit Committee”), Compensation Committee of the Board (the “Compensation Committee”) and Nominating & Governance Committee are composed entirely of independent trustees.

MAJORITY VOTING RESIGNATION POLICY
Our Corporate Governance Guidelines include a policy approved by the Board to be followed if any trustee nominee in an uncontested election receives a greater number of votes “withheld” from his or her election than votes “for” such election.  In such event, our Corporate Governance Guidelines provide that the applicable trustee shall tender his or her resignation for consideration by the Nominating & Governance Committee.  The Nominating & Governance Committee will recommend to the Board the action to be taken with respect to such resignation.  The Board will disclose its decision with respect to the resignation within 90 days following certification of the shareholder vote.

BOARD MATTERS
THE BOARD OF TRUSTEES
General
The Board has general oversight responsibility of the Trust’s affairs and the trustees, in exercising their fiduciary duties, represent and act on behalf of the shareholders.  Although the Board does not have responsibility for the Trust’s day-to-day management, it stays regularly informed about the Trust’s business and provides guidance to management through periodic meetings and other informal communications.  The Board is significantly involved in, among other things, the Trust’s strategic and financial planning process, leadership development, as well as other functions carried out through the Board committees as described below. The Board, led by the Nominating & Governance Committee, also performs an annual performance review of the Board.
Board Leadership
The Board does not have a specific policy on whether the Chairman should be a non-employee Trustee or if the Chairman and Chief Executive Officer positions should be separate.  In accordance with our Corporate Governance Guidelines, if the Chairman is also the Chief Executive Officer of the Trust, then one of the independent members of the Board will be named as Lead Trustee.  The Board believes either circumstance provides sufficient checks and balances and is appropriate to further the interests of shareholders of the Trust.  Currently, Mr. Nettina, an independent trustee, is the Chairman of the Board, a position he has held since June 2019.
The Board believes that its independent trustees are deeply engaged and provide significant independent leadership and direction given their executive and Board experience. See “Proposal 1—Election of Trustees—Trustee Background and Qualifications”.  The independent trustees are the sole members of the Audit, Compensation and Nominating & Governance Committees, which oversee critical matters of the Trust such as the integrity of the Trust’s financial statements, the compensation of executive management, the nomination and evaluation of trustees and the development and implementation of the Trust’s corporate governance policies and structures.  The independent trustees also meet regularly in executive session without management participation at Board and committee meetings and have access to independent advisors as they deem appropriate.  The executive sessions are chaired by our Chairman who is an independent trustee. Management supports this oversight role through its tone-at-the-top and open communication.
Oversight of Risk Management
The Board is responsible for overseeing the Trust’s risk management process, focusing on the Trust’s general risk management strategy and the most significant risks facing the Trust. This oversight is administered by the Board and its committees primarily through:
•	review and approval of management’s annual business plan and long-term strategic plan;
•
at least quarterly review, including the review and discussion of regular periodic reports to the Board and its committees, of business developments, strategic plans and implementation, liquidity, debt maturities and financial results and the risks related thereto, market conditions, leasing activity, cybersecurity, potential legal claims and various other matters related to our business;

•	oversight of succession planning;
•	oversight of capital spending and financings;
•	direct oversight of specific areas of our business by the Compensation Committee, Audit Committee and Nominating & Governance Committee, including:
◦
the Audit Committee is specifically responsible for discussing with management the guidelines and policies that govern the process by which the Trust’s exposure to risk is assessed and managed and may, as part of this responsibility, discuss or consider major financial risk exposures and the steps management has taken to monitor and control such exposures;

◦
the Audit Committee’s oversight of the Trust’s financial reporting, internal control over financial reporting and its discussions with management and the independent accountants regarding the quality and adequacy thereof, and the Trust’s cybersecurity;

◦	the Nominating & Governance Committee’s leadership with respect to the corporate governance policies of the Trust and the self-evaluation assessments of the Board and committees; and
◦
the Compensation Committee’s review and approvals regarding executive officer compensation and its relationship to the Trust’s business plan, as well its review of compensation plans generally and the related risks;

•
regular periodic reports from our auditors and other outside consultants regarding various areas of potential risk, including, among others, those relating to our qualification as a real estate investment trust; and

•	the required approval by the Board (or a designated committee thereof) of certain transactions and investments including, among others, acquisitions, dispositions and developments.

The Board also relies on management to bring significant matters affecting the Trust to its attention.

Given its role in the risk oversight of the Trust, the Board believes that any leadership structure that it adopts must allow it to effectively oversee the management of the risks relating to our operations. Although there are different leadership structures that could allow the Board to effectively oversee the management of such risks, and while the Board believes its current leadership structure enables it to effectively manage such risks, it was not the primary reason the Board selected its current leadership structure over other potential alternatives.

See the discussion under the heading “—Board Leadership” above for a discussion of why the Board has determined that its current leadership structure is appropriate.
Oversight of Environmental, Social and Governance (“ESG”) and Other Key Areas
We continue to advance our commitment to sustainability, with a focus on achieving goals in each of the Environmental, Social and Governance (“ESG”) areas of sustainability. We believe that sustainability initiatives are a vital part of supporting our primary goal to maximize value for our shareholders. The Board oversees our ESG-related efforts and, in such capacity, receives periodic updates from management on ESG-related topics and provides high-level guidance to our management on these topics.
RPT is committed to continually improving upon a culture that promotes empowerment, transparency and excellence. We strive to make RPT an inclusive and safe workplace, with opportunities for our employees to grow and develop in their careers. To facilitate the attraction, retention, and promotion of a talented and diverse workforce, we provide competitive compensation, best in class benefits and health and wellness programs.
Our compensation package includes base salaries, annual bonuses, share awards and participation in a 401(k) Plan that includes a company match. Our comprehensive benefits package offers flexible and convenient health care options such as health insurance benefits, health savings and flexible spending accounts that include a company contribution. We are also committed to work-life balance though our flexible work initiatives, generous time off policies and paid family leave programs.  Numerous wellness programs and corporate challenges are offered, whereby employees are encouraged to incorporate healthy habits into their daily routines. In response to the COVID-19 pandemic, we implemented significant changes that we determined were in the best interest of our employees and which comply with government regulations. This includes requiring our employees to work from home and implementing additional safety measures for employees continuing to work on-site and those returning to the office upon reopening as permitted by applicable government mandates. Throughout the pandemic we have emphasized the importance of mental wellness and have offered education and services to ensure the wellbeing of our employees.  Additionally, RPT supports philanthropic initiatives and partners with organizations that are committed to improving the overall quality of life in our communities. Each month, we support a local community organization through charitable giving and/or volunteerism.  Finally, in 2020 RPT demonstrated its commitment to maintaining an inclusive and safe work environment through unconscious bias training of all employees and the formation of a committee to oversee the Company’s ongoing diversity, equity, and inclusion efforts.

In 2019, we established our initial long-term sustainability goals with regard to the reduction of electricity consumption, water usage and waste diversion, focusing on our objectives of safeguarding the environment while improving the energy efficiency of our portfolio and lowering operating costs. In 2020 we added green-house gas emission reduction to our long-term goals.  Our long-term sustainability goals are as follows:

•	reduce electricity consumption in landlord-controlled areas by 25% by 2026 (2018 base year) by installing LED lighting at our shopping centers by 2025;
•	reduce common area water consumption by 20% by 2022 (2019 base year); saving $100,000 and 15 million gallons of water annually;
•	divert 35% of all shopping center waste from landfills by 2023; and
•	Reduce landlord-controlled scope 1 and scope 2 green-house gas emissions at our shopping centers by 25% by 2026 (2019 base year).

Additionally, our New York corporate office is LEED Silver and we started a Smart Center pilot program at two of our centers. In 2020, we filed RPT’s first Global Real Estate Sustainability Benchmark assessment, providing more transparency regarding our sustainability polices, initiatives and performance.

Further, we realize the importance of having a diverse Board comprised of different skill sets, experiences, ages, ethnicity and gender. Starting in 2018, we focused on refreshing the Board electing three new trustees, two of which are women, to the Board. In doing so, we reduced average trustee tenure from 18 years to 7 years and significantly enhanced the depth and breadth of experience of existing trustees, adding experience in the retail, technology and hospitality sectors.  As a result of these trustee transitions, 50% of RPT’s independent trustees are women.
Prohibition on Hedging and Pledging
The Trust has adopted an anti-hedging and pledging policy that prohibits its trustees and executive officers from (1) purchasing any financial instrument or entering into any transaction that is designed to hedge or offset any decrease in the market value of the Shares or other equity securities, and (2) pledging, hypothecating or otherwise encumbering Shares or other equity securities as collateral for indebtedness, including holding such Shares in a margin account.  The Trust does not have any practices or policies regarding the ability of any other employees to purchase financial instruments or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Trust’s equity securities.
Meetings
In 2020, the Board held twenty-five meetings. Independent trustees generally hold scheduled executive sessions in which independent trustees meet without the presence of management. These executive sessions generally occur around regularly scheduled meetings of the Board.
Trustees are expected to regularly attend Board and the appropriate Board committee meetings. Each trustee attended at least 75% of the aggregate of (1) the total number of meetings of our Board in 2020 held during the period for which he or she has been a trustee and (2) the total number of meetings in 2020 of all committees of our Board on which the Trustee served during the periods that he or she served. We do not have a policy with regard to Board members’ attendance at annual shareholder meetings; however, all of the trustees attended the 2020 annual meeting of shareholders.

COMMITTEES OF THE BOARD
The Board has delegated various responsibilities and authority to Board committees and each committee regularly reports on its activities to the Board. Each committee, except the Executive Committee, has regularly scheduled meetings and is comprised exclusively of independent trustees, in accordance with the NYSE listing standards. The Audit, Compensation and Nominating & Governance Committees operate under written charters approved by the Board, which are reviewed annually by the respective committees and the Board and are available on the Trust’s website under “Investors—Corporate Governance—Governance Documents” at www.rptrealty.com. From time to time, the Board also may create additional committees for such purposes as the Board may determine. The table below sets forth the current membership and 2020 meeting information for the four standing committees of the Board:
Name	Audit	Compensation	Nominating & Governance	Executive
Richard L. Federico	X	X	—	—
Arthur H. Goldberg	X	Chair	—	X
Brian L. Harper	—	—	—	X
Joanna T. Lau	Chair	—	X	—
David J. Nettina	X	—	—	Chair
Laurie M. Shahon	X	X	Chair	X
Andrea M. Weiss	—	X	X	—
Meetings in 2020	6	8	3	—

Audit Committee
We have adopted an Audit Committee charter, which details the principal functions of the Audit Committee, including oversight related to:
•	the Trust’s accounting and financial reporting process;
•	the integrity of the Trust’s financial statements;
•	the Trust’s system of disclosure controls and procedures and internal control over financial reporting;
•	the performance of the Trust’s internal audit function;
•	the Trust’s compliance with financial, legal and regulatory requirements; and
•	the Trust’s overall risk assessment and management.

The Audit Committee is also responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The Audit Committee also prepares the Audit Committee Report required by SEC regulations to be included in this proxy statement. See “Audit Committee Disclosure” and “Report of the Audit Committee” for additional information on the responsibilities and activities of the Audit Committee.
The Board has determined that each of Messrs. Federico, Goldberg and Nettina and Mses. Lau and Shahon qualifies as an “audit committee financial expert” as that term is defined in the rules of the SEC based on the relevant experience of each set forth under “Proposal 1—Election of Trustees—Trustee Background and Qualifications.” The qualification as an “audit committee financial expert” does not impose upon such person any duties, obligations or liabilities that are greater than are generally imposed on such person as a member of the Audit Committee and the Board, and such designation does not affect the duties, obligations or liabilities of any other member of the Audit Committee or the Board.

Compensation Committee
We have adopted a Compensation Committee charter, which details the principal functions of the Compensation Committee, including:
•
reviewing and approving corporate goals and objectives relating to the compensation of the Trust’s Chief Executive Officer, evaluating the performance of the Trust’s Chief Executive Officer in light of these goals and objectives and determining and approving the compensation of the Trust’s Chief Executive Officer based on such evaluation;

•	determining and approving the compensation of all executive officers of the Trust;
•	reviewing, implementing and administering the Trust’s equity-based and incentive plans;
•	reviewing the Trust’s executive compensation policies and plans;
•	assisting management in complying with the Trust’s proxy statement and annual report disclosure requirements;
•	producing a report on executive compensation to be included in the Trust’s annual proxy statement; and
•	recommending changes, if appropriate, to the compensation of non-employee directors.
See “Compensation Discussion and Analysis” and “Compensation Committee Report” for additional information on the responsibilities and activities of the Compensation Committee.

Nominating & Governance Committee

We have adopted a Nominating & Governance Committee charter, which details the principal functions of the Nominating & Governance Committee, including:
•	identifying and recommending to the Board qualified candidates for election as trustees and recommending nominees for election as trustees at the annual shareholders meeting;
•	overseeing the evaluation of the Board;
•	serving in an advisory capacity to the Board and Chairman of the Board on matters of organizational and governance structure of the Trust and the conduct of the Board;
•	developing and recommending to the Board corporate governance guidelines and fulfilling the responsibilities assigned to it under such guidelines;
•	annually reviewing and making recommendations to the Board regarding revisions to the Corporate Governance Guidelines; and
•	developing and recommending to the Board a Code of Business Conduct and Ethics.

Identification of Trustee Candidates
The Nominating & Governance Committee identifies individuals qualified to become members of the Board and recommends that the Board select the nominees for the Board for the annual shareholders meeting. The Nominating & Governance Committee establishes criteria for the selection of new Board members, including specific minimum qualifications that the Nominating & Governance Committee believes must be met by recommended nominees, and any specific qualities or skills that the Nominating & Governance Committee believes are necessary for one or more of the Board members to possess. See “Proposal 1—Election of Trustees—Trustee Background and Qualifications” for a discussion of  the experience, mix of skills, independence from management and other qualities of the trustees and nominees that the Nominating & Governance Committee considers, in light of the Trust’s business and structure, to ensure appropriate Board composition.
The Nominating & Governance Committee does not solicit trustee nominations, but will consider nominee recommendations by shareholders with respect to elections to be held at an annual meeting, so long as such recommendations are timely made and otherwise in accordance with the Trust’s Amended and Restated Bylaws (the “Bylaws”) and applicable law. The Nominating & Governance Committee will apply the same standards in considering candidates submitted by shareholders as it does in evaluating candidates submitted by members of the Board. Any recommendations by shareholders are to follow the procedures outlined under “Additional Information—Presentation of Shareholder Proposals and Nominations at 2022 Annual Meeting” in this proxy statement and should provide the reasons supporting a candidate’s recommendation, the candidate’s qualifications and the candidate’s written consent to being considered as a trustee nominee.
Executive Committee
The Executive Committee is permitted to exercise all of the powers and authority of the Board, except as limited by applicable law and the Bylaws.

CORPORATE GOVERNANCE
The Board and management are committed to responsible corporate governance to ensure that the Trust is managed for the benefit of its shareholders. To that end, the Board and management periodically review and update the Trust’s corporate governance policies and practices as appropriate or required by applicable law, the NYSE listing standards or SEC regulations.
Code of Business Conduct and Ethics and Guidelines on Corporate Governance
The Trust has adopted a Code of Business Conduct and Ethics which sets forth basic principles to guide the conduct of trustees and the Trust’s employees, including its principal executive officer, principal financial officer, principal accounting officer or controller and persons serving similar functions. The code covers numerous topics including illegal or unethical behavior, conflicts of interest, compliance with laws, accounting and financial reporting practices, harassment, corporate opportunities and confidentiality. A copy of the Trust’s Code of Business Conduct and Ethics is available on the Trust’s website under “Investors—Corporate Governance—Governance Documents” at www.rptrealty.com. Any waiver or material amendment that relates to the trustees or certain executive officers of the Trust will be publicly disclosed in such subsection on the Trust’s website within four business days of such action.
The Trust has also adopted Corporate Governance Guidelines, which address, among other things, a trustee’s responsibilities, qualifications (including independence), compensation and access to management and advisors. The Nominating & Governance Committee is responsible for overseeing and reviewing these guidelines and recommending any changes to the Board. A copy of the Trust’s Corporate Governance Guidelines is available on the Trust’s website under “Investors—Corporate Governance—Governance Documents” at www.rptrealty.com.
A copy of the Trust’s committee charters, Code of Business Conduct and Ethics and Corporate Governance Guidelines will be sent to any shareholder, without charge, upon written request sent to the Trust’s executive offices: Investor Relations, RPT Realty, 19 W 44th Street, 10th Floor, Suite 1002, New York, New York 10036.

TRUSTEE COMPENSATION
The Compensation Committee and Board believe that trustees should receive a mix of cash and equity. Compensation paid to the non-employee trustees is intended to provide incentives to such persons to continue to serve on the Board, to further align the interests of the Board and shareholders and to attract new trustees with outstanding qualifications. Trustees who are employees or officers of the Trust or any of its subsidiaries do not receive any compensation for serving on the Board or any committees thereof; therefore, Mr. Harper is excluded from the trustee compensation table below.
2020 Non-Employee Trustee Annual Cash Retainer and Meeting Fees
In 2020, each non-employee trustee received an annual cash retainer equal to approximately $60,000 and an annual equity retainer, consisting of a grant of restricted Shares, valued at approximately $100,000 (or 14,286 restricted Shares). The restricted Shares were granted on July 1, 2020 and vest in full on the first anniversary of the grant date. The chair of each of the Audit Committee, Compensation Committee, Nominating & Governance Committee received additional cash retainers of $25,000, $15,000 and $15,000, respectively. Mr. Nettina, in his capacity as Chairman of the Board, also received an additional annual cash retainer of $100,000. The cash retainers are payable in quarterly installments and are prorated to reflect service on the Board and in the applicable role. The Trust also reimburses all trustees for expenses incurred in connection with attending any meetings or performing their duties as trustees. There were no additional fees paid per meeting attended.
Share Ownership Guidelines
The Trust’s Share ownership guidelines for non-employee trustees require such persons to hold directly a number of Shares (including unvested restricted Shares) having a market value no less than three times the then current annual Share grant denominated in Shares for all trustees. New trustees have a five-year period to comply with the guidelines. The Compensation Committee reviews the minimum equity holding level and other market trends and practices on a periodic basis. The Compensation Committee has confirmed that all trustees currently satisfy the guidelines or are within the time period to become compliant.
Deferred Fee Plan
The Trust maintains a Deferred Fee Plan for trustees. A trustee may elect to defer the annual retainer (including any fees paid to a trustee for serving as chairman of a committee or the Board) earned for services provided during a subsequent calendar year (“Deferral Year”) by completing and filing a proper deferred fee agreement with the Secretary of the Trust no later than December 31 of the year prior to the Deferral Year. Any Shares deferred will be credited to a deferred share account and will be entitled to receive distributions, which at the Trustee’s election will either be paid in cash or will be reinvested in Shares. A trustee may modify or revoke his or her existing fee deferral election only on a prospective basis, only for fees to be earned in a subsequent calendar year and only if such trustee executes a new deferred fee agreement or revokes his or her existing deferred fee agreement in writing by December 31 of the year preceding the calendar year for which such modification or revocation is to be effective. The trustee must elect the end of the deferral period at the time of such election and, except for limited circumstances, no trustee shall have any right to make any early withdrawals from the trustee’s deferred fee accounts.

2020 Trustee Compensation Table

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)(3)	Total ($)
Richard L. Federico	60,000	100,002	160,002
Arthur H. Goldberg	75,000	100,002	175,002
Joanna T. Lau	85,000	100,002	185,002
David J. Nettina	160,000	100,002	260,002
Laurie M. Shahon	75,000	100,002	175,002
Andrea M. Weiss	60,000	100,002	160,002

(1)	Represents amounts earned in 2020 with respect to the cash retainers.
(2)
Represents the aggregate grant date fair value of restricted Share awards granted during the year ended December 31, 2020, calculated as the closing price per Share on the NYSE on July 1, 2020 (i.e., $7.00) multiplied by the number of Shares granted. As of December 31, 2020, each of the non-employee trustees held 14,286 unvested restricted Shares or deferred Shares, as applicable, that had been granted by us as trustee compensation. As of December 31, 2020, none of the non-employee trustees held any unexercised options.

(3)	In 2020, Mr. Goldberg elected to defer his entire equity retainer under the Trust’s Deferred Fee Plan for Trustees.

COMMUNICATION WITH THE BOARD
Any shareholder or interested party who desires to communicate with the Board or any specific trustee(s) can write to the Board at the following address: Board of Trustees, c/o Secretary, RPT Realty, 19 W 44th Street, 10th Floor, Suite 1002, New York, NY 10036. All communications received by the Trust’s Secretary which are addressed to the Board or a Board committee will be forwarded directly to the members of the Board.
Shareholders, Trust employees, officers, trustees or any other interested persons who have concerns or complaints regarding accounting or auditing matters of the Trust are encouraged to contact, anonymously or otherwise, the Chair of the Audit Committee (or any trustee who is a member of the Audit Committee) at the address above. Such submissions will be treated confidentially.

EXECUTIVE OFFICERS
The executive officers of the Trust serve at the pleasure of the Board. The executive officers of the Trust as of the record date are as follows:
Name	Age	Title
Brian L. Harper	45	Trustee; President and Chief Executive Officer
Michael P. Fitzmaurice	42	Executive Vice President and Chief Financial Officer
Timothy Collier	47	Executive Vice President - Leasing
Heather R. Ohlberg	41	Executive Vice President, General Counsel and Secretary
Raymond J. Merk	61	Senior Vice President and Chief Accounting Officer
See “Proposal 1—Election of Trustees—Trustee Background and Qualifications” for biographical and other information regarding Mr. Harper.
Michael P. Fitzmaurice
Michael P. Fitzmaurice has been Executive Vice President and Chief Financial Officer since June 2018. Mr. Fitzmaurice was employed with Retail Properties of America, Inc., an NYSE-listed retail shopping center REIT, as Senior Vice President of Finance from September 2017 to June 2018, Vice President of Capital Markets & Investor Relations from January 2017 to September 2017 and Vice President of Finance from August 2012 to January 2017. Prior to Retail Properties of America, Inc., Mr. Fitzmaurice spent 11 years at General Growth Properties, a publicly-traded retail REIT that was taken private in 2018, in various finance, capital markets and accounting roles. In addition, Mr. Fitzmaurice spent two years with Equity Office Properties as a Manager with the Investments/Due Diligence team. Mr. Fitzmaurice received his B.S. in finance from the University of Illinois at Chicago.
Timothy Collier
Timothy Collier has served as Executive Vice President of Leasing since August 2018. Mr. Collier has over 21 years of experience in the real estate industry and was formerly with Acadia Realty Trust, a NYSE-listed equity REIT, serving most recently as their Senior Vice President of Leasing from January 2016 to August 2018, Vice President of Leasing from January 2013 to December 2015, and Director of Leasing from May 2011 to December 2012.  Mr. Collier has also worked at Kimco Realty and Pyramid Management Group in various leasing roles. Mr. Collier received his B.A. from State University of New York at Oswego, is a Licensed Real Estate Salesperson in the Commonwealth of Massachusetts and a member of the ICSC.
Heather R. Ohlberg
Heather R. Ohlberg has served as Executive Vice President General Counsel and Secretary of the Trust since May 2020. From February 2019 until May 2020, Ms. Ohlberg was Senior Vice President Legal Counsel and Secretary of the Trust. Prior to joining RPT, Ms. Ohlberg served as Senior Vice President, Legal Leasing & Real Estate for Brookfield Properties’ retail division (formerly Rouse Properties) from February 2017 to September 2018. Ms. Ohlberg previously spent six years as an Associate and Counsel at Tarter Krinsky & Drogin LLP in the Real Estate, Retail and Construction Departments and was Co-Chair of the Hospitality and Restaurant Group. Ms. Ohlberg is a graduate of the Maurice A. Deane School of Law at Hofstra University and received her B.A from the State University of New York at Albany.
Raymond J. Merk
Raymond J. Merk served as the Trust’s acting principal financial officer from April 2018 to June 2018 and has served as the Trust’s Chief Accounting Officer since March 2017, having joined the Trust, originally on an interim basis, in September 2016. Prior to joining the Trust, Mr. Merk worked as an independent consultant since June 2016 and as a consultant for Robert Half International Inc., a global human resource consulting firm, from June 2015 through May 2016.  From April 2010 through April 2013, Mr. Merk was the vice president of finance for DynaVox Systems, LLC. Mr. Merk served as Chief Financial Officer and corporate secretary of DynaVox Systems, LLC from May 2013 through May 2015. In addition, Mr. Merk served as the Chief Financial Officer and corporate secretary of DynaVox Inc.,  DynaVox Systems Holdings, LLC and DynaVox Intermediate LLC, the holding company parents of DynaVox Systems, LLC, from May 2013 through March 2014.  DynaVox Inc., DynaVox Systems Holdings, LLC, and DynaVox Intermediate LLC filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in April 2014.  Mr. Merk holds a B.S. in Business Administration from Ohio Northern University. Mr. Merk is a Certified Public Accountant.

COMPENSATION DISCUSSION AND ANALYSIS
This section of the proxy statement explains how the Trust’s compensation programs are designed and operated in practice with respect to our named executive officers. In this “Compensation Discussion and Analysis,” we refer to our President and Chief Executive Officer, Brian L. Harper, our Executive Vice President and Chief Financial Officer, Michael P. Fitzmaurice, our Executive Vice President-Leasing, Timothy Collier, our Executive Vice President, General Counsel and Secretary, Heather R. Ohlberg and our Senior Vice President and Chief Accounting Officer, Raymond J. Merk, collectively, as our named executive officers.

EXECUTIVE SUMMARY
Key Highlights
First identified in December 2019, and subsequently declared a pandemic by the World Health Organization, COVID-19 has significantly impacted the health, safety and livelihood of people around the world, and brought economic challenges on a global scale to countries, companies and financial markets. As a result, all of the Trust’s operations and achievements during 2020 must necessarily be viewed through the lens of these disruptions. The following are key highlights of our 2020 compensation program for our named executive officers:
•
Liquidity. Both before and after the onset of the COVID-19 pandemic, the Trust took forward-thinking and decisive action to secure its balance sheet. By extending debt maturities, executing a transformational joint venture with GIC, proactively drawing down its previously unused line of credit, suspending all non-essential investment activity, obtaining its first investment grade credit rating, suspending payment of its common dividend and instituting voluntary executive salary reductions, the Trust is charting a course through an unprecedently turbulent period while positioning the Trust for future success.

•
Retention. The Trust entered into new employment agreements with Messrs. Harper and Fitzmaurice in June 2020, securing long-term commitments from key executives who, along with all of the Trust’s employees and senior management team, were instrumental in guiding the Trust through 2020 and all of its challenges. Through the extension of the performance periods for performance-based awards granted to each executive in connection with their hiring in 2018 and new extension awards granted in 2020, both of these executives are strongly aligned with the performance of the Trust and shareholder value for many years to come.

•
Retail Real Estate Platform Formation. During 2020, even while navigating an environment of near-constant upheaval, the Trust laid the groundwork for the innovative RGMZ real estate platform that was formed in collaboration with GIC, Zimmer and Monarch to acquire essential and high credit quality retail net lease assets. RGMZ, which launched during the first quarter of 2021, will capitalize on current market demand for net lease and essential tenant properties. This new platform is just one example of the Trust’s creative, forward-thinking approach to its business that seeks to turn trends in the already shifting real estate landscape, many of which were substantially accelerated by the COVID-19 pandemic, into opportunities for growth.

•
Strong Say-on-Pay Support. We have consistently had strong shareholder support for our say-on-pay proposals, including the proposal submitted at the 2020 annual meeting of shareholders. The Compensation Committee has considered the results of these votes and viewed them as indicative of shareholders’ overall satisfaction with the manner in which we compensate our named executive officers. Although, for 2020, we adapted the structure of our compensation program in response to the circumstances of the COVID-19 pandemic, our core compensation philosophy remains unchanged, and we believe that each of the compensation decisions made for 2020 reflect the same spirit and principles that have garnered such strong support from shareholders year after year.

KEY COMPENSATION PRACTICES
WHAT WE DO
✔	Pay for performance and create alignment with shareholders
✔	Include rigorous hurdles in our incentive plans
✔	Pay a significant percentage of total compensation for our CEO and other named executive officers in equity
✔	Follow robust equity ownership guidelines for our trustees and named executive officers
✔	Adopted a clawback policy with respect to incentive payments
✔	Require a double trigger for cash severance and vesting of equity awards in connection with a change in control

WHAT WE DON’T DO
X	No dividends or distributions paid on unvested equity awards
X	No excise tax gross-up provisions
X	No single trigger cash severance or accelerated vesting of equity awards in connection with a change in control
X	Don’t allow trustees or officers to hedge or pledge our securities
OVERVIEW OF THE 2020 COMPENSATION PROGRAM
The following table sets forth each material element of target compensation in the 2020 executive compensation program and describes how each is intended to satisfy one or more of the Trust’s compensation objectives, as well as key features of the compensation elements that address such objectives.

Element of Compensation	Compensation Objectives	Key Features
Base Salary
•      Provide a minimum, fixed level of cash compensation

•      Important factor in retaining and attracting key employees in a competitive marketplace

•      Preserve an employee’s commitment during downturns in the general economy, the REIT industry and/or equity markets

•      Changes based on an evaluation of the individual’s experience, current performance, potential for advancement and comparison to peer groups

•      18.3% of CEO target compensation and 30.3% - 46.5% of other NEO target compensation

Annual Cash Bonus Program
•      Incentive for the achievement of short-term Trust performance

•      The bonus plan enhances “pay-for-performance” compensation and ensures greater transparency for the most significant executives

•      Assist in retaining, attracting and motivating employees in the near term

•      Our named executive officers are eligible for bonuses upon the achievement of specified targets; target bonuses range from 40-125% of base salary

•      All of our named executive officers received formulaic bonuses in 2019; in 2020, due to the impact of COVID-19 on our objective performance metrics, our named executive officers instead received discretionary bonuses based on subjective achievements

•      22.8% of CEO target compensation and 18.6% - 27.4% of other NEO target compensation

Annual Long-Term Share-Based Incentive Awards	• Provide incentive for employees to focus on long-term fundamentals and thereby create long-term shareholder value • Enhance shareholder-management alignment
•      50% of target award amount consists of performance-based restricted share units, with potential to earn 0% - 200% of target based on relative total shareholder return compared to peer companies over three-year performance period

•      50% of target award amount consists of service-based restricted shares vesting over three years

•      58.9% of CEO target compensation and 30.5% - 45.5% of other NEO target compensation

Change in Control/ Severance Benefits
•      Retain and attract employees in a competitive market

•      Encourage appropriate risk taking

•      Mitigate disincentives to pursuit of shareholder friendly change in control transactions that may result in job loss

•      Ensure continued dedication of employees in case of personal uncertainties or risk of job loss

•       Double trigger (change in control and actual or constructive termination of employment) required for cash severance

•      Reasonable cash severance multiples - 1-2x annual base salary and annual cash bonus.

•      See “—Employment Agreements and Severance and Change in Control Arrangements” for a description of the material terms of such agreements.

In addition to these target compensation elements for 2020 that were established by the Compensation Committee in February 2020, the Trust also utilized additional compensation strategies to maintain liquidity and incentivize senior management in the wake of the unprecedented economic disruptions caused by the COVID-19 pandemic. These disruptions began in March 2020 and substantially impacted the U.S. retail real estate sector throughout 2020. The specific measures we implemented to incentivize our senior management team and other employees as we strive to mitigate the effects of the COVID-19 pandemic on our business and operations, rebuild value for our shareholders and position the Trust for future success are described below.

•
Salary Reduction and Exchange Program. In May 2020, as a result of the COVID-19 pandemic and its related impact on business operations and liquidity, the Trust’s named executive officers agreed to reduce their previously approved 2020 base salaries effective for all pay periods between May 4, 2020 and December 27, 2020. During this period, Mr. Harper agreed to a 20% reduction in base salary and each of our other named executive officers agreed to a 10% reduction in base salary. In addition, to further improve liquidity during the COVID-19 pandemic, the Compensation Committee approved a salary exchange program pursuant to which Mr. Harper elected to exchange an additional 20% of his annual base salary during the same period for restricted shares of beneficial interest in the Trust. Messrs. Fitzmaurice and Collier and Ms. Ohlberg each elected to exchange an additional 10% of their base salary. Shares received in exchange for salary vested on January 2, 2021.

•
Employment Agreement Extension Awards. In June 2020, we entered into new employment agreements with Messrs. Harper and Fitzmaurice. In connection with entering into these new employment agreements, to further align each executive with the performance of the Trust over the full term of their respective employment agreement, we made extension equity awards to Mr. Harper of $1,500,000, which award will cliff vest in full on June 30, 2025, and to Mr. Fitzmaurice of $500,000, which award will cliff vest in full on June 30, 2024. See “—Employment Agreements and Severance and Change in Control Arrangements” below for a summary of these new employment agreements.

•
Extension of 2018 Performance Awards. In October 2020, to encourage each individual’s efforts towards the continuing success of the Trust, we amended the terms of the inducement awards we granted to Messrs. Harper, Fitzmaurice and Collier in 2018 in connection with their acceptance of employment with the Trust to extend the performance period through December 31, 2024. We also extended the performance period for the performance share unit award granted to Mr. Merk in 2018 through December 31, 2024. We did not change the performance hurdles for these awards, which may be earned based on our performance relative to a group of peer companies. In each case, as we entered 2020, our performance was projected to achieve a 175% payout under the awards, before the COVID-19 pandemic had an unanticipated, extraordinary and disproportionate short-term impact on the trading prices of companies, like the Trust, with smaller market capitalizations compared to larger peer companies. By extending the performance period of the awards, we preserved the purpose of the award—the long-term alignment of each executive with the success of the Trust—while also retaining and motivating key employees.

•
Absolute Share Price Awards. In October 2020, we also issued performance-based restricted share units to our named executive officers and the rest of our management team that will vest based on the appreciation of our share price during the period from October 26, 2020 through December 31, 2024. The maximum number (200%) will only vest if our share price appreciates by at least 100% during the performance period. Unlike our annual long-term performance-based awards and performance-based inducement awards, which are earned based on our performance relative to a group of our peers, these one-time absolute share price awards only have value to recipients if shareholder value increases meaningfully during the performance period, and serve to directly and strongly align the efforts of our senior management team with the interests of our shareholders. All earned shares will vest on December 31, 2024, subject to continued employment.

2020 TARGET ANNUAL COMPENSATION
The following table sets forth the target annual compensation amounts for the Trust’s named executive officers in 2020, which were established in February 2020 prior to the economic disruptions caused by the COVID-19 pandemic:
Name	Annual Base Salary ($)(1)	Target Annual Cash Bonus ($)	Target Long-Term Incentive Award (Performance- Based Rest. Share Units) ($)(2)	Long-Term Incentive Award- (Service Based Rest. Stock) ($)(2)	Target Annual Compensation 2020 ($)	Target Performance- Based Compensation (% of Target Comp.) (3)
Brian L. Harper	775,000	968,750	1,250,000	1,250,000	4,243,750	52.3%
Michael P. Fitzmaurice	475,000	380,000	356,250	356,250	1,567,500	47.0%
Timothy Collier	412,000	267,800	231,750	231,750	1,143,300	43.7%
Heather R. Ohlberg	400,000	260,000	145,000	145,000	950,000	42.6%
Raymond J. Merk	275,000	110,000	103,125	103,125	591,250	36.0%

(1)	Does not reflect salary reduction and exchange program implemented in May 2020 to preserve cash and improve liquidity during the COVID-19 pandemic.
(2)
Does not include equity grants made in connection with (i) the Trust’s salary reduction and exchange program implemented in May 2020, (ii) new employment agreements entered into with Messrs. Harper and Fitzmaurice in June 2020 and (iii) the Trust’s one-time absolute share price awards made in October 2020.

(3)	Represents Target Annual Cash Bonus plus Target Long-Term Incentive Award (Performance-Based Restricted Share Units), divided by Target Annual Compensation 2020.
As discussed in more detail throughout this Compensation Discussion and Analysis, the impacts of the COVID-19 pandemic necessitated a number of changes to our 2020 compensation program. The primary effect of these changes was to shift compensation away from cash compensation and toward equity-based compensation to maximize alignment between our named executive officers and shareholders over the long-term. For example over 80% of our Chief Executive Officer’s total compensation, as set forth in the Summary Compensation Table for 2020, related to the grant of equity awards, of which over 60% will not be eligible to vest until December 31, 2024 or later and approximately 58% of which are subject to performance-based vesting conditions.

2020 RESULTS AND EARNED COMPENSATION
Annual Cash Bonus
2020 STIP.  Pursuant to the Trust’s cash bonus program (the “2020 STIP”), the Compensation Committee initially established formulaic goals in February of 2020 prior to the onset of the COVID-19 pandemic. The table below sets forth these initial 2020 STIP goals and the relative weight given to each goal.
2020 STIP Goals	Weight	Threshold Performance (50%)	Target Performance (100%)	Maximum Performance (200%)
Operating FFO per share (1)	70%	$1.05	$1.10	$1.18
Same property NOI growth	30%	2.5%	3.0%	3.5%
	100%
(1)	Represents Operating FFO per diluted share for 2020 as publicly reported, excluding bonus expense for above target performance.
These growth measurements were then to be modified based on the Trust’s ratio of net debt to annualized proforma adjusted EBITDA as of December 31, 2020, with a ratio of 6.4x or below corresponding to a 25% increase and a ratio of 6.7x or greater corresponding to a 25% decrease.
In February 2021, however, the Compensation Committee reviewed the Trust’s 2020 performance in light of the impact of the COVID-19 pandemic on the Trust’s financial and operational objectives and determined that the formulaic goals set forth above would not and could not adequately capture the achievements of the Trust or its management team during an unprecedentedly volatile period. As a result, the Company did not determine the 2020 STIP based on the objective measurements set forth above. Instead, the Compensation Committee decided to pay discretionary bonuses based on its assessment of the performance of the Trust based on a range of subjective factors relating to the Trust’s extensive investments in human capital and organizational stability, the steps taken by the Trust to secure liquidity both before and during pandemic, and the resilience and agility displayed by the senior management team to position the Trust for future success.
The Trust’s achievements were significant against the backdrop of the challenges faced by not only the Trust but also the real estate industry as a whole and the retail sector in particular. However, after balancing the severe impact of the pandemic on the performance of the Trust against the extensive efforts of our named executive officers to navigate a difficult period, the Compensation Committee awarded each named executive officer bonus amounts below his or her initially established bonus opportunity that were equal, in each case, to 85% of the named executive officer’s target 2020 STIP amount. These amounts represent significant reductions from amounts paid under the Trust’s 2019 annual cash bonus program, where each of our named executive officers earned 172.6% of the target bonus amount based on the achievement of formulaic goals.
The table below sets forth the target annual cash bonuses for 2020 and the annual cash bonuses actually earned in 2020 by each of the Trust’s named executive officers under the 2020 STIP:
Name	2020 Base Salary ($)	2020 Target Bonus Percentage of Base Salary	Target Annual Cash Bonus 2020 ($)	Earned Annual Cash Bonus 2020 ($)	Earned Annual Cash Bonus 2019 ($)	Percentage Change from 2019
Brian L. Harper	775,000	125%	968,750	823,438	1,618,125	(49.1)%
Michael P. Fitzmaurice	475,000	80%	380,000	323,000	582,525	(44.6)%
Timothy Collier	412,000	65%	267,800	227,630	448,760	(49.3)%
Heather R. Ohlberg	400,000	65%	260,000	221,000	N/A	N/A
Raymond J. Merk	275,000	40%	110,000	93,500	177,778	(47.4)%

Performance-Based Restricted Share Units (“PSU”)
We have granted annual performance-based restricted share units to our named executive officers with performance criteria relating to the percentile rank of our relative total shareholder return, or TSR, during the performance period compared to peer companies. During 2020, we also made one-time grants of performance-based restricted share units to our named executive officers with performance criteria relating to the increase in our share price.
The table below provides a summary of the status of the earning of these performance-based restricted share units based on our performance through December 31, 2020:
Status at December 31, 2020
Awards	Performance Period	Performance Criteria	Percentile Rank	Actual Earned / Projected
2018 PSU (Annual)	Jan. 2018 - Dec. 2024 (1)	Earned based on relative TSR during the performance period as set forth below: - Below 33rd percentile: 0% earned - 33rd - 50th percentile: 50%-100% earned - 50th - 90th percentile: 100%-200% earned	33rd	51% - Projected
2018 PSU (Inducement)	Grant dates in 2018 - Dec. 2024 (1)		53rd – 60th	108.3% - 125% - Projected
2019 PSU	Jan. 2019 - Dec. 2021		35th	56.7% - Projected
2020 PSU	Jan. 2020 – Dec. 2022		29th	0.0% - Projected
2020 Absolute PSU	Oct. 2020 – Dec. 2024
Earned based on absolute share price increases during the performance period as set forth below:(2)

- >25% (but < than 50%): 50% earned
- >50% (but < than 75%): 100% earned
- >75% (but < than 100%): 150% earned
- 100% (or more): 200% earned
			N/A	100% (3)
(1)	The end date of the performance period for these awards was extended from December 31, 2020 to December 31, 2024.
(2)
Each hurdle will be deemed to be achieved if, during any consecutive twenty-day trading period during the performance period, the average closing price of the Trust’s common shares of beneficial interest exceeds such hurdle.

(3)
During the period from October 27, 2020 through December 31, 2020, the highest average closing price of the Trust’s common shares of beneficial interest for a twenty-day trading period during such period represented an increase in the Trust’s share price of greater than 50% from the consecutive twenty-day trading period ending on the grant date for the awards. As a result, at minimum, the absolute share price awards will be earned at target (100%).

The following table sets forth the number of performance-based restricted share units each of our named executive officers held, at target, as of December 31, 2020:
Name	2018 PSUs (Annual) (at target)	2018 PSUs (Inducement) (at target)	2019 PSUs (at target)	2020 PSUs (at target)	Absolute Share Price Awards (at target)
Brian L. Harper	—	371,966	99,586	95,493	275,000
Michael P. Fitzmaurice	—	25,571	24,896	27,215	40,000
Timothy Collier	—	17,189	18,672	17,704	25,000
Heather R. Ohlberg	—	—	5,041	11,077	7,500
Raymond J. Merk	4,731	—	8,013	7,878	9,000

2020 COMPENSATION DETERMINATIONS - DISCUSSION
Base Salary
Initial Determinations. In February 2020, prior to the impact of the COVID-19 pandemic, we increased the base salaries for all of our named executive officers for 2020 from the base salaries established for 2019, as set forth in the table below. The increases were based on a review of the base salaries paid to similar executives at peer companies, and were intended to align the base salary compensation paid by the Trust with competitive market rates. Ms. Ohlberg was not a named executive officer in 2019.

Name	2019 Annual Base Salary ($)	2020 Annual Base Salary ($)	Percentage Increase
Brian L. Harper	750,000	775,000	3.33%
Michael P. Fitzmaurice	450,000	475,000	5.55%
Timothy Collier	400,000	412,000	3.00%
Heather R. Ohlberg	N/A	400,000	N/A
Raymond J. Merk	257,500	275,000	6.80%

Salary Reduction and Exchange Program. In May 2020, as a result of the COVID-19 pandemic and its related impact on our business operations and liquidity, the Trust’s named executive officers agreed to reduce their previously approved 2020 base salaries effective for all pay periods beginning on or after May 4, 2020 and ending on December 27, 2020. During this period, Mr. Harper agreed to a 20% reduction in base salary and each of our other named executive officers agreed to a 10% reduction in base salary. In addition, to further maintain liquidity during the COVID-19 pandemic, the Compensation Committee approved a salary exchange program pursuant to which Mr. Harper elected to exchange an additional 20% of his annual base salary during the same period for restricted shares of beneficial interest in the Trust. Messrs. Fitzmaurice and Collier and Ms. Ohlberg each elected to exchange an additional 10% of their respective base salaries.
The table below reflects the effective annualized base salaries for each of our named executive officers for pay periods beginning on or after May 4, 2020 and ending on December 27, 2020, as well as the amount of cash actual paid as base salary for 2020 and the number of restricted shares each named executive officer received in exchange for base salary, which shares vested on January 2, 2021. The number of shares each participant received was determined by dividing the dollar amount each individual elected to exchange by the average closing share price on the New York Stock Exchange of one of the Trust’s common shares for the five trading days beginning on May 13, 2020 and ending on May 19, 2020.

Name	2020 Annual Base Salary ($)	Aggregate Percentage Reduction During Salary Reduction Period	Actual 2020 Base Salary Paid in Cash ($)	Shares Received in Exchange for Base Salary
Brian L. Harper	775,000	40%	581,058	17,473
Michael P. Fitzmaurice	475,000	20%	415,529	5,361
Timothy Collier	412,000	20%	360,454	4,644
Heather R. Ohlberg	400,000	20%	349,500	4,591
Raymond J. Merk	275,000	10%	257,548	—

Annual Cash Bonus
2020 STIP.  Pursuant to the 2020 STIP, in lieu of the objective, formulaic goals established by the Compensation Committee prior to the onset of the COVID-19 pandemic, all of our named executive officers received discretionary bonuses based on the Trust’s achievements centered around three key themes: humanity, liquidity and innovation.
These criteria were selected because they were representative of the areas of the Trust’s business and operations during 2020 that remained within the control of senior management during a particular turbulent year. The following outlines the reasons why the Compensation Committee selected such criteria for consideration in connection within the 2020 STIP:
•
Humanity. The Trust prioritized the health and safety of its employees by implementing remote work procedures early on in the pandemic, even before state mandates were effective, which built upon the Trust’s existing work from home initiatives and prior transition to a virtual environment. The Trust minimized disruptions to the organization by keeping in constant communication with its workforce, not only by taking a proactive approach to formulating and putting in place safety policies at its offices, but by holding online town halls and events and focusing on connection, team building and wellness of employees. The Trust also provided resources to tenants in need, continued its commitments to charitable efforts and launched new diversity, equity and inclusion initiatives.

•
Liquidity. Prior to COVID-19, the Trust took a number of prescient steps in December 2019 to secure liquidity by extending average debt maturities and executing the joint venture with GIC. Then, beginning in March, the Trust implemented additional, decisive measures to further enhance liquidity and bolster the Trust’s cash position, including drawing down its previously unused line of credit, suspending all acquisition, disposition, development and redevelopment projects, deferring all but essential capital expenditures, suspending its dividend, and implementing the salary reduction and exchange program described above. In addition, the Trust secured a first-time investment grade credit rating from Fitch Ratings, Inc.

•
Innovation. Led by the vision of senior management, the Trust laid the groundwork for RGMZ and capitalized on market opportunities relating to net lease and essential tenant properties, value dislocations between multi- and single tenant properties and grocer lease demand generated by COVID-19. The Trust also was proactive with its information technology needs and invested in the deployment of resources during 2019, which facilitated a seamless transition to a remote work environment. Further, the Trust has increased its focus on data analytics and is integrating advanced tools into its business that will improve its ability to monitor its operations and make data-driven decisions.

The Compensation Committee established target bonus amounts as a percentage of annual base salary for each of our named executive officers under the 2020 STIP, with no changes from the percentages of annual base salary that were used in 2019, except for Mr. Fitzmaurice whose target bonus percentage increased from 75% of his base salary to 80% of his base salary. Target bonus amounts for Messrs. Harper, Collier and Merk equaled the minimum amounts provided for in the employment agreements and offer letters with these executives, while Mr. Fitzmaurice’s target bonus amount was 5% higher than the amount provided for in his employment agreement.
Under the 2020 STIP, the Compensation Committee had also initially established bonus payout levels for each named executive officer at threshold (50% of target incentive), target (100% of target incentive) or maximum (200% of target incentive) for certain objective goals, with a linear increase between such levels. However, in light of the impact of COVID-19, the Compensation Committee determined that the objective goals initially established would not and could not adequately capture the Trust’s performance during 2020, and determined to instead award each named executive officer 85% of the target 2020 STIP award. The initial 2020 STIP goals, the relative weight given to each goal, the specific hurdles and the target and actual bonus amounts are set forth above under “—2020 Results and Earned Compensation.”
Long-Term Incentive Compensation
Annual Grants.  In February 2020, the Compensation Committee approved long-term incentive compensation awards to the named executive officers in the amounts set forth below:

Name	Long-Term Incentive Plan Award ($)	Target Restricted Share Units (Performance- Based) (#)	Restricted Shares (Service-Based) (#)
Brian L. Harper	2,500,000	95,493	95,493
Michael P. Fitzmaurice	712,500	27,215	27,215
Timothy Collier	463,500	17,704	17,704
Heather R. Ohlberg	290,000	11,077	11,077
Raymond J. Merk	206,250	7,878	7,878
For 2020, based on a review of competitive market data and our desire to move compensation toward the median of our peer group, the Compensation Committee decided to increase the target amount of the long-term incentive compensation awards made to Mr. Harper by approximately 4.2% above his target amount for 2019. The target amount of the long-term incentive compensation awards made to Messrs. Fitzmaurice and Collier increased by approximately 18.8% and 3.0%, respectively, while the target amount of the long-term incentive compensation awards made to Mr. Merk also increased by approximately 6.8% in order to remain at 75% of Mr. Merk’s annual base salary. The target amount of the long-term incentive compensation awards made to Ms. Ohlberg was 72.5% of Ms. Ohlberg’s annual base salary. Ms. Ohlberg was not a named executive officer in 2019.
The long-term incentive awards consisted one-half of grants of service-based restricted shares and one-half of performance-based restricted share units based on the amounts that could be earned based on target performance.
The service-based restricted shares vest in three equal installments on the anniversaries of the date of grant, subject to continued employment. For these and future grants under the 2019 Omnibus Long-Term Incentive Plan, the Trust will retain all dividends that otherwise would have been paid on unvested restricted shares and those amounts will only be paid if and when the shares vest.
The performance-based restricted share units may be earned based on the percentile rank of our relative total shareholder return over the three-year period from January 1, 2020 to December 31, 2022 compared to 17 peer companies, as set forth in the following table, with a linear increase in payout between the performance levels up to a maximum of 200%.

Performance Level	Comparative Total Shareholder Return	Percentage of Target Number of Shares
Threshold	33rd	50%
Target	50th	100%
Maximum	90th	200%
None of the restricted share units will be earned if our TSR is below the 33rd percentile.
The seventeen peer companies utilized for purposes of these performance-based restricted share units are the following publicly traded shopping center REITs, which were selected based on the Compensation Committee’s view that such REITs were the Trust’s primary competitors for shareholder investment: Acadia Realty Trust, Agree Realty Corporation, Brixmor Property Group Inc., Cedar Realty Trust, Inc., Federal Realty Investment Trust, Kimco Realty Corporation, Kite Realty Group Trust, Regency Centers Corporation, Retail Opportunity Investments Corp., Retail Properties of America, Inc., Saul Centers, Inc., Seritage Growth Properties, SITE Centers Corp., Urban Edge Properties, Urstadt Biddle Properties Inc., Washington Prime Group, Inc., and Weingarten Realty Investments.
The performance-based restricted share units are also subject to service-based vesting, based on continued employment through March 1, 2023.
Upon satisfaction of the specified performance measures and service-based vesting, any performance-based restricted share units earned will be settled in the form of unrestricted shares. The Trust does not currently pay dividend equivalents on these performance-based restricted share units, and dividends are only payable with respect to the shares issued upon settlement of these restricted share units from and after the date of issuance.
Employment Agreement Extension Awards.  In June 2020, we entered into new employment agreements with Messrs. Harper and Fitzmaurice. In connection with entering into these new employment agreements, to further align each executive with the performance of the Trust over the full term of their respective employment agreement, we made extension equity awards to Mr. Harper of $1,500,000, consisting of 215,208 restricted shares that will vest in full on June 30, 2025, and to Mr. Fitzmaurice of $500,000, consisting of 71,736 restricted shares that will vest in full on June 30, 2024. See “—Employment Agreements and Severance and Change in Control Arrangements” below for a summary of these new employment agreements.
Absolute Share Price Awards.  In October 2020, we also made one-time grants of performance-based restricted share units to our named executive officers as set forth below.
Name	Absolute Share Price Awards (at Target) (#)
Brian L. Harper	275,000
Michael P. Fitzmaurice	40,000
Timothy Collier	25,000
Heather R. Ohlberg	7,500
Raymond J. Merk	9,000
Earned performance-based restricted share units will vest in full on December 31, 2024, subject to continued employment. The performance-based restricted share units may be earned based on increases in our share price during the performance period from October 27, 2020 through December 31, 2024. The table below summarizes the performance conditions of these performance-based restricted share units:
Performance Level	Percentage Increase in Share Price	Percentage of Target Number of Shares Earned
Threshold	25% or more (but less than 50%)	50%
Target	50% or more (but less than 75%)	100%
Above Target	75% or more (but less than 100%)	150%
Maximum	100% or more	200%

Each hurdle will be deemed to be achieved if, during any consecutive twenty-day trading period during the performance period, the average closing trading price of the Trust’s common shares of beneficial interest exceeds such hurdle. Upon satisfaction of the specified performance measures and service-based vesting, any performance-based restricted share units earned will be settled in the form of unrestricted shares. The Trust does not currently pay dividend equivalents on these unearned performance-based restricted share units. However, once these performance-based restricted share units are earned and settled in shares, we will make a cash payment equal to the dividends that would have been paid on such shares, if such shares had been outstanding on the grant date.
In the event any of our named executive officers would receive a number of shares upon settlement of these awards in excess of the 500,000 share per calendar year limit under our 2019 Omnibus Long-Term Incentive Plan, any shares in excess of such limit will be settled in cash based on the value of a share on the date that performance is determined. If the amendments set forth in proposal 4 are approved by our shareholders at the annual meeting, this limitation will cease to apply to awards under our 2019 Omnibus Long-Term Incentive Plan.
Extension of 2018 Performance Awards.  In October 2020, to encourage each individual’s efforts towards the continuing success of the Trust, we amended the terms of the inducement awards we granted to Messrs. Harper, Fitzmaurice and Collier in 2018 in connection with their acceptance of employment with the Trust to extend the performance period through December 31, 2024. We also extended the performance period for the performance share unit award granted to Mr. Merk in 2018 through December 31, 2024. We did not change the performance hurdles for these awards, which may be earned based on our performance relative to a group of peer companies, as set forth above. In each case, by extending the performance period of the awards, we preserved the purpose of the award—the long-term alignment of each executive with the success of the Trust—in the face of the unanticipated and extraordinary short-term impact on the trading price of our common shares as compared to peer companies that resulted from the COVID-19 pandemic. The incremental fair value associated with the extension of these awards is reflected in the Summary Compensation Table and Grants of Plan Based Awards Table.
The Trust does not currently pay dividend equivalents on these unearned performance-based restricted share units. However, once these performance-based restricted share units are earned and settled in shares, we will make a cash payment equal to the dividends that would have been paid on such shares, if such shares had been outstanding on January 1, 2021.
EXECUTIVE COMPENSATION AND RELATED POLICIES AND CONSIDERATIONS
Severance Arrangements
The Trust has employment agreements with Messrs. Harper and Fitzmaurice and offer letters with Messrs. Collier and Merk and Ms. Ohlberg that provide for specified severance benefits, including termination upon a change in control.  The Trust also has a Change in Control Policy applicable to executive officers of the Trust, which applies to Messrs. Collier and Merk and Ms. Ohlberg. In addition, our performance-based restricted share units provide for acceleration of vesting and/or earning in connection with a change in control or termination of employment in certain circumstances. See “—Employment Agreements and Severance and Change in Control Arrangements” below for a summary of these arrangements.
We believe that providing predetermined severance benefits for all of our executives in the event they are terminated without cause or terminate their employment for good reason following a change in control helps to further align the interests of our executives and our shareholders in the event of a potentially attractive proposed change in control transaction following which one or more of our executives may be expected to be terminated. We also believe that that providing predetermined severance benefits for our executives in the event they are terminated without cause encourages these executives to engage in appropriate risk-taking activities and, because the severance level is determined up front, makes it easier for us to terminate these executives without the need for protracted negotiations over severance. Additionally, many of our competitors have severance and change in control arrangements with named executive officers and having such arrangements are critical for the attraction and retention of talented, well qualified executives.

Share Ownership Guidelines
The Trust’s share ownership guidelines for executive officers require our executive officers to hold directly a number of Shares (including unvested restricted Shares) having a market value equal to a multiple of their then current base salary; the Chief Executive Officer’s multiple is six and all other executive officers’ multiple is three. The Committee reviews the minimum equity holding level and other market trends and practices on a periodic basis. The Committee has confirmed that all executive officers currently satisfy the guidelines or are within the time period to become compliant.
Clawback Policy
The Trust has a clawback policy that allows the Trust to recoup cash and equity incentive compensation paid to, earned by or granted to our executive officers during the three-year period preceding either a restatement of the Trust’s financial statements or the determination by the Committee that a material miscalculation of a performance metric occurred that resulted from fraud or any other intentional misconduct by any of our executive officers. In such circumstances, the Trust may recoup the amount of cash and equity incentive compensation that was paid, earned or granted as a result of either the incorrectly reported financial results of the Trust that were the subject of the restatement or the material miscalculation that would not have been paid, earned or granted, as applicable, if determined based on correctly reported financial results or the correct calculation of the performance metric. Our clawback policy applies to all cash and equity performance-based incentive compensation with a performance period beginning on or after January 1, 2020.
Prohibition on Hedging and Pledging
The Trust has adopted an anti-hedging and pledging policy that prohibits its trustees and executive officers from (1) purchasing any financial instrument or entering into any transaction that is designed to hedge or offset any decrease in the market value of the Shares or other equity securities, and (2) pledging, hypothecating or otherwise encumbering Shares or other equity securities as collateral for indebtedness, including holding such Shares in a margin account. The Trust does not have any practices or policies regarding the ability of any other employees to purchase financial instruments or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Trust’s equity securities.
Timing and Pricing of Share-Based Grants
The Trust does not coordinate the timing of share-based grants with the release of material non-public information. Annual equity grants for executive officers and other employees are generally made at the first Committee meeting each year with a grant date as of such approval or shortly thereafter. Further, awards that are subject to performance measures are generally granted at the first Committee meeting of the year following satisfaction of such performance measures. The Committee generally establishes dates for regularly scheduled meetings at least a year in advance.
Trading Limitations
In addition to the restrictions set forth in SEC regulations, the Trust has an insider trading policy, which among other things, prohibits Trustees, executive officers and other employees from engaging in short sales, trading in options or participating in any other speculative investments relating to the Trust’s shares.
Change in Control Payments
Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) disallows a company’s tax deduction for “excess parachute payments,” generally defined as payments to specified persons that are contingent upon a change in control in an amount equal to or greater than three times the person’s base amount (the five-year average of Form W-2 compensation). Additionally, Section 4999 of the Code imposes a 20% excise tax on any person who receives such excess parachute payments.
The Trust’s share-based plans entitle participants to payments in connection with a change in control that may result in excess parachute payments. Further, the employment agreements of Messrs. Harper and Fitzmaurice, the offer letters of Messrs. Collier and Merk, as well as the Change in Control Policy for the benefit of executive officers, entitle such persons to payments upon termination of employment following a change in control that may constitute excess parachute payments. In the event that any payment or benefit constitutes an excess parachute payment under Section 280G of the Code subject to an excise tax, the executive will not be entitled to a tax gross-up payment; however, the executive’s payments and benefits would be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to the executive.

COMPENSATION PHILOSOPHY AND BENCHMARKING
The Trust’s compensation program for named executive officers is designed to:
•	establish and reinforce the Trust’s pay-for-performance philosophy;
•	motivate and reward the achievement of specific annual and long-term financial and strategic goals of the Trust;
•	link actual compensation earned to the relative performance of the Trust’s total shareholder return as compared against the peer companies;
•	attract, retain and motivate key executives critical to the Trust’s operations and strategies; and
•	be competitive relative to peer companies.
The Compensation Committee recognizes that a compensation program must be flexible to address all of its objectives.
The Compensation Committee engaged Meridian Compensation Partners LLC (“Meridian”), a nationally recognized third-party compensation consulting firm, to assist the Committee in determining our executive compensation for 2020. Among other things, Meridian provided the Compensation Committee with competitive market data from a peer group developed by the Compensation Committee with the assistance of our Chief Executive Officer and Meridian. Our peer group, along with other market data, used for benchmarking our executive compensation program for fiscal year 2020 was the same as our peer group for 2019 except that we removed Federal Realty Investment Trust and Regency Centers Corporation and added Agree Realty Corporation and Seritage Growth Properties. Our 2020 peer group, which represented companies with similar businesses and annual revenues and market capitalization comparable to ours, included the following companies:

Acadia Realty Trust	Saul Centers, Inc.
Agree Realty Corporation	Seritage Growth Properties
Cedar Realty Trust, Inc.	Urban Edge Properties
Kite Realty Group Trust	Urstadt Biddle Properties, Inc.
Retail Opportunity Investments Corp.	Washington Prime Group Inc.
Retail Properties of America, Inc.	Weingarten Realty Investors

The 2020 peer group data presented to the Compensation Committee included information regarding base salary, annual cash bonus, total annual compensation and long-term incentive compensation. For each of these categories, Meridian presented information comparing our compensation to the compensation paid by these companies at the 25th, 50th and 75th percentiles for comparable positions. For purposes of 2020 compensation, the Compensation Committee used this peer group data to gain a greater understanding of market practices in connection with establishing base salaries, target annual cash bonus amounts and target values for annual long-term incentive compensation, all of which were established in early 2020. The Compensation Committee did not target a single percentile or range of percentiles to be used consistently for all of our executives, but rather used this information in connection with a number of factors, including, among others, the individual experience and skills of, and expected contributions from, our executives, the difficulty that we would have in replacing each of our executives and current economic conditions.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis (CD&A) in this proxy statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in the Trust’s annual report on Form 10-K for the year ended December 31, 2020 and the proxy statement for the 2021 annual meeting of shareholders.
The Compensation Committee
Arthur Goldberg (Chair)
Richard L. Federico
Laurie M. Shahon
Andrea M. Weiss

COMPENSATION RISKS
We reviewed our compensation policies and practices for employees to determine whether they encourage unnecessary or excessive risk-taking. Due to the greater emphasis placed on incentive compensation at higher levels of our organization, and the fact that these individuals are more likely to make decisions that impact corporate performance and could have a material adverse effect on us, the review focused primarily on our executive compensation policies and practices. Based on this review, we concluded that risks arising from our policies and practices for compensating employees are not reasonably likely to have a material adverse effect on us. Our conclusion was based primarily on the following findings:
•	vesting schedules for restricted shares and restricted share units cause management to have a significant amount of unvested awards at any given time;
•	our executive compensation program has a significant focus on long-term equity compensation;
•
the goals for our long-term incentive compensation program are based on overlapping three-year periods and relative TSR performance, reducing the impact of short-term volatility and aligning management with our long-term success;

•	incentive compensation opportunities are capped and therefore do not incentivize employees to maximize short-term performance at the expense of long-term performance;
•
we have a clawback policy that will allow us to recoup incentive compensation in the event of a restatement or material miscalculation that resulted from fraud or any other intentional misconduct by one of our executive officers;

•	our compensation levels and opportunities are in keeping with appropriate competitive practice; and
•	our executives and trustees are expected to maintain an ownership interest in our Trust, which aligns their interests with those of shareholders.
EXECUTIVE AND TRUSTEE COMPENSATION PROCESS
The Compensation Committee typically meets several times each year in connection with the consideration and determination of executive compensation. As the timing of many compensation decisions follows a predictable annual schedule, regular meetings and general agenda topics are scheduled well in advance by the Compensation Committee. Special meetings are scheduled as needed by the Compensation Committee, and specific meeting agendas are prepared at the direction of the chair of the Compensation Committee and our Chief Executive Officer. In certain circumstances, the Compensation Committee may also take actions by written consent to address compensation matters that have been previously discussed and/or are summarized by our Chief Executive Officer, a consultant engaged by the Compensation Committee or other advisor to the Trust or the Compensation Committee.

The Compensation Committee of our Board has the authority to determine all compensation payable to our executive officers. In 2018, the Compensation Committee engaged Meridian to conduct a competitive review of our executive compensation program, including a written report providing competitive analysis of compensation levels for our executives and Meridian’s recommendations with respect to the mix of our executive compensation and the structure of our cash and equity incentive programs, which the Compensation Committee utilized in connection with negotiating employment arrangements with Messrs. Harper, Fitzmaurice and Collier during 2018. This report was subsequently used as the basis for structuring 2020 compensation, which was substantially consistent with 2019 compensation. The Compensation Committee and the chair of the Compensation Committee consulted with Meridian during early 2020 in connection with the finalization of 2020 compensation decisions regarding base salaries and the target amounts for, and the structure of, our cash and equity incentive programs for 2020. For 2020, each executive’s target annual cash bonus was initially linked in a formulaic manner to the achievement of specific, objectively measurable goals but was ultimately determined in a discretionary manner in light of the impacts of the COVID-19 pandemic. The Compensation Committee also consulted with Meridian in connection with the implementation of the Trust’s salary exchange and reduction program in May 2020, the negotiation in June 2020 of the new employment agreements with Messrs. Harper and Fitzmaurice, including the extension equity awards granted in connection with such employment agreements, the amendments in October 2020 to the performance-based awards granted in 2018, and, also in October 2020, the one-time absolute share price awards made to our named executive officers.

For 2020, the Compensation Committee considered the recommendations of the Chief Executive Officer regarding the design and implementation of the executive compensation program because he has significant involvement in, and knowledge of, the Trust’s business goals, strategies and performance, the overall effectiveness of the executive officers and each person’s individual contribution to the Trust’s performance. For each named executive officer, the Compensation Committee was provided a compensation recommendation as well as information regarding historical earned compensation, the individual’s experience, current performance, potential for advancement and other subjective factors. The Compensation Committee ultimately made all determinations regarding compensation payable to our executive officers.

The Compensation Committee conducted an extensive review of our trustee compensation in 2019 to align our trustee compensation with market practice and to ensure the attraction and retention of qualified trustees. For 2020, the Compensation Committee declined to make any changes to base trustee compensation and approved no one-time payments in connection with service to the board or any committee.
In compliance with the SEC and the NYSE requirements regarding independent of compensation consultants, Meridian provided the Compensation Committee with a letter addressing each of the six independence factors. Their responses affirm the independence of Meridian and the partners, consultants and employees who service the Compensation Committee on executive compensation matters.

NAMED EXECUTIVE OFFICER COMPENSATION TABLES
SUMMARY COMPENSATION TABLE

The table below sets forth information regarding the total compensation paid to or earned by the named executive officers in 2020, 2019 and 2018.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)	Total ($)
Brian L. Harper	2020	678,029	823,438	6,544,214	—	3,200	8,048,881
President and CEO	2019	750,000	350,000	1,772,631	1,618,125	3,000	4,493,756
	2018	377,885	1,011,000	6,517,047	—	141,819	8,047,751
Michael P. Fitzmaurice	2020	445,265	323,000	1,501,894	—	3,200	2,273,359
Executive VP and CFO	2019	450,000	—	443,149	582,525	3,000	1,478,674
	2018	225,000	426,000	614,215	—	137,061	1,402,276
Timothy Collier	2020	386,227	227,630	646,711	—	3,200	1,263,768
Executive VP-Leasing	2019	400,000	—	332,362	448,760	3,000	1,184,122
	2018	146,154	136,850	439,351	—	2,123	724,478
Heather R. Ohlberg	2020	374,750	221,000	327,530	—	3,200	926,480
Executive VP, General Counsel and Secretary	—	—	—	—	—	—	—
	—	—	—	—	—	—	—
Raymond J. Merk	2020	257,548	93,500	267,386	—	50,579	669,013
Senior VP and Chief Accounting Officer	2019	257,500	—	142,631	177,778	35,416	613,325
	2018	250,000	200,000	97,790	—	20,491	568,281
(1)
The amounts reported reflect the base salaries approved for our named executive officers in February 2020, less amounts voluntarily forgone for no value but including amounts forgone in exchange for restricted shares pursuant to our salary reduction and exchange program, and, as a result, do not reflect the amounts actually paid to Messrs. Harper, Fitzmaurice and Collier and Ms. Ohlberg. The actual amounts of base salary paid to these named executives in cash during 2020 were as follows: Mr. Harper—$581,058; Mr. Fitzmaurice—$415,529; Mr. Collier—$360,454; and Ms. Ohlberg—$349,500. The restricted shares our named executive officers received in exchange for base salary are reflected in the “Grants of Plan-Based Awards in 2020” table.

(2)
The amounts reported reflect the grant date fair value (excluding the effect of estimated forfeitures). The awards in the Stock Awards column for 2020, 2019 and 2018 relate to service-based restricted shares and performance-based restricted share units granted in 2020, 2019 and 2018, respectively, but do not include the restricted shares our named executive officers received in exchange for base salary in 2020 pursuant to our salary reduction and exchange program, which are included in the Salary column. The amounts reported reflect the aggregate grant date fair value computed in accordance with FASB

ASC Topic 718. The grant date fair value of each share of service-based restricted shares granted is calculated as the closing price of the shares as of the grant date. The grant date fair value of the performance-based restricted share units are based on the probable outcome of the performance conditions on the grant date for financial statement reporting purposes under FASB ASC Topic 718 and consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated or actual forfeitures.

The valuations of the annual performance-based restricted share units granted in 2020 based on relative TSR assume a risk free interest rate of 0.9% and Share price volatility level of 23.3%. Assuming that maximum performance is achieved under these performance-based restricted share units granted in 2020, the value at the grant date of these relative performance-based restricted share units would have been as follows: Mr. Harper—$2,500,007; Mr. Fitzmaurice—$712,489; Mr. Collier—$463,491; Ms. Ohlberg—$289,996; and Mr. Merk—$206,246. The valuations of the one-time performance-based restricted share units granted in 2020 based on absolute share price assume a risk free interest rate of 0.3% and Share price volatility level of 46.2%. Assuming that maximum performance is achieved under these absolute performance-based restricted share units granted in 2020, the value at the grant date of these performance-based restricted share units would have been as follows: Mr. Harper—$2,766,500; Mr. Fitzmaurice—$402,400; Mr. Collier—$251,500; Ms. Ohlberg—$75,450; and Mr. Merk—$90,540. The grant date fair value of awards granted to our named executive officers in 2020 is reflected in the “Grants of Plan-Based Awards in 2020” table.

(3)
For Messrs. Harper, Fitzmaurice, Collier and Merk, the amounts reported include the incremental fair value associated with the amendment of the performance period associated with performance-based restricted share units granted in 2018 as follows: Mr. Harper—$903,877; Mr. Fitzmaurice—$62,138; Mr. Collier—$41,769; and Mr. Merk—$11,496. The valuations of the amended performance-based restricted share units granted in 2018 assume a risk free interest rate of 0.3% and Share price volatility level of 46.2%. Assuming that maximum performance is achieved under these amended performance-based restricted share units granted in 2018, the value at the grant date of these relative performance-based restricted share units would have been as follows: Mr. Harper—$3,741,978; Mr. Fitzmaurice—$257,244; Mr. Collier—$172,921; and Mr. Merk—$47,594.

(4)	For 2020, the following named executive officers received payments and/or benefits included under “All Other Compensation”:

a.	Mr. Harper—$3,000 in 401(k) plan company match and $200 gift card;
b.	Mr. Fitzmaurice—$3,000 in 401(k) plan company match and $200 gift card;
c.	Mr. Collier—$3,000 in 401(k) plan company match and $200 gift card;
d.	Ms. Ohlberg—$3,000 in 401(k) plan company match and $200 gift card; and
e.
Mr. Merk—$47,204 housing reimbursement, which amount includes $14,819 for the tax gross up paid in connection with this reimbursement pursuant to Mr. Merk’s offer letter, $3,000 in 401(k) plan company match, $175 for rental storage space and $200 gift card.

GRANTS OF PLAN-BASED AWARDS IN 2020
The following table provides information about plan-based awards granted to the named executive officers in 2020.
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Brian L. Harper	03/02/20	02/12/20	—	—	—	47,747	95,493	190,986	—	1,168,834
	03/02/20	02/12/20	—	—	—	—	—	—	95,493	1,250,003
	05/19/20	05/08/20	—	—	—	—	—	—	17,473	101,518
	06/11/20	06/11/20	—	—	—	—	—	—	215,208	1,500,000
	10/27/20	10/27/20	—	—	—	137,500	275,000	550,000	—	1,721,500
	10/27/20	10/27/20	—	—	—	185,983	371,966	743,932	—	903,877
	—	—	484,375	968,750	1,937,500	—	—	—	—	—
Michael P. Fitzmaurice	03/02/20	02/12/20	—	—	—	13,608	27,215	54,430	—	333,112
	03/02/20	02/12/20	—	—	—	—	—	—	27,215	356,244
	05/19/20	05/08/20	—	—	—	—	—	—	5,361	31,147
	06/11/20	06/11/20	—	—	—	—	—	—	71,736	500,000
	10/27/20	10/27/20	—	—	—	20,000	40,000	80,000	—	250,400
	10/27/20	10/27/20	—	—	—	12,786	25,571	51,142	—	62,138
	—	—	190,000	380,000	760,000	—	—	—	—	—
Timothy Collier	03/02/20	02/12/20	—	—	—	8,852	17,704	35,408	—	216,697
	03/02/20	02/12/20	—	—	—	—	—	—	17,704	231,745
	05/19/20	05/08/20	—	—	—	—	—	—	4,644	26,982
	10/27/20	10/27/20	—	—	—	12,500	25,000	50,000	—	156,500
	10/27/20	10/27/20	—	—	—	8,595	17,189	34,378	—	41,769
	—	—	133,900	267,800	535,600	—	—	—	—	—
Heather R. Ohlberg	03/02/20	02/12/20	—	—	—	5,539	11,077	22,154	—	135,582
	03/02/20	02/12/20	—	—	—	—	—	—	11,077	144,998
	05/19/20	05/08/20	—	—	—	—	—	—	4,591	26,674
	10/27/20	10/27/20	—	—	—	3,750	7,500	15,000	—	46,950
	—	—	130,000	260,000	520,000	—	—	—	—	—
Raymond J. Merk	03/02/20	02/12/20	—	—	—	3,939	7,878	15,756	—	96,427
	03/02/20	02/12/20	—	—	—	—	—	—	7,878	103,123
	10/27/20	10/27/20	—	—	—	4,500	9,000	18,000	—	56,340
	10/27/20	10/27/20	—	—	—	2,366	4,731	9,462	—	11,496
	—	—	55,000	110,000	220,000	—	—	—	—	—

(1)
Represents cash payouts that were possible pursuant to the 2020 STIP. See “Compensation Discussion and Analysis—2020 Compensation Determinations-Discussion—Annual Cash Bonus—2020 STIP” for a description of these awards.

(2)
With the exception of the amendments to our 2018 performance-based restricted shares that were issued under our Inducement Incentive Plan and our 2012 Omnibus Long-Term Incentive Plan (the “2012 Plan”), all awards in this column relate to shares of performance-based restricted shares under our 2019 Omnibus Long-Term Incentive Plan (the “2019 Plan”). See “Compensation Discussion and Analysis—2020 Compensation Determinations-Discussion—Long-Term Incentive Compensation” for a description of these amendments and awards.

(3)	All awards in this column relate to shares of service-based restricted shares under the 2019 Plan.
(4)
The amounts reported reflect the fair value computed in accordance with FASB ASC Topic 718 for the service-based restricted shares and performance-based restricted share units awarded in 2020 under the 2019 Plan, as well as the incremental fair value computed in accordance with FASB ASC Topic 718 in connection with the amendments in October 2020 to the performance-based restricted share units originally granted in 2018 under our Inducement Incentive Plan and the 2012 Plan.

Narrative Discussion of Summary Compensation and Grants of Plan-Based Awards Tables
Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the 2020 Grants of Plan-Based Awards Table was paid or awarded, are described above under “— Compensation Discussion and Analysis.”
In 2020, we granted restricted share awards and performance-based restricted share units to each of our named executive officers under the 2019 Plan, as described in the Grants of Plan-Based Awards in 2020 table. The vesting of each award is subject to acceleration in connection with certain termination triggering events as described below under “—Employment Agreements and Severance and Change in Control Arrangements—Long-Term Incentive Plan Awards.” We also amended the terms of our 2018 performance-based restricted share unit awards, which were issued under our Inducement Incentive Plan and the 2012 Plan, to provide that (i) the performance period, which otherwise would have ended on December 31, 2021, will extend through December 31, 2024 and (ii) after any earned performance-based restricted shares are settled in shares, recipients will be entitled to a cash amount equal to the aggregate dividends that would have been paid if such shares had been issued on January 1, 2021. The incremental accounting cost associated with these amendments, computed in accordance with FASB ASC Topic 718, is reflected in the Summary Compensation Table and the 2020 Grants of Plan-Based Awards Table.
For service-based awards made in 2020 under the 2019 Plan, we will retain all dividends that otherwise would have been paid on unvested restricted shares and those amounts will only be paid if and when the shares vest. With respect to the annual performance-based restricted share units, holders are not entitled to any dividends, or the accumulated value of such dividends, during the performance period. Once the performance-period for such annual performance-based restricted share units ends, earned performance-based restricted share units will be settled in an equal number of Shares that participate in dividends at the same rate per share as all other common shareholders. For the one-time absolute share price performance-based restricted share units, once these performance-based restricted share units are earned and settled in shares, we will make a cash payment equal to the dividends that would have been paid on such shares, if such shares had been outstanding on the grant date. As a result of limitations contained in the 2019 Plan, if any recipient becomes entitled to receive more than 500,000 Shares, the amount in excess of 500,000 Shares will be settled in cash based on the value of the Shares on the date on which the number of performance-based restricted share units that is earned is determined. If the amendments set forth in proposal 4 are approved by our shareholders at the annual meeting, this limitation will cease to apply to awards under the 2019 Plan.
The terms of the employment agreements, offer letters and other agreements that we have entered into with our named executive officers are described below under “—Employment Agreements and Severance and Change in Control Arrangements.”

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2020

The following table provides information on the holdings of equity awards by the named executive officers as of December 31, 2020.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Brian L. Harper	453,283	3,920,898	1,441,265	12,466,942
Michael P. Fitzmaurice	129,428	1,119,552	169,646	1,467,438
Timothy Collier	40,523	350,524	111,902	967,952
Heather R. Ohlberg	19,028	164,592	25,580	221,267
Raymond J. Merk	17,676	152,897	34,683	300,008
(1)	Includes the following:

Name	2020 Extension Award	2020 Salary Exchange Award (c)	2020 Award (d)	2019 Award(e)	2018 Service-Based Inducement Awards	2018 Award(i)	2017 Award(j)
Brian L. Harper	215,208(a)	17,473	95,493	66,384	58,725(f)	—	—
Michael P. Fitzmaurice	71,736(b)	5,361	27,215	16,594	8,522(g)	—	—
Timothy Collier	—	4,644	17,704	12,446	5,729(h)	—	—
Heather R. Ohlberg	—	4,591	11,077	3,360	—	—	—
Raymond J. Merk	—	—	7,878	5,340	—	2,838	1,620

(a)
Represents restricted shares granted as an extension award in connection with Mr. Harper’s new employment agreement, which will vest on June 30, 2025, subject to continued employment through such date.

(b)
Represents restricted shares granted as an extension award in connection with Mr. Fitzmaurice’s new employment agreement, which will vest on June 30, 2024, subject to continued employment through such date.

(c)	Represents unvested restricted share awards granted in exchange for base salary, which were scheduled to vest on January 2, 2021.
(d)	Represents unvested restricted share awards granted for 2020, with one-third scheduled to vest on each of March 1, 2021, 2022 and 2023, subject to continued employment through such dates.
(e)
Represents unvested restricted share awards granted for 2019, with one-third having vested on March 1, 2020 and one-third scheduled to vest on each of March 1, 2021 and March 1, 2022, subject to continued employment through such dates.

(f)
Represents unvested portion of restricted share awards granted as inducement awards in connection with Mr. Harper’s initial employment agreement, with one-third having vested on each of June 15, 2019 and June 15, 2020 and one-third scheduled to vest on June 15, 2021, subject to continued employment through such date.

(g)
Represents unvested portion of restricted share awards granted as inducement awards in connection with Mr. Fitzmaurice’s employment agreement, with one-third having vested on each of June 18, 2019 and 2020 and one-third scheduled to vest on June 18, 2021, subject to continued employment through such date.

(h)
Represents unvested portion of restricted share awards granted as inducement awards in connection with Mr. Collier’s offer letter, with one-third having vested on each of August 6, 2019 and 2020 and one-third scheduled to vest on August 6, 2021, subject to continued employment through such date.

(i)
Represents unvested restricted share unit awards granted for 2018, with one-fifth having vested on each of March 1, 2019 and 2020 and one-fifth scheduled to vest on each of March 1, 2021, 2022 and 2023, subject to continued employment through such dates.

(j)
Represents unvested restricted share unit awards granted for 2017, with one-fifth having vested on each of March 20, 2018, 2019 and 2020 and one-fifth scheduled to vest on each of March 20, 2021 and 2022, subject to continued employment through such dates.

(2)	Based upon the $8.65 closing price of the Shares on the NYSE on December 31, 2020, the last business day of the fiscal year.
(3)
Reflects performance-based restricted share units that were outstanding and for which the performance period had not ended as of December 31, 2020. The number of these performance-based units that were outstanding as of December 31, 2020, which equals the target amount that could be earned, is set forth in the table below. In accordance with SEC rules, the number of units set forth in the table above includes the threshold, target or maximum amount, as applicable, of the performance-based restricted share units that may be earned based on the Trust’s performance during the applicable performance period as of December 31, 2020.

Name	2020 Absolute Share Price Awards(a)	2020 Performance Based Awards(b)	2019 Performance Based Awards(c)	2018 Performance Based Inducement Award	2018 Performance Based Restricted Share Unit Award(g)
Brian L. Harper	275,000	95,493	99,586	371,966(d)	—
Michael P. Fitzmaurice	40,000	27,215	24,896	25,571(e)	—
Timothy Collier	25,000	17,704	18,672	17,189(f)	—
Heather R. Ohlberg	7,500	11,077	5,041	—	—
Raymond J. Merk	9,000	7,878	8,013	—	4,731

(a)
Represents performance-based restricted share units granted in 2020. Each award provides the opportunity to earn and receive Shares equal to between 50% and 200% of the number of restricted share units subject to the award after the end of the performance period from October 26, 2020 through December 31, 2024, based on absolute increase in share price. Earned restricted share units will be settled in restricted shares that will vest on December 31, 2024, subject to continued employment. Based on our performance through December 31, 2020, the target level performance threshold had been met and, as a result, the restricted share units are expected to be earned, at minimum, at target level, subject to the determination of the Compensation Committee.

(b)
Represents performance-based restricted share units granted in 2020. Each award provides the opportunity to earn and receive Shares equal to between 50% and 200% of the number of restricted share units subject to the award after the end of the three-year performance period from January 1, 2020 through December 31, 2022, based on total shareholder return compared to a group of peer companies. Earned restricted share units will be settled in restricted shares that will vest on March 1, 2023, subject to continued employment. Assuming our relative performance for the three-year performance period continues to be the same as we experienced from the beginning of the performance period through December 31, 2020, none of the restricted share units would have been earned.

(c)
Represents performance-based restricted share units granted in 2019. Each award provides the opportunity to earn and receive Shares equal to between 50% and 200% of the number of restricted share units subject to the award after the end of the three-year performance period from January 1, 2019 through December 31, 2021, based on total shareholder return compared to a group of peer companies. Earned restricted share units will be settled in restricted shares that will vest on March 1, 2022, subject to continued employment. Assuming our relative performance for the three-year performance period continues to be the same as we experienced from the beginning of the performance period through December 31, 2020, the restricted share units would have been earned at a level between threshold and target performance.

(d)
Represents performance-based restricted share units granted in 2018. The award provides the opportunity to earn and receive Shares equal to between 50% and 200% of the number of restricted share units subject to the award after the end of the performance period from June 15, 2018 through December 31, 2024, based on total shareholder return compared to a group of peer companies. Earned restricted share units will be settled in restricted shares that will vest on December 31, 2024, subject to continued employment. Assuming our relative performance for the multi-year performance period continues to be the same as we experienced from the beginning of the performance period through December 31, 2020, the restricted share units would have been earned at a level between target and maximum performance.

(e)
Represents performance-based restricted share units granted in 2018. The award provides the opportunity to earn and receive Shares equal to between 50% and 200% of the number of restricted share units subject to the award after the end of the performance period from June 18, 2018 through December 31, 2024, based on total shareholder return compared to a group of peer companies. Earned restricted share units will be settled in restricted shares that will vest on December 31, 2024, subject to continued employment. Assuming our relative performance for the multi-year performance period continues to be the same as we experienced from the beginning of the performance period through December 31, 2020, the restricted share units would have been earned at a level between target and maximum performance.

(f)
Represents performance-based restricted share units granted in 2018. The award provides the opportunity to earn and receive Shares equal to between 50% and 200% of the number of restricted share units subject to the award after the end of the performance period from August 6, 2018 through December 31, 2024, based on total shareholder return compared to a group of peer companies. Earned restricted share units will be settled in restricted shares that will vest on December 31, 2024, subject to continued employment. Assuming our relative performance for the multi-year performance period continues to be the same as we experienced from the beginning of the performance period through December 31, 2020, the restricted share units would have been earned at a level between target and maximum performance.

(g)
Represents performance-based restricted share units granted in 2018. The award provides the opportunity to earn and receive Shares equal to between 50% and 200% of the number of restricted share units subject to the award after the end of the three-year performance period from January 1, 2018 through December 31, 2024, based on total shareholder return compared to a group of peer companies. Earned restricted share units will be settled in restricted shares that will vest on December 31, 2024, subject to continued employment. Assuming our relative performance for the multi-year performance period continues to be the same as we experienced from the beginning of the performance period through December 31, 2020, the restricted share units would have been earned at a level between threshold and target performance.

OPTION EXERCISES AND STOCK VESTED IN 2020
The following table provides information on restricted share awards held by each named executive officer that vested in 2020.  No options were exercised by named executive officers in 2020.
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Brian L. Harper	91,927	853,705
Michael P. Fitzmaurice	16,824	167,430
Timothy Collier	11,955	116,381
Heather R. Ohlberg	1,681	21,786
Raymond J. Merk	12,195	153,150
(1)	Amounts reflect the market value of the Shares on the vesting date.

EMPLOYMENT AGREEMENTS AND SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS
The following section describes the employment agreements and offer letters that we have with the named executive officers as well as other severance or change in control agreements, arrangements or policies, including applicable terms of the equity awards, pursuant to which we have agreed to make payments or provide benefits to our named executive officers in connection with a termination of employment or change in control. The Trust, in its discretion, may also decide to provide payments or benefits that are not specifically required pursuant to these agreements, arrangements or policies in connection with any particular termination or change in control.
Brian L. Harper’s Employment Agreement
The Trust entered into an employment agreement with Mr. Harper on June 11, 2020, which superseded the employment agreement the Trust entered into with Mr. Harper in April 2018. The term of Mr. Harper’s employment under the employment agreement is through June 30, 2025, and will automatically renew for successive one-year periods unless either party provides written notice of non-renewal. Under the employment agreement, Mr. Harper is entitled to (1) receive an annual base salary of no less than $775,000, which will be reviewed annually, (2) participate in the Trust’s short-term incentive program (i.e., annual cash bonus program), with a target award each year equal to 125% of annual base salary and (3) participate in the Trust’s long-term incentive program, with a target award that is not less than $3,000,000.
The employment agreement also entitled Mr. Harper to receive an extension equity award consisting of restricted Shares valued at $1,500,000 based on the closing price of the Trust’s common shares on June 11, 2020, which equity award will vest in full on June 30, 2025. Mr. Harper’s employment agreement provides for other benefits, such as paid vacation, and health and insurance benefits, that are generally consistent with both Mr. Harper’s prior employment agreement and with the benefits provided to the Trust’s other  executive officers.
If Mr. Harper’s employment is terminated by the Trust during the term without cause or by Mr. Harper for good reason, subject to the execution and non-revocation of a general release and waiver, Mr. Harper will be entitled to receive the following:
•
an amount equal to 1.5 times (or, if the termination occurs within two years after a change in control, 2.0 times) the sum of Mr. Harper’s annual base salary and annual short-term incentive program award (calculated based on the average award for Mr. Harper’s previous two most recently completed bonus years for which bonus determinations have already been communicated or, if the termination occurs within two years after a change in control, the target award amount), each for the calendar year in which the termination occurs and payable in equal monthly installments for a period of 18 months (or, if the termination occurs within two years after a change in control, 24 months) following the date of termination;

•
any earned but not yet paid incentive awards for already completed years or award cycles, payable pursuant to and in accordance with the terms and conditions of such plans and award agreements; provided, that any short-term incentive program payment for a calendar year completed prior to the date of termination will be paid irrespective of whether Mr. Harper is employed by the Trust on the payment date;

•	the pro rata portion of the short-term incentive program award for the year of termination, based on actual performance;
•	continued health benefits for a period of up to 18 months; and
•
with respect to equity awards held by Mr. Harper, the following treatment: (1) immediate vesting of a number of the unvested restricted shares granted to Mr. Harper as an inducement award under his prior employment agreement equal to the lesser of (a) 97,886 shares or (b) all of such restricted shares that remain unvested, (2) to the extent such termination had occurred prior to December 31, 2020 (which was the end of the original applicable performance period prior to amendment), immediate vesting and settlement/pay out, at target, of 293,657 of the performance shares granted to Mr. Harper as an inducement award under his prior employment agreement, (3) immediate vesting of the extension award granted in connection with Mr. Harper’s new employment agreement and (4) with respect to all other outstanding equity awards, treatment in accordance with the terms set forth in the award agreements evidencing such equity awards.
In the event that a change in control occurs and any payment or benefit constitutes an excess “parachute payment” under Section 280G of the IRC, subject to an excise tax, Mr. Harper will not be entitled to a tax gross-up payment; however, his payments and benefits would be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to Mr. Harper. Additionally, in the event that a change in control occurs within 24 months prior to the scheduled expiration of the term, Mr. Harper may extend the term until the date that is 24 months after the change in control to ensure that the severance protections provided by the Harper Agreement apply for the full negotiated period following a change in control.

If Mr. Harper’s employment is terminated during the term because of his death or disability, subject to the execution and non-revocation of a general release and waiver, Mr. Harper, or his estate, will be entitled to the same payments and benefits as he would have received upon a termination by the Trust without cause or by Mr. Harper for good reason, except that (1) the service-based restricted shares granted as an inducement equity award pursuant to Mr. Harper’s prior employment agreement will immediately vest in full, (2) the performance-based restricted share units granted as an inducement equity award pursuant to Mr. Harper’s prior agreement will remain outstanding and vest based on actual performance through the end of the performance period and (3) a pro rata portion of the extension award granted in connection with Mr. Harper’s new employment agreement will vest based on the portion of the period from July 1, 2020 through June 30, 2025 that has elapsed.
During employment and thereafter, Mr. Harper is subject to confidentiality and non-disparagement requirements. During employment and for 12 months after the termination of employment, Mr. Harper is subject to non-competition requirements. During employment and for 24 months after the termination of employment, Mr. Harper is subject to non-solicitation requirements.
Michael P. Fitzmaurice’s Employment Agreement

The Trust entered into an employment agreement with Mr. Fitzmaurice on June 11, 2020, which superseded the employment agreement the Trust entered into with Mr. Fitzmaurice in June 2018. The term of Mr. Fitzmaurice’s employment under the employment agreement is through June 30, 2024, and will automatically renew for successive one-year periods unless either party provides written notice of non-renewal. Under the employment agreement, Mr. Fitzmaurice is entitled to (1) receive an annual base salary of no less than $475,000, which will be reviewed annually, (2) participate in the Trust’s short-term incentive program (i.e., annual cash bonus program), with a target award each year equal to 80% of annual base salary and (3) participate in the Trust’s long-term incentive program, with a target award that is not less than $712,500.

The employment agreement also entitled Mr. Fitzmaurice to receive an extension equity award consisting of restricted common shares of beneficial interest in the Trust valued at $500,000 based on the closing price of the Trust’s common shares on June 11, 2020, which equity award will vest in full on June 30, 2024 (the “Fitzmaurice Extension Award”). Mr. Fitzmaurice’s employment agreement provides for other benefits, such as paid vacation, and health and insurance benefits, that are generally consistent with both Mr. Fitzmaurice’s prior employment agreement and the benefits provided to the Trust’s other executive officers.
If Mr. Fitzmaurice’s employment is terminated by the Trust during the term without cause or by Mr. Fitzmaurice for good reason, subject to the execution and non-revocation of a general release and waiver, Mr. Fitzmaurice will be entitled to receive the following:
•
an amount equal to 1.0 times (or, if the termination occurs within two years after a change in control, 2.0 times) the sum of Mr. Fitzmaurice’s annual base salary and target annual short-term incentive program award, each for the calendar year in which the termination occurs and payable in equal monthly installments for a period of 12 months (or, if the termination occurs within two years after a change in control, 24 months) following the date of termination;

•
any earned but not yet paid incentive awards for already completed years or award cycles, payable pursuant to and in accordance with the terms and conditions of such plans and award agreements; provided, that any short-term incentive program payment for a calendar year completed prior to the date of termination will be paid irrespective of whether Mr. Fitzmaurice is employed by the Trust on the payment date;

•
the pro rata portion of the short-term incentive program award for the year of termination, based on actual performance (or, if the termination occurs within two years after a change in control, at target);

•	continued health benefits for a period of up to 12 months (or, if the termination occurs within two years after a change in control, 18 months); and
•
with respect to equity awards held by Mr. Fitzmaurice, the following treatment: (1) immediate vesting of any unvested restricted shares granted to Mr. Fitzmaurice as an inducement award under his prior employment agreement, (2) to the extent such termination had occurred prior to December 31, 2020 (which was the end of the original applicable performance period prior to amendment), immediate vesting and settlement/pay out, at target, of all of the performance shares granted to Mr. Fitzmaurice as an inducement award under his prior employment agreement, (3) immediate vesting of the extension award granted in connection with Mr. Fitzmaurice’s new employment agreement and (4) with respect to all other outstanding equity awards, treatment in accordance with the terms set forth in the award agreements evidencing such equity awards.

In the event that a change in control occurs and any payment or benefit constitutes an excess “parachute payment” under Section 280G of the IRC, subject to an excise tax, Mr. Fitzmaurice will not be entitled to a tax gross-up payment; however, his payments and benefits would be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to Mr. Fitzmaurice. In addition, in the event that a change in control occurs within 24 months prior to the scheduled expiration of the term, Mr. Fitzmaurice may extend the term until the date that is 24 months after the change in control to ensure that the severance protections provided by the Fitzmaurice Agreement apply for the full negotiated period following a change in control.
If Mr. Fitzmaurice’s employment is terminated during the term because of his death or disability, subject to the execution and non-revocation of a general release and waiver, Mr. Fitzmaurice, or his estate, will be entitled to the same payments and benefits as he would have received upon a termination by the Trust without cause or by Mr. Fitzmaurice for good reason, except that a pro rata portion of the extension award granted in connection with Mr. Fitzmaurice’s new employment agreement will vest based on the portion of the period from July 1, 2020 through June 30, 2024 that has elapsed..
During employment and thereafter, Mr. Fitzmaurice is subject to confidentiality and non-disparagement requirements. During employment and for 12 months after the termination of employment, Mr. Fitzmaurice is subject to non-competition requirements. During employment and for 24 months after the termination of employment, Mr. Fitzmaurice is subject to non-solicitation requirements.
Timothy Collier’s Offer Letter
The Trust entered into an offer letter with Mr. Collier on June 25, 2018. Under the offer letter, Mr. Collier is entitled to (1) an annual base salary of $400,000, (2) an annual bonus target equal to 65% of annual base salary, with a maximum equal to 150% of target and (3) participate in the Trust’s long-term incentive program, with a target award equal to $450,000.
The offer letter also entitled Mr. Collier to receive inducement equity awards consisting of (1) restricted Shares valued at $225,000 based on the closing price on the day prior to Mr. Collier’s start date, vesting ratably on each of the first three anniversaries of the grant date and (2) performance-based restricted share units, with a number of units at target equal to $225,000 based on the closing price on the day prior to Mr. Collier’s start date, entitling Mr. Collier to earn up to 200% of the target amount based on the Trust’s relative TSR during a performance period from the grant date to December 31, 2020 as compared to peer companies. Mr. Collier’s employment agreement provides for other benefits, such as paid vacation, and health and insurance benefits, generally consistent with those provided to the Trust’s executive officers.

Pursuant to the offer letter, if Mr. Collier’s employment is terminated without cause, subject to the execution and non-revocation of a general release and waiver, he will be entitled to receive the following:

•	an amount equal to one times (or, if the termination occurs in connection with a change in control, 1.5 times) the sum of Mr. Collier’s annual base salary and his target bonus;
•	the pro rata portion of his annual bonus for the year of termination, based on actual performance;
•	a lump sum reimbursement for health benefits for one year of coverage; and
•	accelerated vesting in full and payout at target, if the performance period had not already ended, of Mr. Collier’s inducement equity awards.
Heather R. Ohlberg’s Offer Letter

The Trust entered into an offer letter with Ms. Ohlberg on October 5, 2018. Under the offer letter, Ms. Ohlberg is entitled to (1) an annual base salary of $270,000, (2) an annual bonus target equal to 50% of annual base salary and (3) participate in the Trust’s long-term incentive program, with a target award equal to 45% of base compensation.
Pursuant to the offer letter, if Ms. Ohlberg’s employment is terminated without cause, subject to the execution and non-revocation of a general release and waiver, she will be entitled to receive the following:

•	an amount equal to one times the sum of Ms. Ohlberg’s annual base salary, plus a prorated annual bonus based on actual performance for the year of termination following the date of termination; and

•	a lump sum reimbursement for health benefits for one year of coverage.

Raymond J. Merk’s Offer Letter

The Trust entered into an offer letter with Mr. Merk on July 9, 2019. Under the offer letter, Mr. Merk is entitled to (1) an annual base salary of $250,000, (2) an annual bonus target equal to 40% of annual base salary, (3) participate in the Trust’s long-term incentive program, with a target award equal to $187,500 and (4) monthly housing reimbursement equal to $2,000, with annual increases commensurate with annual rent increases and a tax gross up.

Pursuant to the offer letter, if Mr. Merk’s employment is terminated without cause, subject to the execution and non-revocation of a general release and waiver, he will be entitled to receive the following:

•	an amount equal to one times the sum of Mr. Merk’s annual base salary, plus a prorated annual bonus based on actual performance for the year of termination following the date of termination;
•	a lump sum reimbursement for health benefits for one year of coverage; and
•	reimbursement for any remaining term of Mr. Merk’s apartment lease.
Long-Term Incentive Plan Awards

Pursuant to the terms of the 2012 Plan and the 2019 Plan, and the applicable employment agreements and award agreements entered into with our named executive officers, upon a termination due to death or disability of an executive, the executive’s outstanding unvested service-based restricted shares will generally fully vest. Outstanding unvested performance-based restricted share units granted as annual performance-based awards in 2020 under the 2019 Plan will not be forfeited and will be earned, in full, based on actual performance through the end of the performance period. The performance-based restricted share units granted as annual performance-based awards in 2019 under the 2012 Plan do not provide for this treatment and, as a result, unless the Compensation Committee decides otherwise, they will be forfeited in the event of such a termination prior to vesting. Performance-based awards granted in 2018, including those granted under the Trust’s Inducement Incentive Plan and under the

2012 Plan, as well as the one-time absolute share price awards granted in 2020 under the 2019 Plan, will be earned based on performance achieved as of the date of termination and the full amount of restricted share units earned will vest as of such date.

In the event of a change in control, as defined in the applicable equity plan, any outstanding awards granted under the 2012 Plan and 2019 Plan that are not honored, assumed or substituted by the successor of the Trust (or one of its affiliates) or the Trust, if it is the surviving entity, will vest, with performance-based awards generally vesting at target levels for the annual performance-based awards granted in 2019 under the 2012 Plan and in 2020 under the 2019 Plan. To the extent outstanding awards are honored, assumed or substituted, no accelerated vesting will occur, but performance-based awards will be converted into service-based awards at target levels for the annual performance-based awards granted in 2019 under the 2012 Plan and at the greater of actual performance or target levels for the annual performance-based awards granted in 2020 under the 2019 Plan. In addition, in such event, Performance-based awards granted in 2018, including those granted under the Trust’s Inducement Incentive Plan and under the 2012 Plan, as well as the one-time absolute share price awards granted in 2020 under the 2019 Plan, will convert into service-based awards based on actual performance. In the event of a termination of an executive’s service by the surviving entity without cause or by the executive for good reason within a specified period following such change in control, all of such honored, assumed or substituted outstanding unvested awards will vest. The 2012 Plan and the 2019 Plan also provide that awards may only be treated as honored, assumed or substituted if they are based on shares which are traded on an established securities market and otherwise have substantially equivalent or better economic value and other rights and entitlements, including vesting and payment terms.

In connection with any other termination of an executive, except as set forth in an employment agreement (as summarized above) with respect to certain awards, the awards granted under the 2012 Plan and 2019 Plan to our named executive officers generally provide that all unvested restricted shares or restricted share units (whether service-based or performance-based) will be forfeited unless the Compensation Committee decides otherwise. In addition, the salary exchange awards granted in 2020 under the 2019 Plan and performance-based awards granted in 2018, including those granted under our Inducement Incentive Plan, as well as the one-time absolute share price awards granted in 2020 under the 2019 Plan, will vest upon a termination of the executive without cause or by the executive for good reason, subject to proration in the case of such performance-based awards based on actual performance and the portion of the performance period that had elapsed.

In 2018, in connection with the hiring of Messrs. Harper, Fitzmaurice and Collier, we granted each of these executives equity awards under our Inducement Incentive Plan. The treatment of the performance-based restricted share units granted as inducement awards for each of these executives is generally set forth above, while the treatment of the service-based restricted shares is generally set forth in the employment agreements and offer letter with these executives. With respect to the restricted shares granted as inducement awards, the Inducement Incentive Plan generally provides the Compensation Committee with discretion as to how to treat unvested outstanding awards, which may include acceleration of vesting, cancellation or adjustment to reflect assumption or substitution by a successor.

The 2012 Plan, the 2019 Plan and the Inducement Incentive Plan both also include terms providing that vesting, payments or other benefits for an executive that would constitute excess “parachute payments” under Section 280G of the IRC, subject to an excise tax will not be received if such a reduction would result in the executive receiving a greater after-tax amount.

Change in Control Policy

The Trust maintains a Change in Control Policy for the benefit of the executive officers of the Trust except the executive officers with employment agreements that supersede the Change in Control Policy. Under the Change in Control Policy, if an executive’s employment is terminated by the Trust without cause or by the executive for good reason within one year following a change in control, the executive is entitled to an amount equal to two times (or 2.99 times for the Chief Executive Officer, to the extent applicable) the sum of the executive’s annual base salary and target annual bonus, each for the calendar year in which the termination occurs; provided that, other than for the Chief Executive Officer, such payment, plus all other compensation amounts considered to be contingent on the change in control for purposes Section 280G of the Code shall not exceed 2.99 times the executive’s base amount for purposes of Section 280G.

The Change in Control Policy does not limit the provisions of any employment agreements with executives, but the payment due will be reduced by the amount of any severance or other separation payments (other than accelerated vesting of equity awards) provided for in any employment agreements or other arrangements. During the term of the employment agreements with Messrs. Harper and Fitzmaurice, the Change in Control Policy is superseded for those executives by the terms of their employment agreements.

The Change in Control Policy may be terminated by the Trust; provided that it will remain in effect with respect to any change in control that occurs prior to or within one year following such termination.

CHANGE IN CONTROL/SEVERANCE PAYMENT TABLE AS OF DECEMBER 31, 2020
The following table estimates the potential payments and benefits to the named executive officers upon termination of employment or a change in control, assuming such event occurs on December 31, 2020, based on the terms of agreements, arrangements and policies in effect on such date and assuming that no additional discretionary payments or benefits are made. These estimates do not reflect the actual amounts that would be paid to such persons, which would only be known at the time that they become eligible for payment and would only be payable if the specified event occurs.

CHANGE IN CONTROL AND SEVERANCE PAYMENTS AS OF DECEMBER 31, 2020
	Death or Disability ($)		Change in Control ($)(3)	Termination Without Cause or for Good Reason ($)(10)		Termination Without Cause or for Good Reason Following Change in Control ($)
Brian L. Harper
Cash severance	2,759,344	(4)	—	2,759,344	(4)	3,487,500	(5)
2020 pro rata bonus	823,438		—	823,438		823,438
Acceleration of service-based awards (1)	3,920,898		—	2,369,520		3,920,898
Acceleration of performance-based awards (1)	6,400,632	(9)	—	102,814		7,262,051
Benefits continuation (2)	43,731		—	43,731		43,731
Total	13,948,043		—	6,098,848		15,537,618
Michael P. Fitzmaurice
Cash severance	855,000	(6)	—	855,000	(6)	1,710,000	(4)
2020 pro rata bonus	323,000		—	323,000		323,000
Acceleration of service-based awards (1)	1,119,552		—	694,232		1,119,552
Acceleration of performance-based awards (1)	622,486		—	14,955		837,837
Benefits continuation (2)	25,170		—	25,170		50,341
Total	2,945,209		—	1,912,357		4,040,730
Timothy Collier
Cash severance	—		—	704,970	(6)	1,359,600	(8)
2020 pro rata bonus	—		—	227,630		—
Acceleration of service-based awards (1)	350,254		—	49,556		350,524
Acceleration of performance-based awards (1)	377,276	(9)	—	9,347		538,788
Benefits continuation (2)	—		—	—		—
Total	727,800		—	991,503		2,248,912
Heather R. Ohlberg
Cash severance	—		—	422,985	(7)	1,320,000	(8)
2020 pro rata bonus	—		—	221,000		—
Acceleration of service-based awards (1)	164,592		—	—		164,592
Acceleration of performance-based awards (1)	64,875	(9)	—	64,875		108,480
Benefits continuation (2)	—		—	—		—
Total	229,467		—	708,860		1,593,072
Raymond J. Merk
Cash severance	—		—	294,798	(7)	770,000	(8)
2020 pro rata bonus	—		—	93,500		—
Acceleration of service-based awards (1)	152,897		—	—		152,897
Acceleration of performance-based awards (1)	98,721	(9)	—	98,721		168,033
Benefits continuation (2)	—		—	—		—
Total	251,618		—	487,019		1,090,931

(1)
Represents the number of service-based and performance-based restricted shares and restricted share units, as applicable, that would have vested upon the occurrence of the applicable event multiplied by $8.65, which is the closing price of one Share on the NYSE on December 31, 2020.

(2)
Benefits continuation amounts are based on the actual expense for financial reporting purposes for covering an employee under the medical plan elected by such named executive officer as of December 31, 2020 for the duration of their severance period.

(3)
Does not include equity awards that by their terms only vest to the extent outstanding awards are not honored, assumed or substituted in the manner permitted pursuant to the 2012 Plan and the 2019 Plan in connection with the change in control or performance-based awards granted under the Inducement Incentive Plan and the 2019 Plan that convert, pursuant to their terms, into service-based awards upon a change in control. As of December 31, 2020, additional service-based and performance-based equity awards having the following aggregate values would have vested upon a change in control of the Trust if such awards were not honored, assumed or substituted in the manner permitted pursuant to the 2012 Plan and the 2019 Plan in connection with the change in control based on a share value of $8.65, the closing price of one Share on the NYSE on December 31, 2020, for each unvested restricted share or restricted share unit: Mr. Harper —$5,100,360; Mr. Fitzmaurice—$1,496,597; Mr. Collier—$615,620; Ms. Ohlberg—$304,013; and Mr. Merk—$290,355. In addition, under the 2019 Plan and the Inducement Incentive Plan, the following numbers of unvested performance-based restricted share units would have been converted into an equal number of service-based awards in connection with a change in control on December 31, 2020: Mr. Harper 835,451; Mr. Fitzmaurice—99,179; Mr. Collier—61,320; Ms. Ohlberg—18,577; and Mr. Merk—19,291.
(4)
Represents eighteen months of base salary and one and one-half times the average of the annual cash bonus for the two most recently completed years for which annual cash bonus was determined as of December 31, 2020.

(5)	Represents two years of base salary and target annual cash bonus as of December 31, 2020.
(6)	Represents eighteen months of base salary and target annual cash bonus as of December 31, 2020.
(7)	Represents a lump sum payment equal to twelve months of base salary, including an estimated amount to provide for continuing benefits for a period of twelve months.
(8)	Represents two years of base salary and target annual cash bonus as of December 31, 2020.
(9)
Does not include certain performance-based restricted share units that vest upon death or disability, but the payout, if any, will occur at the end of the performance period based on actual results pursuant to the terms of the award. Information regarding the value of unvested performance-based restricted share units that were outstanding as of December 31, 2020 is set forth above in “Named Executive Officer Compensation Tables—Outstanding Equity Awards at December 31, 2020.”

(10)	For Messrs. Collier and Merk, payments and benefits are only provided in connection with a termination by the Trust without cause.

Items Not Reflected in Table.
Items not reflected in the table set forth below include but are not limited to:

•	Accrued salary and vacation.
•	Life insurance proceeds in the event of death.
•	Disability insurance payouts in the event of disability.
•	Welfare benefits provided to all salaried employees having substantially the same value.
•	Amounts outstanding under the Trust’s 401(k) plan.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information regarding our equity compensation plans as of December 31, 2020.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
2019 Omnibus Long-Term Incentive Plan	634,191(1)	$—(2)	2,216,888(3)
2012 Plan	255,271(4)	—(5)	—
Subtotal	889,462	—	2,216,888
Equity compensation plans not approved by security holders(6)	829,452	—	—
Total	1,718,914	$—	2,216,888
(1)	Includes (i) 612,212 Shares issuable pursuant to performance-based restricted share units outstanding as of December 31, 2020 at the maximum level of performance and (ii) 21,979 deferred Shares.

(2)	Because there is no exercise price associated with the performance-based restricted share units or the deferred Shares, such units and Shares are not included in the weighted average exercise price .

(3)	Represents Shares remaining available for issuance under the 2019 Plan. We adopted the 2019 Plan on April 29, 2019 and will not make future grants or awards under the 2012 Plan.

(4)
Includes (i) 22,799 Shares issuable under restricted share units subject to service-based vesting  (ii) 195,804 Shares issuable pursuant to performance-based restricted share units outstanding as of December 31, 2020 at the maximum level of performance and (iii) 36,668 deferred Shares.

(5)	Because there is no exercise price associated with the performance-based restricted share units or the deferred Shares, such units and Shares are not included in the weighted average exercise price.

(6)
Includes Shares issuable pursuant to performance-based restricted share units outstanding as of December 31, 2020 at the maximum level of performance. Because there is no exercise price associated with the performance-based restricted share units, such units are not included in the weighted average exercise price.

Inducement Incentive Plan

For a description of the Inducement Incentive Plan refer to Note 15 of the notes to the Trust’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 18, 2021.

CHIEF EXECUTIVE OFFICER PAY RATIO

The Trust’s chief executive officer to median employee pay ratio was calculated in accordance with SEC requirements. However, due to the flexibility afforded by Item 402(u) of Regulation S-K in calculating the pay ratio, the ratio presented herein is a reasonable estimate and may not be comparable to the pay ratio presented by other companies.

The Trust identified the median employee by examining 2020 compensation for all employees of the Trust excluding the President and Chief Executive Officer. As permitted by SEC rules, employee compensation for full fiscal 2020 as reported in the Trust’s internal 401(k) reports was used as the compensation measure to identify the Trust’s median employee.  The Trust believes that the use of this compensation measure is reasonable since it includes all cash components of the Trust’s employee compensation: annual base salary, overtime pay, target short-term cash incentive compensation and employer benefit costs.

The employee population used to identify the Trust’s median employee included all employees of the Trust, whether employed on a full-time, part-time, or seasonal basis, as of December 27, 2020. The compensation measure described above was consistently applied to this entire employee population. The Trust did not make any assumptions, adjustments, or estimates with respect to the employee population or the compensation measure and did not annualize the compensation for any employees that were not employed by the Trust for all of 2020. After identifying the median employee based on the compensation measure described above, the Trust calculated annual total compensation for the median employee using the same methodology used for our named executive officers as set forth in the “Summary Compensation Table” herein.

As illustrated in the table below, in 2020, the Trust’s President and Chief Executive Officer’s annual total compensation was 94 times that of the Trust’s median employee.
	President & Chief Executive Officer	Median Employee
2020 Annual Total Compensation	$8,048,881	$85,650
Total Annual Compensation Pay Ratio	94	1

RELATED PERSON TRANSACTIONS
Policies and Procedures
The Trust has a Related Person Transaction Approval Policy for the review, approval or ratification of any related person transaction. This written policy provides that all related person transactions must be reviewed and approved by the Audit Committee or a majority of the disinterested trustees on the Board in advance of the Trust or any of its subsidiaries entering into the transaction; provided that, if the Trust or any of its subsidiaries enters into a transaction without recognizing that such transaction constitutes a related person transaction, this approval requirement will be satisfied if such transaction is ratified by the Audit Committee or a majority of the disinterested trustees on the Board promptly after the Trust recognizes that such transaction constituted a related person transaction. Disinterested trustees are trustees that do not have a personal financial interest in the transaction that is adverse to the financial interest of the Trust or its shareholders. The term “related person transaction” refers to a transaction required to be disclosed by the Trust pursuant to Item 404 of Regulation S-K (or any successor provision) promulgated by the SEC, but such term excludes any transaction for which an obligation to disclose under Item 404 arises solely from the fact that a beneficial owner of more than 5% of a class of the Trust’s voting securities (or an immediate family member of any such beneficial owner) has an interest in the transaction. This policy is in addition to, and not in substitution of, any other policy of the Trust relating to approval of conflict of interest transactions.

AUDIT COMMITTEE DISCLOSURE
The Audit Committee is responsible for monitoring the integrity of the Trust’s consolidated financial statements, the Trust’s system of internal controls, the Trust’s risk management system, the qualifications, performance and independence of the Trust’s independent registered public accounting firm, the performance of the Trust’s internal audit function and the Trust’s compliance with legal and regulatory requirements. The Audit Committee also has the sole authority and responsibility to appoint, determine the compensation of, evaluate and, when appropriate, replace the Trust’s independent registered public accounting firm.
Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with generally accepted accounting principles and for the report on the Trust’s internal control over financial reporting. The Trust’s independent registered public accounting firm is responsible for performing an independent audit of the Trust’s annual consolidated financial statements and expressing an opinion as to their conformity with generally accepted accounting principles and for attesting to management’s report on the Trust’s internal control over financial reporting. The Audit Committee’s responsibility is to oversee and review the financial reporting process and to review and discuss management’s report on the Trust’s internal control over financial reporting. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by the Trust’s management and the independent registered public accounting firm.
Pre-Approval Policies and Procedures for Audit and Non-Audit Services
The Audit Committee reviews and approves in advance the terms of and compensation for both audit and non-audit services. As stated in our Audit Committee charter, the Audit Committee pre-approves all auditing services and the terms thereof (which may include providing comfort letters in connection with securities underwritings) and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the applicable rules of the SEC or the Public Company Accounting Oversight Board (“PCAOB”) to be provided to the Trust by its independent auditors). The pre-approval requirement may be waived with respect to the provision of non-audit services for the Trust if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. This authority to pre-approve all non-auditing services may be delegated to one or more members of the Audit Committee, provided all decisions to pre-approve an activity are required to be presented to the full Audit Committee at its first meeting following such decision.
The Audit Committee pre-approved 100% of the fees described below and none of the services described above were approved pursuant to Rule 2-01(c)(7)(i)(c) of Regulation S-X, which relates to circumstances where the Audit Committee pre-approval requirement is waived.
Fees of Independent Registered Public Accounting Firm in 2020 and 2019
The following information sets forth the fees for 2020 and 2019 for audit and other services provided by Grant Thornton, our independent registered public accounting firm during such periods. The Audit Committee, based on its review and discussions with management and Grant Thornton, determined that the provision of these services was compatible with maintaining Grant Thornton’s independence. All of such services were approved in conformity with the pre-approval policies and procedures described above.

	2020	2019
Audit Fees	$648,814	$656,202
Audit-Related Fees(1)	62,475	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$711,289	$656,202

(1) Audit fees of an equity method investee.

Audit Fees. Audit services consist of professional services rendered by Grant Thornton for the audits of the Trust’s annual financial statements and the effectiveness of the Trust’s internal control over financial reporting, review of the financial statements included in the Trust’s quarterly reports on Form 10-Q and annual report on Form 10-K, services associated with SEC registration statements and other documents issued in connection with the Trust’s equity offerings and services that are normally provided by the accountant in connection with these filings and other filings. These amounts include reimbursable expenses of $29,414 and $46,952 in 2020 and 2019, respectively.

REPORT OF THE AUDIT COMMITTEE
In connection with the Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and the financial statements to be included therein, the Audit Committee has:

•	reviewed and discussed the audited financial statements with management;
•	discussed with Grant Thornton, the Trust’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the PCAOB and the SEC; and
•
received the written disclosures and the letter from Grant Thornton required by the applicable requirements of the PCAOB regarding Grant Thornton’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton its independence with respect to the Trust.

Based upon these reviews and discussions, the Audit Committee recommended to the Board that the Trust’s audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC.

Members of the Audit Committee
Joanna T. Lau (Chair)
Richard L. Federico
Arthur H. Goldberg
David J. Nettina
Laurie M. Shahon

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
The Audit Committee has appointed Grant Thornton LLP, or Grant Thornton, as our independent registered public accounting firm for the calendar year 2021. The Board recommends that the shareholders ratify the Trust’s selection of Grant Thornton as our independent registered public accounting firm. Although shareholder ratification of the appointment is not required by law or by our Bylaws and is not binding on the Trust, the Board believes that the submission of its selection to shareholders is a matter of good corporate governance. Even if the selection is ratified, the Audit Committee in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of the Trust and its shareholders. If the selection is not ratified, the Audit Committee will take that act into consideration, together with such other factors it deems relevant, in determining its next selection of independent auditors. See “Audit Committee Disclosure” for a description of fees and other matters related to Grant Thornton’s provision of services to the Trust.
The Trust expects that one or more representatives of Grant Thornton will be present at the Annual Meeting and will be available to respond to appropriate questions. Such representatives will also have an opportunity to make a statement if they so desire.
The Board recommends that the shareholders vote FOR the ratification of Grant Thornton as the Trust’s independent registered public accounting firm for the year ending December 31, 2021.
Vote Required
The affirmative vote of a majority of the votes cast at the Annual Meeting will be necessary to ratify the Audit Committee’s appointment of Grant Thornton as the Trust’s independent registered public accounting firm for the year ending December 31, 2021. Abstentions will have no effect on the outcome of the vote.

PROPOSAL 3
ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
Our Board proposes that shareholders provide advisory (non-binding) approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with the SEC’s rules (commonly known as a “say-on-pay” proposal). We recognize the interest our shareholders have in the compensation of our executives and we are providing this advisory proposal in recognition of that interest and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act.
In a non-binding, advisory vote on the frequency of the say-on-pay proposal held at our 2017 annual meeting of shareholders, shareholders voted in favor of holding say-on-pay votes annually. In light of this result and other factors considered by the Board, the Board determined that the Trust will hold advisory say-on-pay votes on an annual basis until the next required advisory vote on such frequency.  Therefore, the next advisory say-on-pay vote will occur at our 2022 annual meeting of shareholders.
As described in detail under the heading “Compensation Discussion and Analysis,” our named executive officer compensation program is designed to attract, motivate and retain our named executive officers, who are critical to our success, and ensure alignment of such persons with shareholders. Under this program, our named executive officers are rewarded for their service to the Trust, the achievement of specific performance goals and the realization of increased shareholder value. We believe our executive officer compensation programs also are structured appropriately to support our Trust and business objectives, as well as to support our culture. The Compensation Committee regularly reviews the compensation programs for our named executive officers to ensure the fulfillment of our compensation philosophy and goals.
Please read the “Compensation Discussion and Analysis,” beginning on page 27, and the “Named Executive Officer Compensation Tables”, beginning on page 43, for additional details about our named executive officer compensation program, including information about the target and earned compensation of our named executive officers in 2020.
We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Trust’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Trust’s Proxy Statement for the 2021 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Trust, the Compensation Committee or our Board. We value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board recommends that the shareholders vote FOR the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.
Vote Required
The affirmative vote of a majority of the votes cast at the Annual Meeting will be necessary to approve, on an advisory basis, the compensation of our named executive officers. Abstentions and broker non-votes will have no effect on the outcome of the vote.

PROPOSAL 4
APPROVAL OF THE AMENDED AND RESTATED 2019 OMNIBUS LONG-TERM INCENTIVE PLAN

On March 5, 2021, the Board approved an amendment and restatement of the RPT Realty 2019 Omnibus Long-Term Incentive Plan (the “2019 Plan”) to increase the aggregate number of Shares available for issuance under the 2019 Plan by 1,600,000 Shares and make certain other amendments. At the Annual Meeting, the shareholders are being asked to vote on this proposal to approve the adoption of the Amended and Restated 2019 Plan. In the event that the Amended and Restated 2019 Plan is not approved by shareholders, the 2019 Plan will continue in effect without the amendments described below.

We believe that equity-based incentive compensation is an important tool that helps us attract, retain and reward experienced, highly-motivated employees who effectively lead and contribute to our long-term growth and profitability, as well as further aligns employees’ interests with those of our shareholders. Adopting the Amended and Restated 2019 Plan is necessary in order to ensure that we will have sufficient authority and flexibility to adequately use future equity-based incentive awards as compensation tools to motivate the Trust’s workforce. The following highlights key reasons why we believe stockholders should approve the Amended and Restated 2019 Plan:
Reasonable Plan Cost
•	Permits continued alignment of interests through use of equity compensation — only 1,350,927 Shares are available for issuance of new awards under the 2019 Plan as of March 4, 2021;

•	Reasonable number of additional Shares requested —1,600,000 additional Shares; and

•
Awards would not have a substantially dilutive effect (additional shares equal approximately 1.97% of total outstanding Shares and, together with shares remaining available under the 2019 Plan as of March 4, 2021, equal approximately 3.64% of total outstanding Shares).

Responsible Grant Practices
•	Three-year average burn rate of 1.48% — well below ISS industry standard of 2.15%;

•	All equity awards granted to our Chief Executive Officer and other named executive officers vest ratably over at least three years;

•	No single-trigger acceleration of vesting for awards granted;

•	Clawback policy applies to cash and equity incentive awards; and

•	Robust share ownership guidelines.
Shareholder Friendly Plan Features
•	A minimum vesting period of one year is required for all equity awards, other than a limited number of excepted awards under the Plan;

•	No repricing is permitted without shareholder approval;

•	No cash buyback of underwater option or share appreciation rights is permitted without prior shareholder approval;

•	No evergreen feature providing for automatic increases in Shares available;

•	The granting options or share appreciation rights with an exercise price of less than fair market value of a Share on the grant date is prohibited;

•	No dividends or distributions are permitted to be paid on unvested awards;

•	No single-trigger vesting on a change in control where awards are assumed or substituted; and

•	No acceleration of vesting of equity awards in connection with a change in control without consummation of such change in control (i.e., no liberal change of control definition).
Shares Available for Issuance
The Amended and Restated 2019 Plan increases by 1,600,000 shares, the 1,350,927 Shares remaining available (based on previously granted awards counted at maximum levels) for issuance of new awards under the 2019 Plan as of March 4, 2021, the record date for the Annual Meeting. No shares are available for future grant under any other equity compensation plan.
As of March 4, 2021, there were 81,092,507 Shares outstanding. As of March 4, 2021, the number of Shares to be issued upon the exercise of outstanding options, warrants and rights for which we have reserved Shares under our 2019 Plan or prior equity compensation plans is equal to 2,260,640, which consists of (i) 14,437 Shares issuable under restricted share units subject to service-based vesting, (ii) 58,647 Shares issuable under deferred share units, of which 44,361 are vested, and (iii) 2,187,556 Shares issuable under outstanding performance-based restricted share units if maximum performance is achieved, none of which are vested. In addition, we have an aggregate of 938,050 unvested restricted shares granted under the 2019 Plan and prior equity compensation plans outstanding.
These numbers do not include, and the number of Shares remaining available for issuance of new awards under the 2019 Plan set forth above has not been reduced by, the performance-based restricted share units described below under “New Plan Benefits,” which are currently settleable in cash but will be settled in Shares (if and when earned) and reduce the number of Shares remaining available if the Amended and Restated 2019 Plan is approved. For the avoidance of doubt, other than the foregoing, no other awards under the 2019 Plan or any of our prior equity compensation plans were outstanding as of March 4, 2021.
Burn Rate
The following table sets forth information regarding historical awards granted during 2020, 2019 and 2018 and the corresponding burn rate, which is defined as the number of Shares subject to share or unit awards granted in a year divided by the weighted average number of Shares outstanding for that year, for each of the last three fiscal years:

Share Element	2018	2019	2020
Full-Value Shares and Units Granted(1) (A)	1,021,208	378,794	966,138
Full Value Multiplier(2) (B)	1.5	1.5	1.5
Total Awards Granted (A x B)	1,531,812	568,191	1,449,207
Weighted average common shares outstanding during the fiscal year (C)	79,592,000	79,802,000	79,998,000
Annual Burn Rate ((A x B)/C)	1.92%	0.71%	1.81%
Three-Year Average Burn(3) Rate		1.48%
Note: The Company did not grant any options in the past three years.
(1)
Represents the sum of the number of (i) restricted shares granted during the year and (ii) performance-based restricted share units granted during the year, reflected at the target amount that could be earned.

(2)
In accordance with corporate governance policy updates published by ISS, “Total” represents the sum of the Full-Value Shares and Units Granted, subject to a multiplier to be determined by ISS based on our recent historical Share price volatility. Based on our recent historical Share price volatility, we have utilized a full-value award multiplier of 1.5 for purposes of calculating the 2018 through 2020 average burn rate.

(3)	As illustrated in the table above, our three-year average burn rate for the 2018 through 2020 period was 1.48%, which is below the ISS industry category burn rate threshold of 2.15%.

Summary of Material Amendments

The following is a brief summary of the material amendments that are included in the Amended and Restated 2019 Plan:

•
The maximum number of shares available under the Amended and Restated 2019 Plan will be increased by 1,600,000 Shares. Based solely on the closing price of our Shares as reported on the NYSE on March 4, 2021, the maximum aggregate market value of the additional Shares that could potentially be issued under the Amended and Restated 2019 Plan (including 1,350,927 Shares that remained available under the Amended and Restated 2019 Plan as of March 4, 2021 plus the 1,600,000 increase in the number of Shares available under the Amended and Restated 2019 Plan) is $33,758,605.

•	The maximum number of Shares that may be issued in the form of incentive stock options has been increased from 3,500,000 Shares to 5,100,000 Shares.

•	The limits on the number of Shares subject to awards that may be granted to any person in any calendar year have been removed.

•	The minimum vesting period was amended to add limited carveouts.

•
The amendment provision was revised to provide the Board with full authority to amend the Amended and Restated 2019 Plan, except with respect to option repricing, with amendments to be subject to shareholder approval to the extent determined by the Board, included, for purposes of complying with applicable NYSE rules.

•	The term of the Amended and Restated 2019 Plan will be extended from its current expiration date until April 28, 2031, which is ten years from the date of the Annual Meeting.

Description of the Amended and Restated 2019 Plan

A description of the provisions of the Amended and Restated 2019 Plan is set forth below. This summary is qualified in its entirety by the full text of the Amended and Restated 2019 Plan, which is attached as Appendix A to this proxy statement.

Overview.    The purpose of the Amended and Restated 2019 Plan is to enhance the ability of the Trust to attract and retain highly qualified trustees, officers, key employees and other persons and to motivate such persons to serve the Trust and to improve the business results and earnings of the Trust by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Trust. As discussed in this proxy statement, grants to employees of service-based restricted shares and performance-based restricted share units and awards to non-employee trustees of restricted shares are an important part of the Trust’s compensation program, providing a basis for long-term incentive compensation and helping to tie together the interests of the Trust’s shareholders and the Trust’s trustees, officers and employees.

Share Reserve and Award Limits.    There are 5,100,000 Shares reserved for issuance under the Amended and Restated 2019 Plan plus any Shares that become available under the 2012 Plan as a result of forfeiture, expiration or cancellation of any outstanding award or any awards settled in cash in lieu of Shares, under the 2012 Plan (“Shares Available for Issuance”). The Shares to be issued under the Amended and Restated 2019 Plan consist of authorized but unissued Shares or issued Shares that have been reacquired by the Trust, a subsidiary or affiliate.

Administration.    The Amended and Restated 2019 Plan is administered by our Compensation Committee. Subject to the terms of the Amended and Restated 2019 Plan, the Compensation Committee may select participants to receive awards, determine the types of awards and terms and conditions of awards and interpret provisions of the Amended and Restated 2019 Plan. The

Compensation Committee may delegate to a subcommittee of Trustees and/or officers the authority to grant or administer Awards to persons who are not then reporting persons under Section 16 of the Exchange Act. If any Shares covered by an award are not purchased or are forfeited, or if an award is settled in cash in lieu of Shares or otherwise terminates without delivery of Shares subject thereto, then the number of Shares related to such award and subject to such forfeiture or termination shall not be counted against the limit set forth above, but shall again be available for making awards under the Amended and Restated 2019 Plan.  Notwithstanding the foregoing, the following Shares shall not be available for future grant: (a) Shares tendered or withheld in payment of the exercise price of an option and (b) Shares withheld by the Trust or otherwise received by the Trust to satisfy tax withholding obligations in connection with an award.  In addition, all Shares covered by a share appreciation right that were issued under the net settlement or net exercise of such share appreciation right shall be counted against the number Shares available for issuance under the Amended and Restated 2019 Plan and Shares purchased in the open market using option proceeds shall not be available for future grant under the Amended and Restated 2019 Plan.

Eligibility.    Awards may be made under the Amended and Restated 2019 Plan to our trustees, officers, employees or consultants and to any other individual whose participation in the Amended and Restated 2019 Plan is determined to be in our best interests by our Compensation Committee. We estimate that currently approximately 115 persons are eligible to receive awards under the Amended and Restated 2019 Plan. All persons who are eligible to receive awards form a single class under the Amended and Restated 2019 Plan, as awards are made on a discretionary basis and the terms of the Amended and Restated 2019 Plan do not distinguish among various eligible persons.

Minimum Vesting Period. The minimum vesting period for each award granted under the Amended and Restated Plan must be at least one year, provided that (1) that up to 5% of the Shares authorized for issuance under the Amended and Restated 2019 Plan may be utilized for unrestricted share awards or other awards with a minimum vesting period of less than one year and (2) annual awards to non-employee trustees that occur in connection with the Company’s annual meeting of shareholders may vest on the date of the Company’s next annual meeting of shareholders but in no event shall the vesting period for such awards be less than 50 weeks. In addition, the Compensation Committee may grant equity awards that vest within one year (i) if such awards are granted as substitute awards in replacement of other awards (or awards previously granted by an entity being acquired (or assets of which are being acquired)) that were scheduled to vest within one year or (ii) if such awards are being granted in connection with an elective deferral of cash compensation that, absent a deferral election, otherwise would have been paid to the grantee within the one year.
No Dividends/Dividend Equivalents Payable Prior to Vesting. The Amended and Restated 2019 Plan provides that no dividend or dividend equivalent rights shall provide for any crediting or payment on any award or portion of an award that is not vested. With respect to restricted Shares, the right to receive cash dividends or distributions shall be subject to the same restrictions on transferability as the restricted Shares with respect to which they are paid, and shall be accumulated during the restricted period and paid or forfeited when the restricted Shares vest or are forfeited.

Types of Awards Available for Grant under the Amended and Restated 2019 Plan

Restricted Shares and Restricted Share Units.    The Amended and Restated 2019 Plan permits the granting of restricted shares and restricted share units. Restricted shares are Shares granted subject to forfeiture if the grantee’s service with the Trust is terminated or specified holding periods and/or performance targets are not met. Restricted share units are substantially similar to restricted shares but result in the issuance of Shares upon meeting specified holding periods and/or performance targets, rather than the issuance of the Shares in advance. Restricted shares and restricted share units granted under the Amended and Restated 2019 Plan may not be sold, transferred, pledged or assigned prior to meeting the specified holding periods and/or performance targets. The Compensation Committee determines the holding periods and/or performance targets and the circumstances under which the holding periods and/or performance targets may be waived, such as upon death, disability, retirement, termination of employment, or change in control.

Performance Awards.    The Amended and Restated 2019 Plan permits the granting of performance awards, which is an award subject to the attainment of certain performance goals as determined by the Compensation Committee. Settlement of performance awards may be in cash, Shares, other Awards or other property. There may be more than one performance award in existence at any one time and performance periods may differ. Also, performance awards for different participants under the Amended and Restated 2019 Plan may have different performance goals or other criteria.

Options.    The Amended and Restated 2019 Plan permits the granting of options to purchase Shares intended to qualify as incentive stock options under the Code, and also options to purchase Shares that do not qualify as incentive stock options (“non-qualified options”). No more than 5,100,000 Shares may be granted in the form of incentive stock options under the Amended and Restated 2019 Plan. The exercise price of each option may not be less than 100% of the fair market value of the Shares on the date of grant. In the case of certain 10% shareholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the Shares on the date of grant. An exception to these requirements is made for any options that we grant in substitution for options held by trustees, officers, employees and consultants of a company that we acquire. In such a case, the exercise price would be adjusted to preserve the economic value of such holder’s substituted option.

The term of each option is fixed by the Compensation Committee and may not exceed 10 years from the date of grant. The Compensation Committee determines at what time or times each option may be exercised and the period of time, if any, after death, disability, retirement, or termination of employment or service during which options may be exercised.

Options may be made exercisable in installments. The exercisability of options may be accelerated by the Compensation Committee, such as upon death, disability, retirement, termination of employment, or change in control (if not assumed or substituted). In general, an optionee may pay the exercise price of an option by cash, certified check, by tendering Shares (which, if acquired from us, have been held by the optionee for at least six months), or by means of a broker-assisted cashless exercise.
Options granted under the Amended and Restated 2019 Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, we may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to address estate planning concerns.

Other Awards.    The Compensation Committee may also award the following types of awards under the Amended and Restated 2019 Plan:

•
dividend equivalent rights, which are rights entitling the recipient to receive amounts equal to dividends that would have been paid if the recipient had held a specified number of Shares; provided, that dividend equivalent rights may not be granted relating to Shares subject to an option or share appreciation right;

•
share appreciation rights, which are nontransferable rights to receive a number of Shares or, in the discretion of the Compensation Committee, an amount in cash or a combination of Shares and cash, based on the increase in the fair market value of the Shares underlying the right over the market value of such Shares on the date of grant (or over an amount greater than the grant date fair market value, if the Compensation Committee so determines) during a stated period specified by the Compensation Committee not to exceed 10 years from the date of grant; and

•	unrestricted Shares, which are Shares granted without restrictions.

Business Criteria.    The Compensation Committee may use one or more business criteria, on a consolidated basis, and/or with respect to specified subsidiaries or business units (except with respect to the total shareholder return and earnings per share criteria), in establishing performance goals for awards including without limitation:

•	total shareholder return;

•	net income;

•	earnings per share;

•	funds from operations;

•	funds from operations per share;

•	return on equity;

•	return on assets;

•	return on invested capital;

•	increase in the market price of Shares or other securities;

•	revenues;

•	net operating income;

•	comparable center net operating income;

•	operating margin (operating income divided by revenues);

•	earnings before interest expense, taxes, depreciation and amortization (“EBITDA”) or adjusted EBITDA;

•
the performance of the Trust in any one or more of the items mentioned in the clauses above in comparison to the average performance of the companies used in a self-constructed peer group for measuring performance under an award; and

•	the performance of the Trust in any one or more of the items mentioned in the clauses above in comparison to a budget or target for measuring performance under an award.

Effect of Change in Control.    The occurrence of a change in control will not automatically cause outstanding awards granted under the Amended and Restated 2019 Plan to vest. If outstanding awards are not assumed or substituted, such awards will vest upon a change in control. Further, to the extent outstanding awards are assumed or substituted, if a grantee’s services is terminated without cause or good reason within one year following a change in control, such outstanding awards will vest.

Adjustments for Share Dividends and Similar Events.    The number of Shares subject to outstanding awards, the Shares Available for Issuance, the exercise price of each outstanding option or share appreciation right and other terms and conditions of outstanding awards will be subject to adjustment in the event of any recapitalization, reclassification, share split, reverse split, combination of shares, share dividend or other distribution payable in capital stock, or other increase or decrease in such Shares effected without receipt of consideration by the Trust.

Termination Date. Unless terminated earlier, the Amended and Restated 2019 Plan will terminate on April 28, 2031, which is ten years from the date of the Annual Meeting. The termination of the Amended and Restated 2019 Plan will not affect any award outstanding on the date of such termination.

Amendment.  Generally, under current NYSE rules, all material amendments to the Amended and Restated 2019 Plan, including those that materially increase the number of Shares available, expand the types of awards available or the persons eligible to receive awards, extend the term of the Amended and Restated 2019 Plan, change the method of determining the exercise price of options or delete or limit any provision prohibiting the repricing of options, must be approved by our common shareholders. The Board may determine to make amendments subject to the approval of the common shareholders, including for purposes of complying with the rules of the NYSE or to preserve the qualified status of incentive stock options. Otherwise, the Board may amend, suspend or terminate the Amended and Restated 2019 Plan at any time.

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the Amended and Restated 2019 Plan. It does not describe all federal tax consequences under the Amended and Restated 2019 Plan, nor does it describe state or local tax consequences.

Incentive Stock Options.    No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If Shares issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such Shares, any amount realized in excess of the exercise price (the amount paid for the Shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) we will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If Shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the Shares at exercise (or, if less, the amount realized on a sale of such Shares) over the exercise price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering Shares.

If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options.    No income is realized by the optionee at the time a non-qualified option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the exercise price and the fair market value of the Shares on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the Shares have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering Shares. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Parachute Payments.    The vesting of any portion of an award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions.    Under Section 162(m) of the Code, our deduction for awards under the Amended and Restated 2019 Plan may be limited to the extent that any “covered employee” (as defined in Section 162(m) of the Code) receives compensation in excess of $1 million a year.

New Plan Benefits

The grant set forth in the table below represents performance-based restricted share units that, due to Share limits included in the 2019 Plan, will be settled in cash unless the Amended and Restated 2019 Plan is approved. If the Amended and Restated 2019 Plan is approved such performance-based restricted share units will be settled in Shares. Except as set forth below, the number of Shares that may be granted to our trustees and employees under the Amended and Restated 2019 Plan is indeterminable at this time, as such grants are subject to the discretion of our Compensation Committee.

Stock Awards

Name and Position	Number of Units (#)(1)

Brian L. Harper, President and CEO	275,000

(1)
Represents previously granted performance-based restricted share units, representing the target number of Shares that could be earned, that are currently settleable in cash. The performance-based restricted share units were granted in 2020 and provide the opportunity to earn an amount equal to between 50% and 200% of the number of restricted share units subject to the award based on absolute increase in share price. If the Amended and Restated 2019 Plan is approved, we intend to settle these performance-based restricted share units in Shares if and when they are earned.

The Board recommends that shareholders vote FOR the approval of the Amended and Restated 2019 Omnibus Long-Term Incentive Plan.

Vote Required

The affirmative vote of a majority of the votes cast at the Annual Meeting will be necessary to approve the Amended and Restated 2019 Plan. Abstentions will be treated as votes cast, thus having the effect of a vote against the proposal, but broker non-votes will have no effect on the outcome of the vote.

ADDITIONAL INFORMATION
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires the Trust’s executive officers and Trustees and persons who beneficially own more than 10% of a registered class of the Trust’s equity securities (“insiders”) to file reports with the SEC regarding their pecuniary interest in any of the Trust’s equity securities and any changes thereto and to furnish copies of these reports to the Trust. Based on the Trust’s review of the insiders’ forms furnished to the Trust or filed with the SEC and representations made by the Trustees and executive officers of the Trust, no insider failed to file on a timely basis a Section 16(a) report in 2020, except: each of Mses. Shahon, Weiss, and Lau and Messrs. Nettina, Goldberg and Federico filed late Forms 4 on July 13, 2020 to report the acquisition of Shares on July 1, 2020.
COST OF PROXY SOLICITATION
The cost of preparing, assembling and mailing this proxy statement and all other costs in connection with this solicitation of proxies for the annual meeting will be paid by the Trust. The Trust will request banks, brokers and other nominees to send the proxy materials to, and to obtain proxies from, the beneficial owners and will reimburse such record holders for their reasonable expenses in doing so. In addition, the trustees, officers and other employees of the Trust may solicit proxies by mail, telephone, electronically or in person, but they will not receive any additional compensation for such work.
PRESENTATION OF SHAREHOLDER PROPOSALS AND NOMINATIONS AT 2022 ANNUAL MEETING
Any shareholder proposal intended to be included in the Trust’s proxy statement and form of proxy for the 2022 annual meeting (pursuant to Rule 14a-8 of the Exchange Act) must be received by the Trust at RPT Realty, Attention: Secretary, 19 W 44th Street, 10th Floor, Suite 1002, New York, New York 10036 by the close of business on November 16, 2020 and must otherwise be in compliance with the requirements of the SEC’s proxy rules.
Any Trustee nomination or shareholder proposal of other business intended to be presented for consideration at the 2022 annual meeting, but not intended to be considered for inclusion in the Trust’s proxy statement and form of proxy relating to such meeting (pursuant to the Bylaws), must be received by the Trust at the address stated above between January 28, 2022 and the close of business on February 27, 2022 to be considered timely. However, if the 2022 annual meeting occurs more than 30 days before or 60 days after April 28, 2022, the Trust must receive nominations or proposals (1) not later than the close of business on the later of the 60th day prior to the date of the 2022 annual meeting or the 10th day following the day on which public announcement is made by the Trust of the date of the 2022 annual meeting and (2) not earlier than the 90th day prior to the 2022 annual meeting. Such nominations or proposals must also be in compliance with the Bylaws.
HOUSEHOLDING
The Trust may elect to send a single copy of the Notice of Internet Availability of Proxy Materials or its 2020 annual report and this proxy statement, as applicable, to any household at which two or more shareholders reside, unless one of the shareholders at such address notifies the Trust that he or she desires to receive individual copies. This “householding” practice reduces the Trust’s printing and postage costs. Shareholders may request to discontinue or re-start householding, or to request a separate copy of the 2020 annual report or 2021 proxy statement, as follows:

•	Shareholders owning Shares through a bank, broker or other holder of record should contact such record holder directly; and
•
Shareholders of record should contact the Trust at (212) 221-7139 or at Investor Relations, RPT Realty, 19 W 44th Street, 10th Floor, Suite 1002, New York, New York 10036. The Trust will promptly deliver such materials upon request.

APPENDIX A
RPT REALTY

AMENDED AND RESTATED
2019 OMNIBUS LONG-TERM INCENTIVE PLAN

RPT Realty, a Maryland real estate investment trust (the “Trust”), sets forth herein the terms of its Amended and Restated 2019 Omnibus Long-Term Incentive Plan (the “Plan”), as follows:
Section 1            PURPOSE
The Plan is intended to enhance the ability of the Trust, RPTI, RPTLP (as defined below) and the Subsidiaries and Affiliates of each of them to attract and retain highly qualified Trustees, officers, key employees and other persons and to motivate such persons to serve the Trust, RPTI, RPTLP, and the Subsidiaries of each of them and to improve the business results and earnings of the Trust and RPTLP, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Trust.  To this end, the Plan provides for the grant of options, share appreciation rights, restricted shares, restricted share units, unrestricted shares and dividend equivalent rights.  Any of these awards may, but need not, be made as performance incentives to reward attainment of performance goals in accordance with the terms hereof.  Share options granted under the Plan may be incentive stock options or non-qualified options, as provided herein.  The Plan shall replace the Ramco-Gershenson Properties Trust 2012 Omnibus Long-Term Incentive Plan (the “Predecessor Plan”) and as of the Original Effective Date no further grants of awards shall be made under the Predecessor Plan or the Ramco-Gershenson Properties Trust Inducement Incentive Plan.
Section 2            DEFINITIONS
For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:
2.1       “Affiliate” means a person or entity which controls, is controlled by, or is under common control with the Trust, RPTI or RPTLP, as the case may be.
2.2           “Award” means a grant of an Option, Share Appreciation Right, Restricted Shares, Restricted Share Units, Unrestricted Shares, Dividend Equivalent Rights or cash-based award under the Plan.
2.3     “Award Agreement” means a written or electronic agreement or other instrument that evidences and sets out the terms and conditions of an Award.
2.4            “Benefit Arrangement” shall have the meaning set forth in Section 14 hereof.
2.5            “Board” means the Board of Trustees of the Trust.

2.6            “Cause” means, unless otherwise provided in an applicable written agreement with the Trust, RPTI, RPTLP or a Subsidiary or Affiliate of any of them, (i) actual dishonesty intended to result in substantial personal enrichment at the expense of the Trust or of any subsidiary of the Trust, (ii) the conviction of a felony, or (iii) repeated willful and deliberate failure or refusal to perform the duties normally associated with a Participant’s position which is not remedied in a reasonable period of time after receipt of written notice from the Trust.
2.7            “Change in Control” means:
(a)            On or after the Original Effective Date of this Plan, any person (which, for all purposes hereof, shall include, without limitation, an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate and a trustee, executor, administrator or other legal representative) (a “Person”) or any group of two or more Persons acting in concert becomes the beneficial owner, directly or indirectly, of securities of the Trust representing, or acquires the right to control or direct, or to acquire through the conversion of securities or the exercise of warrants or other rights to acquire securities, 40% or more of the combined voting power of the Trust’s then outstanding securities; provided that for the purposes of this provision (A) “voting power” means the right to vote for the election of trustees, and (B) any determination of percentage of combined voting power shall be made on the basis that (x) all securities beneficially owned by the Person or group or over which control or direction is exercised by the Person or group which are convertible into securities carrying voting rights have been converted (whether or not then convertible) and all options, warrants or other rights which may be exercised to acquire securities beneficially owned by the Person or group or over which control or direction is exercised by the Person or group have been exercised (whether or not then exercisable), and (y) no such convertible securities have been converted by any other Person and no such options, warrants or other rights have been exercised by any other Person; or
(b)        A reorganization, merger, consolidation, combination, corporate restructuring or similar transaction (an “Event”), in each case, in respect of which the beneficial owners of the outstanding Trust voting securities immediately prior to such Event do not, following such Event, beneficially own, directly or indirectly, more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of trustees of the Trust and any resulting parent entity of the Trust in substantially the same proportions as their ownership, immediately prior to such Event, of the outstanding Trust voting securities; or
(c)          An Event involving the Trust as a result of which more than 50% of the members of the board of trustees of the parent entity of the Trust or the Trust are not persons who were members of the Board immediately prior to the Event.
Notwithstanding the preceding, to the extent “Change in Control” is a payment trigger, and not merely a vesting trigger, for any 409A Award, “Change in Control” means a change in the ownership or effective control of the Trust, or a change in the ownership of a substantial portion of the assets of the Trust, as described in Treas. Reg. Section 1.409A-3(i)(5), but replacing the term “Trust” for the term “corporation” in such regulation.

2.8            “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended, and the rules and regulations promulgated thereunder.
2.9           “Committee” means the Compensation Committee of the Board, or, if the Board so elects, a different committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.1.
2.10      “Disability” means a Participant’s physical or mental condition resulting from any medically determinable physical or mental impairment that renders such Participant incapable of engaging in any substantial gainful employment and that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 365 days.  Notwithstanding the foregoing, a Participant shall not be deemed to be Disabled as a result of any condition that:
(a)        Was contracted, suffered, or incurred while such Participant was engaged in, or resulted from such Participant having engaged in, a felonious activity;
(b)       Resulted from an intentionally self-inflicted injury or an addiction to drugs, alcohol, or substances which are not administered under the direction of a licensed physician as part of a medical treatment plan; or
(c)    Resulted from service in the Armed Forces of the United States for which such Participant received or is receiving a disability benefit or pension from the United States, or from service in the armed forces of any other country irrespective of any disability benefit or pension.
The Disability of a Participant and the date on which a Participant ceases to be employed by reason of Disability shall be determined by the Trust, in accordance with uniform principles consistently applied, on the basis of such evidence as the Committee and the Trust deem necessary and desirable, and its good faith determination shall be conclusive for all purposes of the Plan.  The Committee or the Trust shall have the right to require a Participant to submit to an examination by a physician or physicians and to submit to such reexaminations as the Committee or the Trust shall require in order to make a determination concerning the Participant’s physical or mental condition; provided, however, that a Participant may not be required to undergo a medical examination more often than once each 180 days, nor at any time after the normal date of the Participant’s Retirement.  If any Participant engages in any occupation or employment (except for rehabilitation as determined by the Committee) for remuneration or profit, which activity would be inconsistent with the finding of Disability, or if the Committee, on the recommendation of the Trust, determines on the basis of a medical examination that a Participant no longer has a Disability, or if a Participant refuses to submit to any medical examination properly requested by the Committee or the Trust, then in any such event, the Participant shall be deemed to have recovered from such Disability.  The Committee in its discretion may revise this definition of “Disability” for any grant, except to the extent that the Disability is a payment event under a 409A Award.
2.11      “Dividend Equivalent Right” means a right, granted to a Participant under Section 12 hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

2.12      “Effective Date” means the date that the Plan is approved by the shareholders of the Trust, provided that such date is not more than one year after the approval of the Plan by the Board.
2.13       “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.
2.14        “Fair Market Value” means the value of a Share, determined as follows: if on the Grant Date or other determination date the Shares are listed on an established national or regional share exchange, are admitted to quotation on the New York Stock Exchange (“NYSE”) or are publicly traded on an established securities market, the Fair Market Value of a Share shall be the closing price of the Shares on such exchange or in such market (if there is more than one such exchange or market the Committee shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Shares is reported for such trading day, on the next preceding day on which any sale shall have been reported.  If the Shares are not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Shares as determined by the Committee in good faith; provided that such valuation with respect to any Award that the Trust intends to be a stock right not providing for the deferral of compensation under Treas. Reg. Section 1.409A-1(b)(5)(i) (Non-Qualified Options) shall be determined by the reasonable application of a reasonable valuation method, as described in Treas. Reg Section 1.409A-1(b)(5)(iv)(B).
2.15            “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Participant, any person sharing the Participant’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Participant) control the management of assets, and any other entity in which one or more of these persons (or the Participant) own more than fifty percent of the voting interests.
2.16            “409A Award” means any Award that is treated as a deferral of compensation subject to the requirements of Code Section 409A.
2.17            “Good Reason” shall mean, except as set forth in a separate agreement between the Trust and a Participant, the initial existence of one or more of the following conditions arising without the consent of a Participant within the one-year period following a Change in Control, provided that such Participant provides notice to the Trust of the existence of such condition within 90 days of the initial existence of the condition, the Trust does not remedy the condition within 30 days after receiving notice, and such Participant actually terminates employment with the Trust within 30 days following the Trust’s failure to remedy the condition:
(a)         A material diminution in a Participant’s base salary in effect immediately before the date of the Change in Control or as increased from time to time thereafter;

(b)           A material diminution in a Participant’s authority, duties, or responsibilities;
(c)      A material diminution in the authority, duties, or responsibilities of the supervisor to whom a Participant is required to report, including a requirement that a Participant report to a corporate officer or employee instead of reporting directly to the Board;
(d)           A material diminution in the budget over which a Participant retains authority;
(e)       A material change in the geographic location at which a Participant must perform the services related to his or her position; or
(f)       Any other action or inaction that constitutes a material breach by the Trust of any agreement under which a Participant provides services to the Trust.
2.18        “Grant Date” means the date on which the Committee approves an Award or such later date as may be specified by the Committee.
2.19      “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.
2.20        “Non-Qualified Option” means an Option that is not an Incentive Stock Option.
2.21       “Option” means an option to purchase Shares pursuant to the Plan, which may either be an Incentive Stock Option or a Non-Qualified Option.
2.22        “Option Price” means the exercise price for each Share subject to an Option.
2.23        “Original Effective Date” means April 29, 2019.
2.24       “Other Agreement” shall have the meaning set forth in Section 14 hereof.
2.25     “Outside Trustee” means a member of the Board who is not an officer or employee of the Trust, of RPTI, of RPTLP, or of any of their Affiliates.
2.26        “Participant” means a person who receives or holds an Award under the Plan.
2.27      “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 13) over a performance period of up to 10 years.
2.28      “Plan” means the Amended and Restated RPT Realty 2019 Omnibus Long-Term Incentive Plan.
2.29        “Reorganization” means any reorganization, merger or consolidation of the Trust with one or more other entities which does not constitute a Change in Control.

2.30        “Restricted Share” means a Share awarded to a Participant pursuant to Section 10 hereof.
2.31       “Restricted Share Unit” means a bookkeeping entry representing the equivalent of a Share awarded to a Participant pursuant to Section 10 hereof.
2.32       “Retirement” means termination of Service with consent of the Committee on or after age 62, or any other definition established by the Committee, in its discretion, either in any Award Agreement or in writing after the grant of any Award, provided that the definition of Retirement with respect to the timing of payment (and not merely vesting) of any 409A Award cannot be changed after the Award is granted.
2.33        “RPTI” means RPT Realty, Inc., a Michigan corporation.
2.34        “RPTLP” means RPT Realty, L.P., a Delaware limited partnership.
2.35       “SAR Exercise Price” means the per share exercise price of an SAR granted to a Participant under Section 9 hereof.
2.36       “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.
2.37       “Service” means service as a Service Provider to the Trust, RPTI, RPTLP, or a Subsidiary or Affiliate of any of them. Unless otherwise stated in the applicable Award Agreement, a Participant’s change in position or duties shall not result in interrupted or terminated Service, so long as such Participant continues to be a Service Provider to the Trust, RPTI, RPTLP, or a Subsidiary or Affiliate of any of them.  Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Committee, which determination shall be final, binding and conclusive.  With respect to the timing of payment (and not merely vesting) of any 409A Award, whether a termination of Service shall have occurred shall be determined in accordance with the definition of “Separation from Service” under Treas. Reg. Section 1.409(A)-1(h).
2.38      “Service Provider” means an employee, officer or Trustee of the Trust, RPTI, RPTLP, or a Subsidiary or Affiliate of any of them, or a consultant or adviser providing services to the Trust, RPTI, RPTLP, or a Subsidiary or Affiliate of any of them; provided, however, that Service Providers shall be limited to those individuals or entities to whom the issuance of Shares under the Plan may be registered by the Trust on Form S-8 and who are permitted to participate in an “employee benefit plan” as defined in Rule 405 under the Securities Act.
2.39        “Share” or “Shares” means the common shares of beneficial interest of the Trust.
2.40        “Share Appreciation Right” or “SAR” means a right granted to a Participant under Section 9 hereof.
2.41        “Subsidiary” means any “subsidiary corporation” of the Trust, of RPTI or of RPTLP within the meaning of Section 424(f) of the Code.

2.42    “Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Trust, RPTI, RPTLP, or a Subsidiary or Affiliate of any of them or with which the Trust, RPTI, RPTLP, or a Subsidiary or Affiliate of any of them combines.
2.43      “Ten Percent Shareholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding shares of the Trust, RPTI, RPTLP or any of their Subsidiaries.  In determining share ownership, the attribution rules of Section 424(d) of the Code shall be applied.
2.44      “Termination Date” means the date upon which an Option shall terminate or expire, as set forth in Section 8.3 hereof.
2.45        “Trust” means RPT Realty, a Maryland real estate investment trust.
2.46        “Unrestricted Share Award” means an Award pursuant to Section 11 hereof.
Section 3             ADMINISTRATION OF THE PLAN
3.1          Committee.  The Plan shall be administered by or pursuant to the direction of the Committee. The Committee shall have such powers and authorities related to the administration of the Plan as are consistent with the governing documents of the Trust and applicable law.  The Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Committee deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement.  Subject to the governing documents of the Trust and applicable law, the Committee may delegate all or any portion of its authority under the Plan to a subcommittee of trustees and/or officers of the Trust for the purposes of determining or administering Awards granted to persons who are not then subject to the reporting requirements of Section 16 of the Exchange Act.  The interpretation and construction by the Committee of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.  The Committee shall consist of not less than three (3) members of the Board, which members shall be “Non-Employee Trustees” as defined in Rule 16b-3 under the Exchange Act (or such greater number of members which may be required by said Rule 16b-3) and which members shall qualify as “independent” under any applicable stock exchange rules.
3.2         Terms of Awards.  Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:
(i)	Designate Participants,

(ii)	Determine the type or types of Awards to be made to a Participant,
(iii)	Determine the number of Shares to be subject to an Award,

(iv)        establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the Shares subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options) or to ensure exemption from or compliance with Code Section 409A,
(v)	Prescribe the form of each Award Agreement evidencing an Award, and
(vi)        Amend, modify, or supplement the terms of any outstanding Award.  Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Participant, impair the Participant’s rights under such Award, or subject to the requirements of Code Section 409A any Award that was excluded from Code Section 409A coverage upon grant, and no amendment, modification or supplement of any Award that would be treated as repricing under the rules of the stock exchange or market on which the Shares are listed or quoted shall be made without approval of the Trust’s shareholders.
The Trust may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Participant on account of actions taken by the Participant in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees, tenants or others of the Trust, RPTI, RPTLP, or a Subsidiary or Affiliate of any of them or any confidentiality obligation with respect to the Trust, RPTI, RPTLP, or a Subsidiary or Affiliate of any of them or otherwise in competition with the Trust, RPTI, RPTLP, or a Subsidiary or Affiliate of any of them, to the extent specified in such Award Agreement applicable to the Participant.  Furthermore, unless the Committee provides otherwise in the applicable Award Agreement, the Trust may annul an Award if the Participant is an employee of the Trust, RPTI, RPTLP, or a Subsidiary or Affiliate of any of them and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.
Notwithstanding the foregoing, no amendment or modification may be made to an outstanding Option or SAR which reduces the Option Price or SAR Exercise Price, either by lowering the Option Price or SAR Exercise Price or by canceling the outstanding Option or SAR and granting a replacement or substitute Option or SAR with a lower exercise price, or exchanging any outstanding Option or SAR with cash or other awards, in each case, without the approval of Trust’s shareholders, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 16.
3.3       Deferral Arrangement.  The Committee may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to compliance with the provisions of Section 17, Code Section 409A, in each case, where applicable, and such other rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Share equivalents and restricting deferrals to comply with hardship or unforeseeable emergency distribution rules affecting 401(k) plans and 409A Awards.  Notwithstanding the foregoing, no deferral shall be allowed if the deferral opportunity would violate Code Section 409A.

3.4         No Liability.  No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.
3.5          Book Entry.  Notwithstanding any other provision of this Plan to the contrary, the Trust, RPTI, RPTLP, or a Subsidiary or Affiliate of any of them may elect to satisfy any requirement under this Plan for the delivery of Share certificates through the use of book-entry.
3.6          Minimum Vesting.  Any Award (or portion thereof) other than an Excepted Award (as defined below) shall have a minimum vesting period of one year from the Grant Date (the “Minimum Vesting Period”); provided, however, nothing in this Section 3.6 shall limit the Committee’s authority to accelerate the vesting of Awards, including in cases of Retirement, death, Disability or other termination of employment or a Change in Control or other similar sale or change in control transaction,  Notwithstanding the foregoing, (i) Awards (including any Unrestricted Share Award) with respect to 5% of the total Shares authorized to be issued under the Plan pursuant to Section 4 may have a vesting period of less than the Minimum Vesting Period, (ii) Awards may granted as substitute Awards in replacement of other Awards (or awards previously granted by an entity being acquired (or assets of which are being acquired)) that were scheduled to vest within the Minimum Vesting Period, (iii) annual Awards to Outside Trustees that occur in connection with the Company’s annual meeting of shareholders may vest on the date of the Company’s next annual meeting of shareholders; provided, however, that in no event will the vesting period for any such award be less than 50 weeks and (iv) Awards may be granted in connection with an elective deferral of cash compensation that, absent a deferral election, otherwise would have been paid to the grantee within the Minimum Vesting Period (each such Award, an “Excepted Award”).
Section 4            SHARES SUBJECT TO THE PLAN
Subject to adjustment as provided in Section 16 hereof, the aggregate number of Shares available for issuance under the Plan shall be Five Million One Hundred Thousand (5,100,000) plus the number of Shares that become available under the Predecessor Plan as a result of any the cancellation, forfeiture or expiration of any award or any award settled in cash in lieu of Shares under such Predecessor Plan that occurs after the Original Effective Date. Such Five Million One Hundred Thousand (5,100,000) Shares shall also be the aggregate number of Shares in respect of which Incentive Stock Options may be granted under the Plan.  The aggregate number of Shares available under this Section 4 shall be reduced by one Share for every one Share subject to an Award under this Plan.  Shares issued or to be issued under the Plan shall be authorized but unissued Shares or issued Shares that have been reacquired by the Trust, RPTI, RPTLP, or a Subsidiary or Affiliate of any of them.  If any Shares covered by an Award are not purchased or are forfeited, or if an Award is settled in cash in lieu of Shares or otherwise terminates without delivery of Shares subject thereto, then the number of Shares related to such Award and subject to such forfeiture or termination shall not be counted against the limit set forth above, but shall again be available for making Awards under the Plan.  If an Award (other than a Dividend Equivalent Right) is denominated in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan as provided above.  Notwithstanding the foregoing, the following Shares shall not be available for future grant: (a) Shares tendered or withheld in payment of the exercise price of an Option and (b) Shares withheld by the Trust or otherwise received by the Trust to satisfy tax withholding obligations in connection with an Award.  In addition, all Shares covered by an SAR that were issued under the net settlement or net exercise of such SAR shall be counted against the number Shares available for issuance under the Plan and Shares purchased in the open market using Option proceeds shall not be available for future grant under the Plan.
The Committee shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code or Section 1.409A-1(b)(5)(v)(D) of the Treasury Regulations applies.  The number of Shares reserved pursuant to Section 4 may be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of Shares subject to Awards before and after the substitution.
Section 5           EFFECTIVE DATE, DURATION AND AMENDMENTS
5.1            Effective Date.  The Plan shall be effective as of the Effective Date.
5.2            Term.  The Plan shall terminate automatically ten (10) years after the Effective Date and may be terminated on any earlier date as provided in Section 5.3.  The termination of the Plan shall not affect any Award outstanding on the date of such termination.
5.3        Amendment and Termination of the Plan.  The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Shares as to which Awards have not been made.  An amendment shall be contingent on approval of the Trust’s shareholders to the extent stated by the Board.  An amendment will be contingent on approval of the Trust’s shareholders if the amendment would, except as permitted pursuant to the provisions of Section 16, reduce the Option Price of any previously granted Option or the grant price of any previously granted SAR, cancel any previously granted Options or SARs and grant substitute Options or SARs with a lower Option Price than the canceled Options or a lower grant price than the canceled SARs, or exchange any Options or SARs for cash, other awards, or Options or SARs with an Option Price or grant price that is less than the exercise price of the original Options or SARs.  The Board, in its discretion, may determine to make any amendments to the Plan subject to the approval of the shareholders of the Trust for purposes of complying with the rules of any securities exchange or market system on which the Shares are listed or ensuring that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code. No Awards shall be made after termination of the Plan.  No amendment, suspension or termination of the Plan shall (i) without the consent of the Participant, impair rights or obligations under any Award theretofore awarded under the Plan, nor (ii) accelerate any payment under any 409A Award except as otherwise permitted by the regulations under Section 409A of the Code.
Section 6            AWARD ELIGIBILITY AND LIMITATIONS
6.1       Service Providers and Other Persons.  Subject to this Section 6, Awards may be made under the Plan to: (i) any Service Provider to the Trust, RPTI, RPTLP, or a Subsidiary or Affiliate of any of them, including any Service Provider who is an officer or Trustee of the Trust, RPTI, RPTLP or a Subsidiary or Affiliate of any of them, as the Committee shall determine and designate from time to time, (ii) any Outside Trustee and (iii) any other person or entity whose participation in the Plan is determined to be in the best interests of the Trust by the Committee; provided that no Award may be granted under the Plan to a person or entity unless the issuance of Shares to such person or entity under the Plan may be registered by the Trust on Form S-8 and such person or entity is permitted to participate in an “employee benefit plan” as defined in Rule 405 under the Securities Act.
6.2          Successive Awards and Substitute Awards.  An eligible person may receive more than one Award, subject to such restrictions as are provided herein.  Notwithstanding Sections 8.1 and 9.1, the Option Price of an Option or the grant price of an SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a Share on the date of grant of the Substitute Award provided that the Option Price or grant price is determined in accordance with the principles of Code Section 424 and the regulations thereunder or the principles of Treasury Reg. Section 1.409A-1(b)(5)(v)(D).
Section 7            AWARD AGREEMENT
Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Committee shall from time to time determine.  Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan.  Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-Qualified Options or Incentive Stock Options, and in the absence of such specification such Options shall be deemed Non-Qualified Options.
Section 8            TERMS AND CONDITIONS OF OPTIONS
8.1            Option Price.  The Option Price of each Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option.  The Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a Share; provided, however, that in the event that a Participant is a Ten Percent Shareholder, the Option Price of an Option granted to such Participant that is intended to be an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the Grant Date.
8.2        Vesting.  Subject to Sections 8.3, 8.4, 8.5 and 16.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions (including based on achievement of performance goals and/or future service requirements) as shall be determined by the Committee and stated in the Award Agreement.  For purposes of this Section 8.2, fractional numbers of Shares subject to an Option shall be rounded to the next nearest whole number.
8.3           Term.  Each Option granted under the Plan shall terminate, and all rights to purchase Shares thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option (the “Termination Date”); provided, however, that in the event that the Participant is a Ten Percent Shareholder, an Option granted to such Participant that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

8.4           Termination of Service.  Unless the Committee otherwise provides in an Award Agreement or in a written agreement with the Participant after the Award Agreement is issued, upon the termination of a Participant’s Service, except to the extent that such termination is due to death, Disability, or Retirement, any Option held by such Participant that has not vested shall immediately be deemed forfeited and any otherwise vested Option or unexercised portion thereof shall terminate three (3) months after the date of such termination of Service, but in no event later than the date of expiration of the Option.  If a Participant’s Service is terminated for Cause, the Option or unexercised portion thereof shall terminate as of the date of such termination.  Unless the Committee otherwise provides in an Award Agreement or in a written agreement with the Participant after the Award Agreement is issued, if a Participant’s Service is terminated (i) due to Retirement any Option held by such Participant that has not vested shall immediately be deemed forfeited, subject to the Committee’s discretion to accelerate the vesting of all or part of such Option, and any vested Option or Option that vests upon the Committee’s exercise of its discretion shall continue in accordance with its terms and shall expire upon its normal date of expiration (except that an Incentive Stock Option shall cease to be an Incentive Stock Option upon the expiration of three (3) months from the date of the Participant’s Retirement and thereafter shall be a Non-Qualified Option), (ii) due to Disability, the Option shall become fully vested and shall continue in accordance with its terms and shall expire upon its normal date of expiration (except that an Incentive Stock Option shall cease to be an Incentive Stock Option upon the expiration of twelve (12) months from the termination of the Participant’s service due to Disability and thereafter shall be a Non-Qualified Option) or (iii) due to death, any Option of the deceased Participant shall become fully vested and shall continue in accordance with its terms and shall expire on its normal date of expiration (except that an Incentive Stock Option shall cease to be an Incentive Stock Option upon the expiration of twelve (12) months from the date of the Participant’s death and thereafter shall be a Non-Qualified Option).  Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.
8.5         Limitations on Exercise of Option.  Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, after the occurrence of an event referred to in Section 16 hereof which results in termination of the Option.
8.6        Method of Exercise.  An Option that is exercisable may be exercised by the Participant’s delivery to the Trust of written notice of exercise on any business day, at the Trust’s principal office, on the form specified by the Committee.  Such notice shall specify the number of Shares with respect to which the Option is being exercised and, except to the extent provided in Section 8.12.3 or Section 8.12.4, shall be accompanied by payment in full of the Option Price of the Shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Trust or an Affiliate may, in its judgment, be required to withhold with respect to an Award.  The minimum number of Shares with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 Shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of Shares available for purchase under the Option at the time of exercise.
8.7          Rights of Holders of Options.  A Participant holding or exercising an Option shall have none of the rights of a shareholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject Shares or to direct the voting of the subject

Shares) until the Shares covered thereby are fully paid and issued to the Participant.  Except as provided in Section 16 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.
8.8            Delivery of Share Certificates.  Promptly after the exercise of an Option to purchase Shares by a Participant and the payment in full of the Option Price, unless the Trust shall then have uncertificated Shares, such Participant shall be entitled to the issuance of a Share certificate or certificates evidencing his/her ownership of the Shares purchased upon such exercise.
8.9      Transferability of Options.  Except as provided in Section 8.10, during the lifetime of a Participant, only the Participant (or, in the event of legal incapacity or incompetency, the Participant’s guardian or legal representative) may exercise an Option.  Except as provided in Section 8.10, no Option shall be assignable or transferable by the Participant to whom it is granted, other than by will or the laws of descent and distribution.  Any attempt to transfer an Option in violation of this Plan shall render such Option null and void.
8.10   Family Transfers.  If authorized in the applicable Award Agreement, a Participant may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Members.  For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (i) a gift to a trust for the benefit of the participant and/or one or more Family Members, or (ii) a transfer under a domestic relations order in settlement of marital property rights.  Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer.  Subsequent transfers of transferred Options are prohibited except in accordance with this Section 8.10 or by will or the laws of descent and distribution.  The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Participant, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.
8.11    Limitations on Incentive Stock Options.  An Option shall constitute an Incentive Stock Option only (i) if the Participant granted such Option is an employee of the Trust or any Subsidiary of the Trust; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which all Incentive Stock Options held by such Participant become exercisable for the first time during any calendar year (under the Plan and all other plans of the Participant’s employer and its Affiliates) does not exceed $100,000.  This limitation shall be applied by taking Options into account in the order in which they were granted.  Notwithstanding anything to the contrary contained herein, any Option designated as an Incentive Stock Option that fails to meet the requirements of Code Section 422 shall be a Non-Qualified Option.
8.12        Form of Payment.
8.12.1  General Rule. Payment of the Option Price for the Shares purchased pursuant to the exercise of an Option shall be made in cash or in cash equivalents acceptable to the Trust.

8.12.2  Surrender of Shares. To the extent approved by the Committee in its sole discretion, payment of the Option Price for Shares purchased pursuant to the exercise of an Option may be made all or in part through the tender to the Trust of Shares, which Shares, if acquired from the Trust, shall have been held for at least six months at the time of tender and which shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.
8.12.3  Cashless Exercise. To the extent permitted by law and to the extent permitted by the Committee in its sole discretion, payment of the Option Price for Shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a registered securities broker acceptable to the Trust to sell Shares and to deliver all or part of the sales proceeds to the Trust in payment of the Option Price and any withholding taxes described in Section 18.3.
8.12.4  Other Forms of Payment.  To the extent permitted by the Committee in its sole discretion, payment of the Option Price for Shares purchased pursuant to exercise of an Option may be made in any other form that is consistent with applicable laws, regulations and rules.
Section 9            TERMS AND CONDITIONS OF SHARE APPRECIATION RIGHTS
9.1        Right to Payment and Grant Price.  An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the SAR as determined by the Committee.  The Award Agreement for an SAR shall specify the grant price of the SAR, which shall be at least the Fair Market Value of a Share on the Grant Date.  SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award.
9.2       Other Terms.  The Committee shall determine at the Grant Date or thereafter, the time or times at which and the conditions under which an SAR may be exercised (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions (provided that no SAR shall be exercisable following the tenth anniversary of its Grant Date), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.
9.3           Transferability of SARs.  Unless the Committee otherwise provides in an Award Agreement or any amendment or modification thereof, no SAR may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution.  Further, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.  Any attempt to transfer an SAR in violation of this Plan shall render such SAR null and void.

Section 10      TERMS AND CONDITIONS OF RESTRICTED SHARES AND RESTRICTED SHARE UNITS
10.1    Grant of Restricted Shares or Restricted Share Units.  Awards of Restricted Shares or Restricted Share Units may be made to eligible persons.  Restricted Shares or Restricted Share Units may also be referred to as performance shares or performance share units.  If so indicated in the Award Agreement at the time of grant, a Participant may vest in more than 100% of the number of Restricted Share Units awarded to the Participant.
10.2      Restrictions.  Subject to Section 3.6, at the time an Award of Restricted Shares or Restricted Share Units is made, the Committee may, in its sole discretion, establish a period of time (a “Restricted Period”) applicable to such Restricted Shares or Restricted Share Units, during which a portion of the Shares related to such Award shall become nonforfeitable or vest, on each anniversary of the Grant Date or otherwise, as the Committee may deem appropriate.  Each Award of Restricted Shares or Restricted Share Units may be subject to a different Restricted Period.  The Committee may, in its sole discretion, at the time a grant of Restricted Shares or Restricted Share Units is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual performance conditions, which may be applicable to all or any portion of the Restricted Shares or Restricted Share Units in accordance with Section 13.1 and 13.2.  Neither Restricted Shares nor Restricted Share Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Restricted Shares or Restricted Share Units.  Each Participant may designate a beneficiary upon his or her death for the Restricted Shares or Restricted Share Units awarded to him or her under the Plan.  If a Participant fails to designate a beneficiary, the Participant shall be deemed to have designated his or her estate as his or her beneficiary.  Any attempt to transfer an Award of Restricted Shares or Restricted Share Units in violation of this Plan shall render such Award null and void.
10.3      Restricted Shares Certificates.  Unless the Trust shall then have uncertificated Shares, the Trust shall issue, in the name of each Participant to whom Restricted Shares have been granted, Share certificates representing the total number of Restricted Shares granted to the Participant, as soon as reasonably practicable after the Grant Date.  The Committee may provide in an Award Agreement that either (i) the Trust shall hold such certificates for the Participant’s benefit until such time as the Restricted Shares are forfeited to the Trust or the restrictions lapse, or (ii) such certificates shall be delivered to the Participant, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.
10.4     Rights of Holders of Restricted Shares.  Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Shares shall have the right to vote such Shares and holders of vested Restricted Shares shall have the right to receive any dividends or distributions declared or paid with respect to such Shares.  All distributions, if any, received by a Participant with respect to Restricted Shares as a result of any share split, share dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Award. If any such dividends or distributions are paid in cash, the right to receive such cash payments shall be subject to the same restrictions on transferability as the Restricted Shares with respect to which they are paid, and shall be accumulated during the Restricted Period and paid or forfeited when the Restricted Shares vest or are forfeited. In no event shall any cash dividend or distribution be paid later than 2½ months after the end of the tax year in which the applicable Restricted Period ends.
10.5        Rights of Holders of Restricted Share Units.
10.5.1  Dividend Equivalent Rights.  Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Share Units shall have no rights as shareholders of the Trust including the right to direct the voting of the subject Shares underlying a Restricted Share Unit Award.  A holder of a Restricted Share Units shall not have the right to receive Dividend Equivalent Rights to the extent such Restricted Share Units are not vested.
10.5.2  Creditor’s Rights.  A holder of Restricted Share Units shall have no rights other than those of a general creditor of the Trust.  Restricted Share Units represent an unfunded and unsecured obligation of the Trust, subject to the terms and conditions of the applicable Award Agreement.
10.6      Termination of Service.  Unless the Committee otherwise provides in an Award Agreement or in a written agreement with the Participant after the Award Agreement is issued, upon the termination of a Participant’s Service, any Restricted Shares or Restricted Share Units held by such Participant that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited, except to the extent that such termination is due to death, Disability, or Retirement.  Further, the Award Agreement may specify that the vested portion of the Award shall continue to be subject to the terms of any applicable transfer or other restriction.  Unless the Committee otherwise provides in an Award Agreement or in a written agreement with the Participant after the Award Agreement is issued, if a Participant’s Service is terminated due to (i) death or Disability, any outstanding Award of Restricted Shares or Restricted Share Units shall be fully vested, and the Shares subject to such Awards shall be delivered in accordance with the terms of Section 10.7 below; or (ii) due to Retirement, any outstanding Award of Restricted Shares or Restricted Share Units shall be forfeited, subject to the Committee’s discretion to accelerate all or part of such Award, and the Shares subject to such Awards that are not forfeited shall be delivered in accordance with the terms of Section 10.7 below; provided, however, in the case of any Award relating to Restricted Share Units, the Shares subject to such Award shall be delivered in accordance with their original vesting schedule.  Upon forfeiture of any Restricted Shares or Restricted Share Units, a Participant shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Shares or any right to receive dividends with respect to Restricted Shares or Restricted Share Units.
10.7        Delivery of Shares.  Except as otherwise specified in an Award Agreement with respect to a particular Award of Restricted Shares or unless the Trust shall then have uncertificated Shares, within thirty (30) days of the expiration or termination of the Restricted Period, a certificate or certificates representing all Shares relating to such Award which have not been forfeited shall be delivered to the Participant or to the Participant’s beneficiary or estate, as the case may be.  Except as otherwise specified with respect to a particular Award of Restricted Share Units or unless the Trust shall then have uncertificated Shares, within thirty (30) days of the satisfaction of the vesting criterion applicable to such Award, a certificate or certificates representing all Shares relating to such Award which have vested shall be issued or transferred to the Participant.
Section 11        TERMS AND CONDITIONS OF UNRESTRICTED SHARE AWARDS
The Committee may, in its sole discretion, grant (or sell at such purchase price determined by the Committee) an Unrestricted Share Award to any Participant pursuant to which such Participant may receive Shares free of any restrictions (“Unrestricted Shares”) under the Plan.  Unrestricted Share Awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Participant.
Section 12       TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS
12.1      Dividend Equivalent Rights.  A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the Shares specified in the Dividend Equivalent Right (or other Award to which it relates) if such Shares had been issued to and held by the recipient.  A Dividend Equivalent Right may be granted hereunder to any Participant, provided that any Award of Dividend Equivalent Rights shall comply with, or be exempt from, Code Section 409A.  Dividend Equivalent Rights may not be granted hereunder relating to Shares which are subject to Options or Share Appreciation Rights. Notwithstanding any other provision of the Plan, no dividend or Dividend Equivalent Right shall provide for any crediting or payment on any Award or portion of an Award that is not vested. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award.  Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Committee.  A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, unless such settlement would cause an Award that is otherwise exempt from Code Section 409A to become subject to and not in compliance with Code Section 409A (e.g., in the case of a Non-Qualified Option).  Such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.  A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.
12.2     Termination of Service.  Except as may otherwise be provided by the Committee either in the Award Agreement or in a written agreement with the Participant after the Award Agreement is issued, a Participant’s rights in all Dividend Equivalent Rights shall automatically terminate upon the Participant’s termination of Service for any reason.
Section 13       TERMS AND CONDITIONS OF PERFORMANCE AWARDS
13.1   Performance Conditions.  The right of a Participant to exercise or receive a grant or settlement of any Performance Award, and the timing thereof, may be subject to such corporate or individual performance conditions as may be specified by the Committee.  The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions.
13.2  Performance Awards.  If and to the extent that the Committee determines to grant a Performance Award to a Participant, the grant, exercise and/or settlement of such Performance Award may be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 13.2.
13.2.1  Performance Goals Generally.  The performance goals for such Performance Awards may consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 13.2.  Performance goals may be objective and may require that the level or levels of performance targeted by the Committee result in the achievement of performance goals that are “substantially uncertain.”  The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards.  Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.
13.2.2  Business Criteria.  One or more of the business criteria for the Trust, on a consolidated basis, and/or specified Subsidiaries or business units of the Trust or the Trust (except with respect to the total shareholder return and earnings per share criteria), may be used by the Committee in establishing performance goals for such Performance Awards, including without limitation: (1) total shareholder return (share price appreciation plus dividends), (2) net income, (3) earnings per share, (4) funds from operations, (5) funds from operations per share, (6) return on equity, (7) return on assets, (8) return on invested capital, (9) increase in the market price of Shares or other securities, (10) revenues, (11) net operating income, (12) comparable center net operating income, (13) operating margin (operating income divided by revenues), (14) earnings before interest, taxes, depreciation and amortization (“EBITDA”) or adjusted EBITDA, (15) the performance of the Trust in any one or more of the items mentioned in clauses (1) through (14) in comparison to the average performance of the companies used in a self-constructed peer group for measuring performance under an Award, or (16) the performance of the Trust in any one or more of the items mentioned in clauses (1) through (14) in comparison to a budget or target for measuring performance under an Award.  Business criteria may be measured on an absolute basis or on a relative basis (i.e., performance relative to peer companies) and on a GAAP or non-GAAP basis.
13.2.3  Timing For Establishing Performance Goals.  Performance goals shall be established, in writing, not later than 90 days or such later time as determined by the Committee after the beginning of any performance period applicable to such Performance Awards.
13.2.4  Settlement of Performance Awards; Other Terms.  Settlement of such Performance Awards shall be in cash, Shares, other Awards or other property, in the discretion of the Committee.  The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards.  The Committee shall specify in the Award Agreement the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of Service by the Participant prior to the end of a performance period or settlement of Performance Awards. Notwithstanding the foregoing, unless the Committee otherwise provides in an Award Agreement, if a Participant’s Service is terminated (i) for any reason other than death, Disability or Retirement, any unvested and unearned portion of such Award shall be immediately forfeited; (ii) due to a Participant’s death or Disability, the Award shall be fully vested and settled at the end of the applicable performance period based on and if required by the Committee in its discretion following, certification by the Committee regarding the achievement of the performance goals applicable to such Award; and (iii) due to a Participant’s Retirement, any unvested and unearned portion of such Award shall be immediately forfeited subject to the Committee’s discretion to accelerate the vesting of such Award based on the actual achievement of any applicable performance goals.
13.3   Committee Determinations.  All determinations as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards shall be made by the Committee.
13.4    Dividends or Dividend Equivalent Rights for Performance Awards.  Notwithstanding anything to the foregoing, the right to receive dividends, Dividend Equivalent Rights or distributions with respect to a Performance Award shall only be granted to a Participant if and to the extent that the underlying Award is vested and earned by the Participant.
Section 14        PARACHUTE LIMITATIONS.
Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Participant with the Trust, RPTI, RPTLP, or a Subsidiary or affiliate of any of them, except an agreement, contract, policy or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Participant (including groups or classes of Participants or beneficiaries of which the Participant is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Participant (a “Benefit Arrangement”), if the Participant is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, SAR, Restricted Shares, Restricted Share Units or Performance Award held by that Participant and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested and shall not be settled (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Participant under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Participant under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Participant from the Trust under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Participant without causing any such payment or benefit to be considered a Parachute Payment.  In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Participant under any Other Agreement or any Benefit Arrangement would cause the Participant to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-

tax amount received by the Participant as described in clause (ii) of the preceding sentence those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that are to be reduced or eliminated so as to avoid having the payment or benefit to the Participant under this Plan be deemed to be a Parachute Payment shall be determined in the following order and priority: first, there shall be reduced or eliminated any such right, payment or benefit that is excluded from the coverage of Code Section 409A, and then there shall be reduced or eliminated any right, payment or benefit that is subject to Code Section 409A (with the reduction in rights, payments or benefits subject to Code Section 409A occurring in the reverse chronological order in which such rights, payments or benefits would otherwise be or become vested, exercisable or settled).
Section 15       REQUIREMENTS OF LAW
15.1      General.  The Trust shall not be required to sell, deliver or cause to be issued any Shares under any Award if the sale or issuance of such Shares would constitute a violation by the Participant, any other individual exercising an Option or receiving the benefit of an Award, or the Trust, RPTI and RPTLP of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations.  If at any time the Trust shall determine, in its discretion, that the listing, registration or qualification of any Shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of Shares hereunder, no Shares may be issued or sold to the Participant or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Trust, RPTI and RPTLP, and any delay caused thereby shall in no way affect the date of termination of the Award.  Any determination in this connection by the Trust, RPTI and RPTLP shall be final, binding, and conclusive.  The Trust may, but shall in no event be obligated to, cause to be registered any securities covered hereby pursuant to the Securities Act.  The Trust shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of Shares pursuant to the Plan to comply with any law or regulation of any governmental authority.
15.2       Rule 16b-3.  During any time when the Trust has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Trust that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act.  To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Committee and shall not affect the validity of the Plan.  In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.
Section 16       EFFECT OF CHANGES IN CAPITALIZATION
16.1     Changes in Shares.  If the number of outstanding Shares is increased or decreased or the Shares are changed into or exchanged for a different number or kind of shares or other securities of the Trust on account of any recapitalization, reclassification, share split, reverse split, combination of shares, exchange of shares, share dividend or other distribution payable in capital stock, or other increase or decrease in such Shares effected without receipt of consideration by the Trust, occurring after the Original Effective Date, the number and kinds of Shares for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Trust.  In addition, the number and kind of Shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Participant immediately following such event shall, to the extent practicable, be the same as immediately before such event.  Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to Shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per Share; provided, however, that all adjustments shall be made in compliance with Code Section 409A or Code Section 422, as applicable.  The conversion of any convertible securities of the Trust shall not be treated as an increase in Shares effected without receipt of consideration.  Notwithstanding the foregoing, in the event of any distribution to the Trust’s shareholders of securities of any other entity or other assets (including an extraordinary cash dividend but excluding a non-extraordinary dividend payable in cash or in shares of the Trust) without receipt of consideration by the Trust, the Trust may, in such manner as the Trust deems appropriate, adjust (i) the number and kind of Shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Share Appreciation Rights to reflect such distribution.
16.2        Reorganization.
16.2.1  Trust is the Surviving Entity.  Subject to Section 16.3 hereof, if the Trust shall be the surviving entity in any Reorganization, any then outstanding Option or SAR shall pertain to and apply to the securities to which a holder of the number of Shares subject to such Option or SAR would have been entitled immediately following such Reorganization, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the Shares remaining subject to the Option or SAR immediately prior to such Reorganization; provided, however, that all adjustments shall be made in compliance with Code Section 409A.  Subject to any contrary language in an Award Agreement, any restrictions applicable to such Award shall apply as well to any replacement securities received by the Participant as a result of the Reorganization.  In the event of a Reorganization described in the preceding sentence, any outstanding Restricted Share Units shall be adjusted so as to apply to the securities that a holder of the number of Shares subject to the Restricted Share Units would have been entitled to receive immediately following such transaction; provided, however, that all adjustments shall be made in compliance with Code Section 409A.
16.2.2  Trust is not the Surviving Entity.  Subject to Section 16.3 hereof, if the Trust shall not be the surviving entity in the event of any Reorganization, the Committee in its discretion may provide for the assumption or continuation of any outstanding Options, SARs, Restricted Shares and Restricted Share Units, or for the substitution for such Options, SARs, Restricted Shares and Restricted Share Units of new options, share appreciation rights, restricted shares and restricted shares units relating to the shares of stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common shares) and option and share appreciation right exercise prices, in which event the outstanding Options, SARs, Restricted Shares and Restricted Share Units  shall continue in the manner and under the terms (assumption or substitution) so provided. Appropriate adjustments shall be made in compliance with Code Section 409A, including the provisions of Treas. Reg. Section 1.409A-1(b)(5)(v)(D) regarding substitutions and assumptions of stock rights by reason of a corporate transaction.  Notwithstanding the foregoing, in the event such successor entity (or a parent or subsidiary thereof) refuses to assume or substitute Awards as provided above, pursuant to a Reorganization described in this Section 16.2.2, such nonassumed or nonsubstituted Awards shall have their vesting accelerate as to all Shares subject to such Award, with any Performance Awards being deemed to have vested at their target levels.
16.3       Change in Control.
16.3.1  Accelerated Vesting and Payment. Subject to the provisions of Section 16.3.2 below and except as otherwise provided for in an Award Agreement, in the event of a Change in Control in which the successor/acquirer company does not issue Alternative Awards (as defined below) within the meaning of Section 16.3.2, all outstanding Awards shall immediately become vested, with any Performance Awards being deemed to have vested at their target levels. Notwithstanding anything to the contrary contained in this Section 16.3, the treatment of any 409A Award in connection with a Change in Control shall be governed by Section 17 and the requirements of Code Section 409A.
16.3.2  Alternative Awards. Notwithstanding Section 16.3.1, no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Option, Share Appreciation Right, Restricted Share or Restricted Share Unit if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Award shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an “Alternative Award”), by a Participant’s employer (or the parent or an affiliate of such employer) immediately following the Change in Control; provided that any such Alternative Award must:
(a)         Be based on stock which is traded on an established securities market;
(b)        Provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;
(c)         Have substantially equivalent economic value to such award (determined at the time of the Change in Control in accordance with principles applicable under Section 424 of the Code);
(d)         Have terms and conditions which provide that in the event that a Participant’s Service is involuntarily terminated by the successor employer without Cause or by a Participant for Good Reason, in either case within the one-year period following the Change in Control, all of such Participant’s Option and/or SARs shall be deemed immediately and fully exercisable, the Restricted Period shall lapse as to each of such Participant’s outstanding Restricted Share or Restricted Share Unit Awards, and each such Alternative Award shall be settled for a payment per each share of stock subject to the Alternative Award in cash, in immediately transferable, publicly traded securities or in a combination thereof, in an amount equal to, in the case of an Option or SAR, the excess of the Fair Market Value of such stock on the date of the Participant’s termination of Service over the corresponding exercise or base price per share and, in the case of any Restricted Shares or Restricted Share Unit award, the Fair Market Value of the number of Shares subject or related thereto; and
(e)     Solely with respect to any Performance Awards, be converted into restricted share awards at the target levels, with any new “restricted period” based on the remaining performance period previously applicable to such Performance Awards.
16.3.3  No Amendment. Notwithstanding Section 5.3, the provisions of this Section 16.3 may not be amended in any respect for two years following a Change in Control.
16.4      Adjustments.  Adjustments under this Section 16 related to Shares or other securities of the Trust shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.  No fractional Shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding down to the nearest whole Share.  The Committee shall determine the effect of a Change in Control upon Awards other than Options, SARs, Restricted Shares and Restricted Share Units and such effect shall be set forth in the appropriate Award Agreement.  The Committee may provide in the Award Agreements at the Grant Date, or any time thereafter with the consent of the Participant, for different provisions to apply to an Award in place of those described in Sections 16.1, 16.2 and 16.3.
16.5       No Limitations on Trust.  The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Trust, RPTI, RPTLP, or a Subsidiary or Affiliate of any of them to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.
Section 17       CODE SECTION 409A
17.1     Generally.  This Plan and any Award granted hereunder is intended to comply with, or be exempt from, the provisions of Code Section 409A, and shall be interpreted and administered in a manner consistent with that intention.
17.2      409A Awards.  The provisions of this Section 17 shall apply to any 409A Award or any portion an Award that is or becomes subject to Code Section 409A, notwithstanding any provision to the contrary contained in the Plan or the Award Agreement applicable to such Award.  409A Awards include, without limitation:
17.2.1  Any Non-Qualified Option or SAR that permits the deferral of compensation other than the deferral of recognition of income until the exercise of the Award; and
17.2.2  Any other Award that either (i) provides by its terms for settlement of all or any portion of the Award on one or more dates following the Short-Term Deferral Period (as defined below), or (ii) permits or requires the Participant to elect one or more dates on which the Award will be settled.

Subject to any applicable U.S. Treasury Regulations promulgated pursuant to Code Section 409A or other applicable guidance, the term “Short-Term Deferral Period” means the period ending on the later of (i) the date that is 2 ½ months from the end of the Trust’s fiscal year in which the applicable portion of the Award is no longer subject to a “substantial risk of forfeiture”, or (ii) the date that is 2 ½ months from the end of the Participant’s taxable year in which the applicable portion of the Award is no longer subject to a substantial risk of forfeiture.  For this purpose, the term “substantial risk of forfeiture” shall have the meaning set forth in any applicable U.S. Treasury Regulations promulgated pursuant to Code Section 409A or other applicable guidance.
17.3    Deferral and/or Payment Elections.  Except as otherwise permitted or required by Code Section 409A or any applicable Treasury Regulations promulgated pursuant to Code Section 409A or other applicable guidance, the following rules shall apply to any deferral and/or payment elections (each, an “Election”) that may be permitted or required by the Committee pursuant to a 409A Award:
17.3.1  All Elections must be in writing and specify the amount of the payment in settlement of an Award being deferred, as well as the time and form of payment as permitted by this Plan;
17.3.2  All Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award may be granted to such Participant; provided, however, that if the Award qualifies as “performance-based compensation” for purposes of Code Section 409A and is based on services performed over a period of at least twelve (12) months, then the Election may be made no later than six (6) months prior to the end of such period; and
17.3.3  Elections shall continue in effect until a written election to revoke or change such Election is received by the Trust, except that a written election to revoke or change such Election must be made prior to the last day for making an Election determined in accordance with Section 17.3.2 above or as permitted by Section 17.4.
17.4   Subsequent Elections.  Any 409A Award in respect of which the Committee permits a subsequent Election to delay the payment or change the form of payment in settlement of such Award shall comply with the following requirements:
17.4.1  No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made;
17.4.2  Each subsequent Election related to a payment in settlement of an Award not described in Section 17.5.2, 17.5.3 or 17.5.6 must result in a delay of the payment for a period of not less than five (5) years from the date such payment would otherwise have been made; and
17.4.3  No subsequent Election related to a payment pursuant to Section 17.5.4 shall be made less than twelve (12) months prior to the date of the first scheduled installment relating to such payment.
17.5      Payments Pursuant to Deferral Elections.  No payment in settlement of a 409A Award may commence earlier than:

17.5.1  Separation from service (as determined pursuant to Treasury Regulations or other applicable guidance);
17.5.2  The date the Participant becomes Disabled;
17.5.3  Death;
17.5.4  A specified time (or pursuant to a fixed schedule) that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award, or (ii) specified by the Participant in an Election complying with the requirements of Section 17.3 and/or 17.4, as applicable;
17.5.5  To the extent provided by Treasury Regulations promulgated pursuant to Code Section 409A or other applicable guidance, a change in the ownership or effective control or the Trust or in the ownership of a substantial portion of the assets of the Trust; or
17.5.6  The occurrence of an Unforeseeable Emergency (as defined in Code Section 409A).
Notwithstanding anything else herein to the contrary, to the extent that a Participant is a “Specified Employee” (as determined in accordance with the requirements of Code Section 409A), no payment pursuant to Section 17.5.1 in settlement of a 409A Award may be made before the date which is six (6) months after such Participant’s date of Separation from Service, or, if earlier, the date of the Participant’s death.
17.6       Unforeseeable Emergency.  The Committee shall have the authority to provide in the Award Agreement evidencing any 409A Award for payment in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an Unforeseeable Emergency (as defined in Code Section 409A).  In such event, the amount(s) distributed with respect to such Unforeseeable Emergency cannot exceed the amounts necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of such payment(s), after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, by cancellation of any deferral election previously made by the Participant  or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).  All payments with respect to an Unforeseeable Emergency shall be made in a lump sum as soon as practicable following the Committee’s determination that an Unforeseeable Emergency has occurred.  The occurrence of an Unforeseeable Emergency shall be judged and determined by the Committee.  The Committee’s decision with respect to whether an Unforeseeable Emergency has occurred and the manner in which, if at all, the payment in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.
17.7     No Acceleration of Payments.  Notwithstanding anything to the contrary herein, this Plan does not permit the acceleration of the time or schedule of any payment under this Plan in settlement of a 409A Award, except as permitted by Code Section 409A and/or Treasury Regulations promulgated pursuant to Code Section 409A or other applicable guidance.

Section 18                          GENERAL PROVISIONS
18.1      Disclaimer of Rights.  No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Trust, RPTI, RPTLP, or a Subsidiary or Affiliate of any of them, or to interfere in any way with any contractual or other right or authority of the Trust, RPTI, RPTLP, or a Subsidiary or Affiliate of any of them either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Trust, RPTI, RPTLP, or a Subsidiary or Affiliate of any of them.  In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Participant, so long as such Participant continues to be a Trustee, officer, consultant or employee of the Trust, RPTI, RPTLP, or a Subsidiary or Affiliate of any of them.  The obligation of the Trust to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein.  The Plan shall in no way be interpreted to require the Trust to transfer any amounts to a third party or otherwise hold any amounts in trust or escrow for payment to any Participant or beneficiary under the terms of the Plan.
18.2       Nonexclusivity of the Plan.  Neither the adoption of the Plan nor the submission of the Plan to the Trust’s shareholders for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of options otherwise than under the Plan.
18.3      Withholding Taxes.  The Trust, RPTI, RPTLP, or a Subsidiary or Affiliate of any of them, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Participant (or require a Participant to pay) any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any Shares upon the exercise of an Option or pursuant to an Award.  At the time of such vesting, lapse, or exercise, the Participant shall pay to the Trust, RPTI, RPTLP, or a Subsidiary or Affiliate of any of them, as the case may be, any amount that the Trust, RPTI, RPTLP, or a Subsidiary or Affiliate of any of them may reasonably determine to be necessary to satisfy such withholding obligation.  The Trust may elect to, or may cause RPTI, RPTLP, or a Subsidiary or Affiliate of any of them, to withhold Shares otherwise issuable to the Participant in satisfaction of a Participant’s withholding obligations not to exceed the statutory maximum withholding rate.  Subject to the prior approval of the Trust, which may be withheld by the Trust in its sole discretion, the Participant may elect to satisfy such obligations, in whole or in part, by delivering to the Trust, RPTI, RPTLP, or a Subsidiary or Affiliate of any of them Shares already owned by the Participant, which Shares, if acquired from the Trust, shall have been held for at least six months at the time of tender.  Any Shares so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations not to exceed the statutory maximum withholding rate.  The Fair Market Value of the Shares used to satisfy such withholding obligation shall be determined by the Trust as of the date that the Shares are withheld.  A Participant who is permitted to make and who has made an election pursuant to this Section 18.3 to deliver Shares may satisfy his/her withholding obligation only with Shares that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.
18.4     Captions.  The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.
18.5    Other Provisions.  Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.
18.6      Number and Gender.  With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.
18.7      Severability.  If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.
18.8     Governing Law.  The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of Michigan, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.
18.9   Compensation Recoupment Policy.  Notwithstanding any provision in the Plan, in any Award, or in any employment, consulting or severance agreement with the Trust or any Subsidiary, all Awards under this Plan shall be subject to any compensation recoupment, other compensation recovery, or clawback policy of the Trust that may be applicable to any Participant, as in effect from time to time and as approved by the Committee or the Board.
18.10   Complete Statement of Plan. This document is a complete statement of the Plan.
As adopted by the Board as of March 5, 2021, subject to approval by the shareholders of the Trust as set forth in this Plan.

RPT REALTY 19 W 44TH STREET 10TH FLOOR, SUITE 1002 NEW YORK NEW YORK 10036
VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 27, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/rpt2021

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 27, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D39155-P49747	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RPT REALTY			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Trustees recommends you vote FOR the following:
1.	Election of Trustees		☐	☐	☐
Nominees:
	01) Richard L. Federico	05) David J. Nettina
	02) Arthur H. Goldberg	06) Laurie M. Shahon
	03) Brian L. Harper	07) Andrea M. Weiss
04) Joanna T. Lau
The Board of Trustees recommends you vote FOR proposals 2 and 3:						For	Against	Abstain
2.	Ratification of the appointment of Grant Thornton LLP as the Trust’s independent registered public accounting firm for the year ending December 31, 2021.					☐	☐	☐
3.	Advisory approval of the compensation of the Trust’s named executive officers.					☐	☐	☐
4.	Approval of the Amended and Restated 2019 Omnibus Long-Term Incentive Plan.					☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2021 Proxy Statement and 2020 Annual Report are available at www.proxyvote.com.

D39156-P49747
RPT REALTY ANNUAL MEETING OF SHAREHOLDERS APRIL 28, 2021 9:00 AM THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES
The undersigned shareholder of RPT Realty (the “Trust”) hereby appoints Brian L. Harper and Heather Ohlberg, or either of them, each with full power of substitution, as proxies of the undersigned to vote all common shares of beneficial interest of the Trust which the undersigned is entitled to vote at the 2021 Annual Meeting of Shareholders of the Trust (the “Annual Meeting”) to be held on Wednesday, April 28, 2021, at 9:00 a.m., Eastern time, virtually via the Internet at www.virtualshareholdermeeting.com/rpt2021 and all adjournments or postponements thereof, and to otherwise represent the undersigned at the Annual Meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned revokes any proxy previously given to vote at such meeting. The undersigned hereby instructs said proxies or their substitutes to vote as specified on the reverse side of this card on each of the matters specified and in accordance with their judgment on any other matters which may properly come before the meeting or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted as directed. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.

Continued and to be signed on reverse side